FILED PURSUANT TO RULE 424B3
                                         FILE NUMBER 333-15411

                       CNL AMERICAN PROPERTIES FUND, INC.

                    Supplement No. 3, dated January 21, 1998

                       to Prospectus, dated April 18, 1997


         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 1997. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.


         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of December 31, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after December 31, 1997, will be reported in a subsequent Supplement.


                                  THE OFFERING


         As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. As of December 31, 1997, the Company had received subscription proceeds of $211,173,099 (21,117,310 Shares), including $1,872,648 (187,265 Shares) issued pursuant to the Reinvestment Plan, from 9,214 stockholders in connection with this offering. Net Offering Proceeds to the Company after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Offering Expenses totalled approximately $190,868,000. As of December 31, 1997, the Company had invested or committed for investment approximately $274,720,000 of aggregate net proceeds from the Initial Offering and this offering in 244 Properties, in providing mortgage financing to the tenants of the 44 Properties consisting of land only to purchase the buildings on these Properties and the buildings on two additional properties through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $50,192,000 in Net Offering Proceeds available for investment in Properties and Mortgage Loans. As of December 31, 1997, $9,502,789 of the Net Offering Proceeds from this offering had been incurred as Acquisition Fees to the Advisor.


                              SUBSEQUENT OFFERING


         On October 10, 1997, the Company filed a registration statement with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 34,500,000 shares of common stock in a public offering (the "Subsequent Offering") . Of the 34,500,000 shares of common stock to be offered, 2,000,000 will be available only to stockholders purchasing through the Reinvestment Plan. The price per share and the other terms of the Subsequent Offering, including the percentage of gross proceeds payable to the Managing Dealer for selling commissions and expenses in connection with the offering, payable to the Advisor for acquisition fees and acquisition expenses and reimbursable to the Advisor for offering expenses, will be the same as those for this offering. Net proceeds from the Subsequent Offering will be invested in additional Properties and Mortgage Loans.

                                    BUSINESS

GENERAL


         The Company acquires Properties which are leased on a long-term (generally, 15 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis. With proceeds of this offering, the Company intends to purchase fast-food, family-style, and casual dining restaurant Properties. "Triple-net" means that the tenant will be responsible for repairs, maintenance, property taxes, utilities and insurance. The Properties may consist of land and building, the land underlying the restaurant building with the building owned by the tenant or a third party, and the building only with the land owned by a third party. The Company also provides Mortgage Loans for the purchase of buildings, generally by tenants that lease the underlying land from the Company. To a lesser extent, the Company offers Equipment financing to operators of Restaurant Chains pursuant to which the Company will finance, through direct financing leases or loans, the Equipment (collectively, the "Secured Equipment Leases.")

         As of December 31, 1997, the Company owned 244 Properties. It is anticipated that the Company will acquire a total of 400 to 450 Properties if the maximum number of Shares is sold in this offering (including 260 to 300 Properties to be acquired with the proceeds of this offering).

         The Properties, which typically are freestanding and are located across the United States, are leased to operators of the Restaurant Chains selected by the Advisor and approved by the Board of Directors. Each Property acquisition and Mortgage Loan commitment by the Company is subject to the approval of the Board of Directors. Properties purchased by the Company are leased under arrangements requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property, with automatic rent increases, and/or percentage rent based on gross sales. See "Description of Leases -- Computation of Lease Payments," in the Prospectus.


         The Company invests in Properties of selected Restaurant Chains that are national and regional restaurant chains, primarily fast-food, family-style, and casual dining chains. Fast-food restaurants feature quality food and quick service, which often includes drive-through service, and offer a variety of menu items such as hamburgers, steaks, seafood, chili, pizza, pasta dishes, chicken, hot and cold sandwiches, and salads. Family-style restaurants feature services that generally are associated with full-service restaurants, such as full table service and cooked-to-order food, but at more moderate prices. The casual dining (or dinner house) concept features a variety of popular contemporary foods, full table service, moderate prices, and surroundings that are appealing to families. The casual dining segment of the restaurant industry, like the family-style segment, features services that generally are associated with the full-service restaurant category. According to forecasts appearing in the January 1, 1997 issue of Restaurants and Institutions, it is projected that the casual dining segment of full-service restaurants sales will experience 3.8% real growth in sales this year, with sales predicted to reach $49 billion. The top 15 casual dining chains by sales have a total of 2,977 restaurants throughout the United States.


         The restaurant industry is one of the largest industries in the United States in volume of sales and number of employees (more than 9 million persons) and includes fast-food outlets, cafeterias, lunchrooms, convenience stores, family-style restaurants, casual dining facilities, full-service restaurants, and contract and industrial feeders. By the year 2000, food service sales are expected to exceed $392 billion. Industry publications project that restaurant industry sales will increase from $173.7 billion in 1985 to $335.3 billion in 1998. Restaurant industry sales for 1997 are projected to be $321.3 billion. Nominal growth, which is comprised of real growth and inflationary growth, is estimated to be 4.7% in 1998. Real growth of the restaurant industry in 1997 was 1.7%, and industry analysts currently estimate that the restaurant industry will achieve 1.8% real growth in 1998; however, according to the National Restaurant Association, fast-food restaurants should outpace the industry average for real growth, with a projected 2.1% increase over 1997. Sales in this segment of the restaurant industry are projected to be $105.7 billion for 1998.

         The Company invests in the fast-food, family-style, and casual dining segments of the restaurant industry, the most rapidly growing segments in recent years. According to the National Restaurant Association, 51% of adults eat at a quick-service restaurant and 42% of adults patronize a moderately-priced family restaurant at least once each week. In addition, the National Restaurant Association indicates that Americans spend approximately 43 cents of every food dollar on dining away from home. Surveys published in Restaurant Business indicate that families with children choose quick-service restaurants four out of every five times they dine out. Additionally, according to The Wall Street Journal (May 11, 1992), the average American spends $19,791 on fast-food in a lifetime. Further, according to Nation's Restaurant News, the 100 largest restaurant chains posted an average of 4.59% growth in their systemwide sales figures for 1996. Casual-theme dining concepts are the chains showing the strongest growth. In 1996, the family-style segment experienced sales growth of 3.61% over 1995 figures, and, the casual dining segment experienced systemwide sales growth in 1996 of 12.37%, compared to 12.99% in 1995. Management believes that the Company will have the opportunity to participate in this growth through the ownership of Properties leased to operators of the Restaurant Chains.

         The fast-food, family-style and casual dining segments of the restaurant industry have demonstrated their ability to adapt to changes in consumer preferences, such as health and dietary issues, decreases in the disposable income of consumers and environmental awareness, through various innovative techniques, including special value pricing and promotions, increased advertising, menu changes featuring low-calorie, low-cholesterol menu items, and new packaging and energy conservation techniques.


         The table set forth below provides information with respect to certain Restaurant Chains in which the Company and Affiliates of the Company (consisting of a listed public REIT, 18 public partnerships and 8 private partnerships) have invested, as of September 30, 1997:




                                           AGGREGATE
                  DOLLARS INVESTED BY    PERCENTAGE OF        NUMBER OF
NAME              COMPANY AFFILIATES   DOLLARS INVESTED    PRIOR PROGRAMS

GOLDEN CORRAL       $150,613,000            16.6%                26
BURGER KING          105,659,000            11.7%                25
JACK IN THE BOX       94,041,000            10.4%                15
DENNY'S               91,365,000            10.1%                20
HARDEE'S              58,599,000             6.5%                13
BOSTON MARKET         51,351,000             5.7%                 8
SHONEY'S              37,240,000             4.1%                13
IHOP                  34,165,000             3.8%                 6
LONG JOHN SILVER'S    32,029,000             3.5%                 6
TGI FRIDAY'S          30,228,000             3.3%                 9
WENDY'S               30,011,000             3.3%                16
DARRYL'S              22,296,000             2.5%                 4
CHECKERS              21,263,000             2.3%                 7
PERKINS               16,311,000             1.8%                 9
PIZZA HUT             15,578,000             1.7%                 8
KFC                   14,436,000             1.6%                11
BLACK-EYED PEA        10,602,000             1.2%                 4
POPEYES               10,589,000             1.2%                 9
ARBY'S                10,493,000             1.2%                 6
TACO BELL              7,435,000             0.8%                 8
TUMBLEWEED SOUTHWEST
 MESQUITE GRILL & BAR  6,402,000             0.7%                 1
HOULIHAN'S             4,741,000             0.5%                 1

COMPLETED INVESTMENTS


         As of December 31, 1997, the Company had invested or committed for investment approximately $274,720,000 of the aggregate net proceeds from the Initial Offering and this offering in 244 Properties (179 Properties which consist of land and building, 44 Properties which consist of land only and 21 Properties which consist of building only), in Mortgage Loans to the tenants of the 44 Properties consisting of land only and two additional properties and to pay related Acquisition Fees and Acquisition Expenses. See "Certain Transactions." All of the Properties are owned directly by the Company, except for one Property which is owned through a joint venture arrangement. All of the Properties were acquired since the Company commenced operations on June 1, 1995 and have leases expiring from 9 to 25 years after the date on which each lease commenced.

         The following tables set forth information for the Properties owned by the Company as of December 31, 1997, including the number of Properties by Restaurant Chain and the number of Properties by state.





      RESTAURANT                                  NUMBER OF PROPERTIES
      ----------                                  --------------------
      Applebee's                                             2
      Arby's                                                 8
      Bennigan's                                             1
      Black-eyed Pea                                        18
      Boston Market                                         32
      Burger King                                            9
      Charley's Place                                        2
      Chevy's Fresh Mex                                      4
      `Darryl's                                              15
      Denny's                                                4
      Einstein Bros. Bagels                                  2
      Golden Corral                                         28
      Ground Round                                          13
      Houlihan's                                             3
      IHOP                                                   8
      Jack in the Box                                       29
      Kenny Rogers Roasters                                  1
      KFC                                                    1
      Mr. Fable's                                            1
      On The Border                                          1
      Pizza Hut                                             44
      Popeyes                                                1
      Ruby Tuesday's                                         1
      Ruth's Chris Steakhouse                                1
      Ryan's Family Steak House                              1
      Shoney's                                               3
      T.G.I. Friday's                                        1
      Tumbleweed Southwest Mesquite Grill & Bar              5
      Wendy's                                                5
                                                           ---
           Total                                           244
                                                           ===

      STATE                                       NUMBER OF PROPERTIES
      -----                                       --------------------
      Alabama                                                5
      Arizona                                                8
      California                                            22
      Colorado                                               5
      Connecticut                                            1
      Delaware                                               1
      Florida                                               13
      Georgia                                                2
      Idaho                                                  1
      Illinois                                               5
      Indiana                                                5
      Iowa                                                   4
      Kansas                                                 3
      Kentucky                                               4
      Maryland                                               7
      Michigan                                               8
      Minnesota                                              3
      Missouri                                               7
      Nebraska                                               1
      Nevada                                                 2
      New Jersey                                             2
      New Mexico                                             3
      New York                                               1
      North Carolina                                         9
      Ohio                                                  37
      Oklahoma                                               5
      Oregon                                                 3
      Pennsylvania                                           6
      Tennessee                                             13
      Texas                                                 35
      Utah                                                   1
      Virginia                                               8
      Washington                                             2
      West Virginia                                         10
      Wisconsin                                              2
                                                          -----
           Total                                           244
                                                          =====



PROPERTY ACQUISITIONS


         Between April 3, 1997 and December 31, 1997, the Company acquired 119 Properties, including 104 Properties consisting of land and building, 14 Properties consisting of building only and one Property consisting of land only, with the remaining net offering proceeds of the Initial Offering and the Net Offering Proceeds of this offering. These Properties are six Arby's Properties (one in each of Lexington, Greensboro, Greenville, Jonesville, Kernersville and Kinston, North Carolina), 15 Boston Market Properties (one in each of Liberty, Missouri; Indianapolis, Indiana; Vacaville, California; Lansing Michigan; Newport News, Virginia; Hoover, Alabama; Arvada and Edgewater, Colorado; San Antonio and Stafford, Texas; and Baltimore, Gambrills, Jessup, Riverdale, and Waldorf, Maryland), 13 Black-eyed Pea Properties (one in each of Forestville, Maryland; Wichita, Kansas; Scottsdale, Mesa and Tucson, Arizona; Dallas, Houston, and Waco, Texas; two in Albuquerque, New Mexico; and three in Phoenix, Arizona), 11 Jack in the Box Properties (one in each of Enumclaw, Washington; Florissant, Missouri; Fresno, Woodland , West Sacramento, Folsom and Los Angeles, California; and Bacliff, Corinth, Channelview, and Garland, Texas), two Einstein Bros. Bagels Properties (one in each of Dearborn, Michigan, and Springfield, Virginia), two Shoney's Properties (one in each of Guadalupe, Arizona; and Las Vegas, Nevada), one Pizza Hut Property (in Dover, Ohio), 12 Golden Corral Properties (one in each of

Corpus Christi, Texas; Liberty, Missouri; Mobile, Alabama; Olathe, Kansas; Council Bluffs, Iowa; Enid, Duncan and Muskogee, Oklahoma; Fort Walton Beach and Palatka, Florida; and two in Jacksonville, Florida), eight IHOP Properties (one in each of Stockbridge, Georgia; Elk Grove, California; Loveland, Colorado; Leesburg and Fairfax, Virginia; and Houston, Lake Jackson and Victoria, Texas), one Popeyes Property (in Starke, Florida), one Ruth's Chris Steak House Property (in Tampa, Florida), two Charley's Place Properties (one in each of King of Prussia, Pennsylvania, and McLean, Virginia), 15 Darryl's Properties (one in each of Evansville, Indiana; Louisville, Kentucky; Hampton, Virginia; Winston-Salem, North Carolina; Huntsville, Mobile and Montgomery, Alabama; Knoxville and Nashville, Tennessee; Orlando and Pensacola, Florida; and two in each of Raleigh, North Carolina, and Richmond, Virginia), three Houlihan's Properties (one in each of Bethel Park, Langhorne and Plymouth Meeting, Pennsylvania), one KFC Property (in Putnam, Connecticut), five Tumbleweed Southwest Mesquite Grill & Bar Properties (one in each of Lawrence, Kansas; Cookeville, Hendersonville, Nashville and Murfreesboro, Tennessee), one Ruby Tuesday's Property (in London, Kentucky) , one T.G.I. Friday's Property (in Superstition Springs, Arizona), 13 Ground Round Properties (one in each of Allentown and Reading, Pennsylvania; Colerain and Parma, Ohio; Dubuque and Waterloo, Iowa; Janesville and Wauwatosa, Wisconsin; Gloucester and Ewing, New Jersey; Crystal, Minnesota; Kalamazoo, Michigan; and Nanuet, New York), one On The Border Property (in San Antonio, Texas), one Wendy's Property (in Westlake Village, California), and four Chevy's Fresh Mex Properties (one in each of Beaverton and Lake Oswego, Oregon; Arapahoe, Colorado; and Greenbelt, Maryland). For information regarding the Properties acquired by the Company prior to April 3, 1997, see the Prospectus dated April 18, 1997.


         The Jack in the Box Properties in Folsom and Los Angeles, California, and Florissant, Missouri, were acquired from Affiliates of the Company. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate their acquisition by the Company. The Properties were acquired by the Company for an aggregate purchase price of approximately $3,674,000, representing the cost of the Properties to the Affiliates (including carrying costs).


         In connection with the purchase of the six Arby's Properties, the 15 Boston Market Properties, the two Einstein Bros. Bagels Properties, the 11 Jack in the Box Properties, the two Shoney's Properties, the 12 Golden Corral Properties, the eight IHOP Properties, the Popeyes Property, the Ruth's Chris Steak House Property, the two Charley's Place Properties, the 15 Darryl's Properties, the three Houlihan's Properties, the KFC Property, the Ruby Tuesday's Property, the T.G.I. Friday's Property, the 13 Ground Round Properties, the Wendy's Property, the four Chevy's Fresh Mex Properties, the Black-eyed Pea Property in Mesa, Arizona, and four of the Tumbleweed Southwest Mesquite Grill & Bar Properties in Lawrence, Kansas; Cookeville, Nashville and Murfreesboro, Tennessee, which are land and building, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."


         The purchase prices for the Shoney's Properties in Guadalupe, Arizona; and Las Vegas, Nevada, and the T.G.I. Friday's Property in Superstition Springs, Arizona, include development fees of $49,500, $73,191 and $17,500, respectively, to an Affiliate of the Advisor for services provided in connection with the development of the Properties. The Company considers development fees, to the extent that they are paid to Affiliates, to be Acquisition Fees. Such development fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See the sections of the Prospectus entitled "Management Compensation" and "Business - Site Selection and Acquisition of Properties."

         In connection with the Black-eyed Pea Properties, one of which is located in each of Scottsdale and Tucson, Arizona; and three of which are located in Phoenix, Arizona, all of which are building only, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." In connection with the purchase of the Scottsdale Property, which is to be renovated, the Company has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties
- Construction and Renovation." In connection with these acquisitions, the Company has also entered into landlord estoppel agreements with the landlords of the land and collateral assignments of the ground leases with the lessees in order to provide the Company with certain rights with respect to the land on which the buildings are located.


         In connection with the Tumbleweed Southwest Mesquite Grill & Bar Property in Hendersonville, Tennessee, the On The Border Property in San Antonio, Texas, and the Black-eyed Pea Properties, one of which is located in each of Dallas, Houston, and Waco, Texas; Forestville, Maryland; and Wichita Kansas; and two of which are located in Albuquerque, New Mexico; all of which are building only, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." In connection with the purchase of the Hendersonville Property, which is to be renovated, and the San Antonio Property, which is to be constructed, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation." In connection with these acquisitions, the Company has also entered into tri-party agreements with the lessees and the owners of the land. The tri-party agreements provide that the ground lessees are responsible for all obligations under the ground leases and provide certain rights to the Company relating to the maintenance of its interest in the buildings in the event of a default by the lessees under the terms of the ground leases.


         In connection with the Pizza Hut Property in Dover, Ohio, which is land only, the Company acquired the land and is leasing this parcel to the lessee, Castle Hill Holdings VII, L.L.C. ("Castle Hill"), along with eight Pizza Hut Properties previously acquired, pursuant to a master lease agreement (the "Master Lease Agreement"). Castle Hill has subleased the Pizza Hut Property in Dover, Ohio, along with the eight Pizza Hut Properties previously acquired, to one of its affiliates, Midland Food Services III, L.L.C., which is the operator of the restaurants. The general terms of the Master Lease Agreement are similar to those described in the section of the Prospectus entitled "Business - Description of Property Leases." If the lessee does not exercise its option to purchase the Properties upon termination of the Master Lease Agreement, the sublessee and lessee will surrender possession of the Properties to the Company, together with any improvements on such Properties. The lessee owns the buildings located on the Pizza Hut Property in Dover, Ohio, along with the eight Pizza Hut Properties previously acquired. In addition, the Company provided mortgage financing of $4,200,000 to the lessee, pursuant to a Mortgage Loan evidenced by a master mortgage note (the "Master Mortgage Note") which is collateralized by the building improvements on the Pizza Hut Property in Dover, Ohio, the eight Pizza Hut Properties previously acquired, and two additional Pizza Hut Properties in Wintersville, Ohio, and Weirton, West Virginia, which will not be owned by the Company, as described in the section of the Prospectus entitled "Business - Property Acquisitions."


         The following table sets forth the location of the 119 Properties, including 104 Properties consisting of land and building, 14 Properties consisting of building only and one Property consisting of land only, acquired by the Company, from April 3, 1997 through December 31, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                             PROPERTY ACQUISITIONS

                 From April 3, 1997 through  December 31, 1997




                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------

BOSTON MARKET                     $629,435    04/16/97   04/2012;        10.38% of Total    for each lease    at any time
(the "Arvada #2 Property")        (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Arvada #2 Property is         (3)                                    fifth lease        annual gross
located on the northwest                                                 year and after     sales minus
quadrant of West 55th Avenue                                             every five         (ii) the
and the Wadsworth Bypass, in                                             years              minimum annual
Arvada, Jefferson County,                                                thereafter         rent for such
Colorado, in an area of mixed                                            during the         lease year
retail, commercial, and                                                  lease term
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Arvada #2
Property include an
Applebee's, a Ruby Tuesday, an
IHOP, a Fazoli's, a
McDonald's, and several local
restaurants.

BOSTON MARKET                     $456,801     04/16/97  04/2012;        10.38% of Total    for each lease    at any time
(the "Liberty #1 Property")       (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 5% of   year
The Liberty #1 Property is        (3)                                    fifth lease        annual gross
located at the southeast                                                 year and after     sales minus
corner of the intersection of                                            every five         (ii) the
North Highway 291 and Landmark                                           years              minimum annual
Avenue, in Liberty, Clay                                                 thereafter         rent for such
County, Missouri, in an area                                             during the         lease year
of mixed retail, commercial,                                             lease term
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Liberty #1
Property include a Ponderosa,
a KFC, a Perkins, and a Pizza
Hut.





                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------
EINSTEIN BROS. BAGELS (5)         $422,512     04/16/97  04/2012;        10.38% of Total    for each lease    at any time
(the "Dearborn Property")         (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Dearborn Property is          (3)                                    fifth lease        annual gross
located on the southeast                                                 year and after     sales minus
corner of Telegraph Road and                                             every five         (ii) the
Sheridan Road, in Dearborn,                                              years              minimum annual
Wayne County, Michigan, in an                                            thereafter         rent for such
area of mixed retail,                                                    during the         lease year
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Dearborn Property include a
Boston Market, a Subway
Sandwich Shop, and several
local restaurants.

JACK IN THE BOX (6)               $843,431     04/16/97  04/2015;        $86,452 (7);       for each lease    at any time
(the "Enumclaw Property")         (3)(7)                 four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be renovated                               year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Enumclaw Property is                                                 after every        (ii) the
located at the northwest                                                 five years         minimum annual
corner of the intersection of                                            thereafter         rent for such
Griffin Avenue and Cedar                                                 during the         lease year (8)
Street, in Enumclaw, King                                                lease term
County, Washington, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Enumclaw
Property include a Subway
Sandwich Shop, a Burger King,
a McDonald's, a Pizza Hut, and
a local restaurant.





                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------

SHONEY'S (9)                      $679,095     04/16/97  04/2017; two    11% of Total       for each lease    at any time
(the "Guadalupe Property")        (excluding             five-year       Cost (4);          year, (i) 6% of   after the
Restaurant to be constructed      development            renewal         increases by       annual gross      seventh
                                  costs)                 options         10% after the      sales minus       lease year
The Guadalupe Property is         (3)                                    fifth lease        (ii) the
located within the southeast                                             year and after     minimum annual
quadrant of Interstate 10 and                                            every five         rent for such
Baseline Road, in Guadalupe,                                             years              lease year
Maricopa County, Arizona, in                                             thereafter
an area of mixed retail,                                                 during the
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Guadalupe Property include a
Denny's, a Taco Bell, a KFC, a
Jack in the Box, a Waffle
House, and several local
restaurants.

BLACK-EYED PEA (10)               $769,863     04/17/97  02/2011         $105,450 (7);      None              at any time
(the "Scottsdale Property")       (3)(7)                                 increases to                         after the
Restaurant to be renovated                                               $107,511 during                      fifth lease
                                                                         the eleventh                         year
The Scottsdale Property is                                               through
located within the southeast                                             fourteenth
quadrant of Indian Bend Road                                             lease years
and Pima Road, in Scottsdale,
Maricopa County, Arizona, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Scottsdale Property include a
KFC, a Denny's, an Arby's, a
Taco Bell, a McDonald's, and a
local restaurant.





                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------

PIZZA HUT (11)(12)                $224,378     04/17/97  03/2017; two    $23,560;           None              at any time
(the "Dover Property")                                   ten-year        increases by                         after the
Land only                                                renewal         10% after the                        seventh
                                                         options         fifth and tenth                      lease year
The Dover Property is located                                            lease years and
on the west side of Boulevard                                            12% after the
Street, in Dover, Tuscarawas                                             fifteenth lease
County, Ohio, in an area of                                              year
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Dover
Property include a Taco Bell,
a Long John Silver's, a
Friendly's, and several local
restaurants.

JACK IN THE BOX (6)               $1,049,420   04/29/97  04/2015;        $107,566 (7);      for each lease    at any time
(the "Bacliff Property")            (3)(7)               four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Bacliff Property is                                                  after every        (ii) the
located on the southeast                                                 five years         minimum annual
corner of Texas State Highway                                            thereafter         rent for such
146 and FM 646, in Bacliff,                                              during the         lease year (8)
Galveston County, Texas, in an                                           lease term
area of mixed commercial and
residential development.




                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------

BOSTON MARKET (5)                 $860,790     04/29/97  04/2012;        10.38% of Total    for each lease    at any time
(the "Indianapolis Property")     (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Indianapolis Property is      (3)                                    fifth lease        annual gross
located on the west side of                                              year and after     sales minus
U.S. 31 South, in                                                        every five         (ii) the
Indianapolis, Marion County,                                             years              minimum annual
Indiana, in an area of mixed                                             thereafter         rent for such
retail, commercial, and                                                  during the         lease year
residential development.                                                 lease term
Other fast-food and family-
style restaurants located in
proximity to the Indianapolis
Property include a McDonald's,
a Steak N Shake, a Wendy's,
and several local restaurants.

BOSTON MARKET                     $469,369     04/30/97  04/2012;        10.38% of Total    for each lease    at any time
(the "San Antonio #1              (excluding             five five-      Cost (4);          year after the    after the
Property")                        development            year renewal    increases by       fifth lease       fifth lease
Restaurant to be constructed      costs)                 options         10% after the      year, (i) 4% of   year
                                  (3)                                    fifth lease        annual gross
The San Antonio #1 Property is                                           year and after     sales minus
located at the northwest                                                 every five         (ii) the
corner of Tezel Road and                                                 years              minimum annual
Camino Rosa, in San Antonio,                                             thereafter         rent for such
Bexar County, Texas, in an                                               during the         lease year
area of mixed retail,                                                    lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
San Antonio #1 Property
include a Burger King, a Taco
Bell, and several local
restaurants.




                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------

BOSTON MARKET (5)                 $970,269     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Baltimore Property")        (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Baltimore Property is         (3)                                    fifth lease        annual gross
located on the south side of                                             year and after     sales minus
Security Boulevard and the                                               every five         (ii) the
north side of Whitehead Court,                                           years              minimum annual
in Baltimore, Baltimore                                                  thereafter         rent for such
County, Maryland, in an area                                             during the         lease year
of mixed retail, commercial,                                             lease term
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Baltimore
Property include a Wendy's, a
Red Lobster, a Burger King,
two McDonald's, an IHOP, a
Bennigan's, and several local
restaurants.

BOSTON MARKET (5)                 $854,895     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Gambrills Property")        (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Gambrills Property is         (3)                                    fifth lease        annual gross
located on the south side of                                             year and after     sales minus
Maryland Route 3, south of its                                           every five         (ii) the
intersection with Waugh Chapel                                           years              minimum annual
Road, in Gambrills, Anne                                                 thereafter         rent for such
Arundel County, Maryland, in                                             during the         lease year
an area of mixed retail,                                                 lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Gambrills Property include a
Wendy's, a Taco Bell, a
Popeyes, a Pizza Hut, a KFC,
and a McDonald's.





                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------

BOSTON MARKET (5)                 $909,041     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Jessup Property")           (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Jessup Property is located    (3)                                    fifth lease        annual gross
on the southeast quadrant of                                             year and after     sales minus
U.S. Route 1 and Assateague                                              every five         (ii) the
Drive, in Jessup, Howard                                                 years              minimum annual
County, Maryland, in an area                                             thereafter         rent for such
of mixed retail, commercial,                                             during the         lease year
and residential development.                                             lease term
Other fast-food and family-
style restaurants located in
proximity to the Jessup
Property include a Burger
King, a Subway Sandwich Shop,
and several local restaurants.

BOSTON MARKET                     $451,618     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Lansing Property")          (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 5% of   year
The Lansing Property is           (3)                                    fifth lease        annual gross
located on the northeast side                                            year and after     sales minus
of Cedar Street, north of the                                            every five         (ii) the
intersection of American Road                                            years              minimum annual
and Cedar Street, in Lansing,                                            thereafter         rent for such
Ingham County, Michigan, in an                                           during the         lease year
area of mixed retail,                                                    lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Lansing Property include a
Denny's, a KFC, a Long John
Silver's, a Wendy's, a Bob
Evans, and several local
restaurants.





                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------
BOSTON MARKET (5)                 $629,929     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Riverdale Property")        (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Riverdale Property is         (3)                                    fifth lease        annual gross
located within the southeast                                             year and after     sales minus
corner of the intersection                                               every five         (ii) the
formed by Kenilworth Avenue                                              years              minimum annual
and Patterson Road, in                                                   thereafter         rent for such
Riverdale, Prince George's                                               during the         lease year
County, Maryland, in an area                                             lease term
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Riverdale
Property include a Wendy's, a
McDonald's, and an IHOP.

BOSTON MARKET                     $711,882     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Vacaville Property")        (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Vacaville Property is         (3)                                    fifth lease        annual gross
located on the southeast                                                 year and after     sales minus
corner of Nut Tree Parkway and                                           every five         (ii) the
Helen Power Drive, in                                                    years              minimum annual
Vacaville, Solana County,                                                thereafter         rent for such
California, in an area of                                                during the         lease year
mixed retail, commercial, and                                            lease term
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Vacaville
Property include an Applebee's
and several local restaurants.





                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------


BOSTON MARKET (5)                 $961,255     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Waldorf Property")          (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Waldorf Property is           (3)                                    fifth lease        annual gross
located on the northwest                                                 year and after     sales minus
corner of Crain Highway and                                              every five         (ii) the
Plaza Drive, in Waldorf,                                                 years              minimum annual
Charles County, Maryland, in                                             thereafter         rent for such
an area of mixed retail,                                                 during the         lease year
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Waldorf Property include a
Shoney's, a Red Lobster, a
McDonald's, a Pizzeria Uno, an
Olive Garden, a Kenny Rogers
Roasters, a Taco Bell, a
Burger King, a Checkers, and
several local restaurants.

EINSTEIN BROS. BAGELS (5)         $601,677     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Springfield Property")      (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs)                 options         10% after the      year, (i) 4% of   year
The Springfield Property is       (3)                                    fifth lease        annual gross
located at the southeast                                                 year and after     sales minus
quadrant of the intersection                                             every five         (ii) the
formed by Old Keene Mill Road                                            years              minimum annual
and Rolling Road, in                                                     thereafter         rent for such
Springfield, Fairfax County,                                             during the         lease year
Virginia, in an area of mixed                                            lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Springfield
Property include two
McDonald's and several local
restaurants.





                                                         Lease Expira-
Property Location                Purchase     Date         tion and          Minimum        Percentage         Option
and Competition                  Price (1)   Acquired   Renewal Options  Annual Rent (2)       Rent          To Purchase
-------------------------------  ---------   --------   ---------------  ---------------  ---------------   -------------

GOLDEN CORRAL (13)                $561,270    05/06/97   05/2012;        10.75% of Total    for each lease   during the
(the "Jacksonville #1             (excluding             four five-      Cost (4)           year, 5% of the  first through
Property")                        development            year renewal                       amount by which  seventh lease
Restaurant to be constructed      costs) (3)             options                            annual gross     years and the
                                                                                            sales exceed     tenth through years
The Jacksonville #1 Property                                                                $2,893,405 (8)   fifteenth lease
is located on the southwest                                                                                  only
corner of Merrill Road and
Jane Street, in Jacksonville,
Duval County, Florida, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Jacksonville #1 Property
include a Burger King, a
Hardee's, a Ryan's Family
Steak House, and several local
restaurants.

GOLDEN CORRAL (13)                $558,820    05/21/97   05/2012;        10.75% of Total    for each lease   during the
(the "Corpus Christi              (excluding             four five-      Cost (4)           year, 5% of the  first
Property")                        closing and            year renewal                       amount by which  through
Restaurant to be constructed      development            options                            annual gross     seventh
                                  costs) (3)                                                sales exceed     lease years
The Corpus Christi Property is                                                              $2,708,230 (8)   and the
located on the southwest                                                                                     tenth
corner of South Padre Island                                                                                 through
Drive and Silverberry Drive,                                                                                 fifteenth
in Corpus Christi, Nueces                                                                                    lease years
County, Texas, in an area of                                                                                 only
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Corpus
Christi Property include a
Dairy Queen, a Popeyes Famous
Fried Chicken, a Church's
Fried Chicken, and several
local restaurants.



                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


IHOP (14)                         $1,181,818  05/21/97   05/2017;        $119,659;          for each lease   during the
(the "Leesburg Property")                                three five-     increases by       year, (i) 4% of  eleventh
Existing restaurant                                      year renewal    10% after the      annual gross     lease year
                                                         options         fifth lease        sales minus      and at the
The Leesburg Property is                                                 year and after     (ii) the          end of the
located at the northwest                                                 every five         minimum annual    initial
quadrant of the intersection                                             years              rent for such    lease term
of Highway 15 Bypass and                                                 thereafter         lease year
Edwards Ferry Road, in                                                   during the
Leesburg, Loudon County,                                                 lease term
Virginia, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Leesburg
Property include a Ponderosa
Steak House, a Burger King, a
Taco Bell, a McDonald's, an
Applebee's, a Ruby Tuesday,
and a Domino's Pizza.

POPEYES                           $199,354    05/22/97   05/2017; two    11.50% of Total    for each lease    at any time
(the "Starke Property")           (excluding             five year       Cost (4);          year, (i) 6% of   after the
Restaurant to be constructed      development            renewal         increases by       annual gross      seventh
                                  costs)                 options         10% after the      sales minus       lease year
The Starke Property is located    (3)                                    fifth lease        (ii) the
on the east side of U.S.                                                 year and after     minimum annual
Highway 301, just south of                                               every five         rent for such
Alligator Creek, in Starke,                                              years              lease year
Bradford County, Florida, in                                             thereafter
an area of mixed retail,                                                 during the
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Starke Property include a
Shoney's, a Taco Bell, a
McDonald's, a Captain D's, a
KFC, a Western Steer, a
Checkers, a Burger King, a
Wendy's, and a local
restaurant.




                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

JACK IN THE BOX (6)               $839,981    05/30/97   05/2015;        $86,098 (7);       for each lease    at any time
(the "Fresno Property")           (3)(7)                 four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Fresno Property is located                                           after every        (ii) the
within the northwest corner of                                           five years         minimum annual
the intersection of Golden                                               thereafter         rent for such
State Boulevard and Ashlon                                               during the         lease year (8)
Avenue, in Fresno, Fresno                                                lease term
County, California, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Fresno
Property include a Dairy Queen
and several local restaurants.

JACK IN THE BOX (6)               $955,333    06/05/97   06/2015;        $97,922 (7);       for each lease    at any time
(the "Corinth Property")          (3)(7)                 four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Corinth Property is                                                  after every        (ii) the
located on the northwest                                                 five years         minimum annual
corner of Interstate Highway                                             thereafter         rent for such
35 and FM 2181, in Corinth,                                              during the         lease year (8)
Denton County, Texas, in an                                              lease term
area of mixed retail,
commercial, and residential
development.




                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

RUTH'S CHRIS STEAK HOUSE          $2,000,000  06/05/97   08/2011; two    $175,000;          for each lease    None
(the "Tampa #2 Property")         (excluding             five-year       increases by       year, 6% of
Existing restaurant               closing                renewal         $25,000 after      annual gross
                                  costs)                 options         the fifth lease    sales in excess
The Tampa #2 Property is                                                 year and after     of $3,400,000,
located at the southwest                                                 every five         but less than
corner of Union Street and                                               years              $4,000,000,
North West Shore Boulevard in                                            thereafter         plus 8% of
Tampa, Hillsborough County,                                              during the         annual gross
Florida, in an area of mixed                                             lease term         sales in excess
retail, commercial, and                                                                   of $4,000,000
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Tampa #2
Property include a Steak and
Ale and a local restaurant.

GOLDEN CORRAL (13)                $527,801    06/06/97   06/2012;        10.75% of Total    for each lease    during the
(the "Jacksonville #2             (excluding             four five-      Cost (4)           year, 5% of the   first
Property")                        closing                year renewal                       amount by which   through
Restaurant to be constructed      and                    options                            annual gross      seventh
                                  development                                               sales exceed      lease years
The Jacksonville #2 Property      costs)                                                    $2,920,205 (8)    and the
is located at the northwest       (3)                                                                         tenth
quadrant of the intersection                                                                                  through
of Southside Boulevard and                                                                                    fifteenth
Touchton Road, in                                                                                             lease years
Jacksonville, Duval County,                                                                                   only
Florida, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Jacksonville
#2 Property include a Burger
King.




                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
CHARLEY'S PLACE  (15)             $1,435,865  06/11/97   06/2017; two    $150,766;          for each lease    None
(the "King of Prussia                                    five-year       increases by       year (i) 4.50%
Property")                                               renewal         10% after the      of annual gross
Existing restaurant                                      options         fifth lease        sales minus
                                                                         year and after     (ii) the
The King of Prussia Property                                             every five         minimum annual
is located on the northwest                                              years              rent for such
corner of the intersection of                                            thereafter         lease year
North Gulph Road and Goddard                                             during the
Boulevard in King of Prussia,                                            lease term
Upper Merion Township,
Montgomery County,
Pennsylvania, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the King of
Prussia Property include a
Bennigan's, a Denny's, a
Chili's, a Pizzeria Uno, a TGI
Friday's, a Houlihan's, a
McDonald's, a Burger King, a
Lone Star Steakhouse & Saloon,
and several local restaurants.

CHARLEY'S PLACE (15)              $1,549,822  06/11/97   06/2017; two    $162,731;          for each lease    None
(the "McLean Property")                                  five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The McLean Property is located                                           year and after     (ii) the
within the intersection of                                               every five         minimum annual
Dolly Madison Boulevard and                                              years              rent for such
Old Dominion Drive, in McLean,                                           thereafter         lease year
Fairfax County, Virginia, in                                             during the
an area of mixed retail,                                                 lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
McLean Property include a Roy
Rogers, a McDonald's, a Pizza
Hut, and several local
restaurants



                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

DARRYL'S (15)                     $1,458,656  06/11/97   06/2017; two    $153,159;          for each lease    None
(the "Evansville Property")                              five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Evansville Property is                                               year and after     (ii) the
located on the east side of                                              every five         minimum annual
Green River Road, within the                                             years              rent for such
Eastland Place shopping                                                  thereafter         lease year
center, in Evansville,                                                   during the
Vanderburg County, Indiana, in                                           lease term
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Evansville Property include a
Denny's, a Chili's, a
Grandy's, a Chi Chi's, a
Fazoli's, a Lone Star
Steakhouse & Saloon, an Olive
Garden, a Morrison's
Cafeteria, and several local
restaurants.

DARRYL'S (15)                     $1,203,391  06/11/97   06/2017; two    $126,356;          for each lease    None
(the "Hampton Property")                                 five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Hampton Property is                                                  year and after     (ii) the
located on the east side of                                              every five         minimum annual
Coliseum Drive, north of                                                 years              rent for such
Mercury Boulevard, in Hampton,                                           thereafter         lease year
York County, Virginia, in an                                             during the
area of mixed retail,                                                    lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Hampton Property include a
Boston Market, a Bennigan's, a
Steak and Ale, a Piccadilly
Cafeteria, an Applebee's, a
Burger King, a Pizza Hut, a
KFC, a Chili's, a McDonald's,
a Golden Corral, a Chi Chi's,
a Waffle House, a
Schlotzsky's, a Red Lobster, a
Rally's, an Olive Garden, a
Denny's, and several local
restaurants.






                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

DARRYL'S (15)                     $1,367,490  06/11/97   06/2017; two    $143,586;          for each lease    None
(the "Huntsville Property")                              five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Huntsville Property is                                               year and after     (ii) the
located on the south side of                                             every five         minimum annual
University Drive Northwest,                                              years              rent for such
east of Route 53, in                                                     thereafter         lease year
Huntsville, Madison County,                                              during the
Alabama, in an area of mixed                                             lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Huntsville
Property include a Quincy's, a
Steak and Ale, an Olive
Garden, a McDonald's, a
Wendy's, an Arby's, and
several local restaurants.

DARRYL'S (15)                     $1,231,653  06/11/97   06/2017; two    $129,324;          for each lease    None
(the "Knoxville #2 Property")                            five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Knoxville #2 Property is                                             year and after     (ii) the
located on the northeast side                                            every five         minimum annual
of Merchants Center Boulevard,                                           years              rent for such
north of Merchants Drive, in                                             thereafter         lease year
Knoxville, Knox County,                                                  during the
Tennessee, in an area of mixed                                           lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Knoxville #2
Property include a Red
Lobster, a Bob Evans, a
McDonald's, a Burger King, two
Waffle Houses, a Captain D's,
a Subway Sandwich Shop, a
Cracker Barrel, a Denny's, a
Sonic Drive-In, an Applebee's,
a Ryan's Family Steak House,
and several local restaurants.




                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

DARRYL'S (15)                     $1,481,448  06/11/97   06/2017; two    $155,552;          for each lease    None
(the "Louisville Property")                              five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Louisville Property is                                               year and after     (ii) the
located on the west side of                                              every five         minimum annual
Bardstown Road and the                                                   years              rent for such
southeast side of Gardiner                                               thereafter         lease year
Lane, in Louisville, Jefferson                                           during the
County, Kentucky, in an area                                             lease term
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Louisville
Property include a Boston
Market and a Steak N Shake.

DARRYL'S (15)                     $1,426,748  06/11/97   06/2017; two    $149,809;          for each lease    None
(the "Mobile #1 Property")                               five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Mobile #1 Property is                                                year and after     (ii) the
located on the south side of                                             every five         minimum annual
South Beltline Highway, west                                             years              rent for such
of Airport Boulevard, in                                                 thereafter         lease year
Mobile, Mobile County,                                                   during the
Alabama, in an area of mixed                                             lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Mobile #1
Property include a Denny's, a
Chili's, an Olive Garden, an
Outback Steakhouse, and
several local restaurants.



                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

DARRYL'S (15)                     $1,230,741  06/11/97   06/2017; two      $129,228;          for each lease    None
(the "Montgomery Property")                              five-year         increases by       year (i) 4.50%
Existing restaurant                                      renewal           10% after the      of annual gross
                                                         options           fifth lease        sales minus
The Montgomery Property is                                                 year and after     (ii) the
located on the east side of                                                every five         minimum annual
Eastern Boulevard, north of                                                years              rent for such
Vaughn Road, in Montgomery,                                                thereafter         lease year
Montgomery County, Alabama, in                                             during the
an area of mixed retail,                                                   lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Montgomery Property include an
Olive Garden, a Kenny Rogers
Roasters, a Wendy's, and
several local restaurants.

DARRYL'S (15)                     $1,185,158  06/11/97   06/2017; two        $124,442;          for each lease    None
(the "Nashville #1 Property")                            five-year           increases by       year (i) 4.50%
Existing restaurant                                      renewal             10% after the      of annual gross
                                                         options             fifth lease        sales minus
The Nashville #1 Property is                                                 year and after     (ii) the
located on the west side of                                                  every five         minimum annual
Sidco Drive, in Nashville,                                                   years              rent for such
Davidson County, Tennessee, in                                               thereafter         lease year
an area of mixed retail,                                                     during the
commercial, and residential                                                  lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Nashville #1 Property include
a Cracker Barrel, a Waffle
House, and several local
restaurants.



                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
DARRYL'S (15)                     $2,142,401  06/11/97   06/2017; two        $224,952;          for each lease    None
(the "Orlando Property")                                 five-year           increases by       year (i) 4.50%
Existing restaurant                                      renewal             10% after the      of annual gross
                                                         options             fifth lease        sales minus
The Orlando Property is                                                      year and after     (ii) the
located at the southwest                                                     every five         minimum annual
quadrant of the intersection                                                 years              rent for such
of International Drive and                                                   thereafter         lease year
Jamaican Court, in Orlando,                                                  during the
Orange County, Florida, in an                                                lease term
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Orlando Property include a
Pizzeria Uno, a Golden Corral,
a McDonald's, a Perkins, a
Denny's, and several local
restaurants.

DARRYL'S (15)                     $1,057,526   06/11/97  06/2017; two        $111,040;          for each lease    None
(the "Pensacola Property")                               five-year           increases by       year (i) 4.50%
Existing restaurant                                      renewal             10% after the      of annual gross
                                                         options             fifth lease        sales minus
The Pensacola Property is                                                    year and after     (ii) the
located on the north side of                                                 every five         minimum annual
Plantation Road, west of Davis                                               years              rent for such
Highway, in Pensacola,                                                       thereafter         lease year
Escambia County, Florida, in                                                 during the
an area of mixed retail,                                                     lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Pensacola Property include a
Bennigan's, a Denny's, a
Shoney's, a Steak and Ale, a
Perkins, and a local
restaurant.



                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

DARRYL'S (15)                     $1,276,324   06/11/97  06/2017; two        $134,014;          for each lease    None
(the "Raleigh #1 Property")                              five-year           increases by       year (i) 4.50%
Existing restaurant                                      renewal             10% after the      of annual gross
                                                         options             fifth lease        sales minus
The Raleigh #1 Property is                                                   year and after     (ii) the
located on the west side of                                                  every five         minimum annual
Old Wake Forest Road and the                                                 years              rent for such
north side of Ollie Street, in                                               thereafter         lease year
Raleigh, Wake County, North                                                  during the
Carolina, in an area of mixed                                                lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Raleigh #1
Property include a Pizza Hut,
a Boston Market, a Cooker Bar
& Grille, a Red Lobster, a
Lone Star Steakhouse & Saloon,
a TGI Friday's, and a local
restaurant.

DARRYL'S (15)                     $1,754,946   06/11/97  06/2017; two        $184,269;          for each lease    None
(the "Raleigh #2 Property")                              five-year           increases by       year (i) 4.50%
Existing restaurant                                      renewal             10% after the      of annual gross
                                                         options             fifth lease        sales minus
The Raleigh #2 Property is                                                   year and after     (ii) the
located on the north side of                                                 every five         minimum annual
Glenwood Avenue and the west                                                 years              rent for such
side of Deblyn Avenue, in                                                    thereafter         lease year
Raleigh, Wake County, North                                                  during the
Carolina, in an area of mixed                                                lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Raleigh #2
Property include a Miami Subs,
a Boston Market, a Golden
Corral, a Chili's, a Taco
Bell, and several local
restaurants.




                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
DARRYL'S (15)                     $1,321,907   06/11/97  06/2017; two        $138,800;          for each lease    None
(the "Richmond #1 Property")                             five-year           increases by       year (i) 4.50%
Existing restaurant                                      renewal             10% after the      of annual gross
                                                         options             fifth lease        sales minus
The Richmond #1 Property is                                                  year and after     (ii) the
located on the north side of                                                 every five         minimum annual
Midlothian Turnpike, east of                                                 years              rent for such
Fairwood Drive and west                                                      thereafter         lease year
Providence Road, in Richmond,                                                during the
Chesterfield County, Virginia,                                               lease term
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Richmond #1 Property include a
Fuddrucker's, a Morrison's
Cafeteria, a Golden Corral, a
Bob Evans, a Chili's, a
Friendly's, a Steak and Ale, a
Red Lobster, and several local
restaurants.

DARRYL'S (15)                     $911,660     06/11/97  06/2017; two        $95,724;           for each lease    None
(the "Richmond #2 Property")                             five-year           increases by       year (i) 4.50%
Existing restaurant                                      renewal             10% after the      of annual gross
                                                         options             fifth lease        sales minus
The Richmond #2 Property is                                                  year and after     (ii) the
located on the southwest                                                     every five         minimum annual
quadrant of Starling Drive and                                               years              rent for such
Quioccasin Road, in Richmond,                                                thereafter         lease year
Henrico County, Virginia, in                                                 during the
an area of mixed retail,                                                     lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Richmond #2 Property include
an Arby's, a Boston Market, an
Applebee's, a Hardee's, a
McDonald's, a Subway Sandwich
Shop, a KFC, a Pizza Hut, and
several local restaurants.




                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


DARRYL'S (15)                     $1,185,158   06/11/97  06/2017; two        $124,442;          for each lease    None
(the "Winston-Salem Property")                           five-year           increases by       year (i) 4.50%
Existing restaurant                                      renewal             10% after the      of annual gross
                                                         options             fifth lease        sales minus
The Winston-Salem Property is                                                year and after     (ii) the
located on the north side of                                                 every five         minimum annual
Brownsboro Road and the east                                                 years              rent for such
side of University Parkway, in                                               thereafter         lease year
Winston-Salem, Forsyth County,                                               during the
North Carolina, in an area of                                                lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Winston-Salem
Property include a Golden
Corral, a Bennigan's, an IHOP,
and several local restaurants.

HOULIHAN'S (15)                   $1,367,490   06/11/97  06/2017; two        $143,586;          for each lease    None
(the "Bethel Park Property")                             five-year           increases by       year (i) 4.50%
Existing restaurant                                      renewal             10% after the      of annual gross
                                                         options             fifth lease        sales minus
The Bethel Park Property is                                                  year and after     (ii) the
located at the northeast                                                     every five         minimum annual
corner of the intersection of                                                years              rent for such
Washington Road and Fort Couch                                               thereafter         lease year
Road, in Bethel Park,                                                        during the
Allegheny County,                                                            lease term
Pennsylvania, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Bethel Park
Property include a TGI
Friday's, an Olive Garden, a
Burger King, an Einstein Bros.
Bagels, and a Boston Market.



                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


HOULIHAN'S (15)                   $1,390,282   06/11/97  06/2017; two       $145,980;          for each lease    None
(the "Langhorne Property")                               five-year          increases by       year (i) 4.50%
Existing restaurant                                      renewal            10% after the      of annual gross
                                                         options            fifth lease        sales minus
The Langhorne Property is                                                   year and after     (ii) the
located on the north side of                                                every five         minimum annual
Old Lincoln Highway, in                                                     years              rent for such
Langhorne, Middletown                                                       thereafter         lease year
Township, Burks County,                                                     during the
Pennsylvania, in an area of                                                 lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Langhorne
Property include a Red
Lobster, an Olive Garden, a
Burger King, a Boston Market,
a Pizzeria Uno, a Taco Bell, a
Chi Chi's, a Macaroni Grill,
and several local restaurants.

HOULIHAN'S (15)                   $1,982,861   06/11/97  06/2017; two       $208,200;          for each lease    None
(the "Plymouth Meeting                                   five-year          increases by       year (i) 4.50%
Property")                                               renewal            10% after the      of annual gross
Existing restaurant                                      options            fifth lease        sales minus
                                                                            year and after     (ii) the
The Plymouth Meeting Property                                               every five         minimum annual
is located at the northwest                                                 years              rent for such
quadrant of the intersection                                                thereafter         lease year
of West Germantown Pike and                                                 during the
Hickory Road, in Plymouth                                                   lease term
Meeting, Montgomery County,
Pennsylvania, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Plymouth
Meeting Property include a
Friendly's, and several local
restaurants.



                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


GOLDEN CORRAL (13)                $355,340    06/17/97   06/2012;        10.75% of Total    for each lease    during the
(the "Enid Property")             (excluding             four five-      Cost (4)           year, 5% of the   first
Restaurant to be constructed      development            year renewal                       amount by which   through
                                  costs) (3)             options                            annual gross      seventh
The Enid Property is located                                                                sales exceed      lease years
on the southeast corner of                                                                  $2,034,928 (8)    and the
West Garriott Road and West                                                                                   tenth
Brow Road, in Enid, Garfield                                                                                  through
County, Oklahoma, in an area                                                                                  fifteenth
of mixed retail, commercial,                                                                                  lease years
and residential development.                                                                                  only
Other fast-food and family-
style restaurants located in
proximity to the Enid Property
include an Applebee's, a Red
Lobster, a Grandy's, and
several local restaurants.

IHOP (14)                         $1,709,091  06/18/97   06/2017;        $173,045;          for each lease    during the
(the "Fairfax Property")                                 three five-     increases by       year, (i) 4% of   eleventh
Existing restaurant                                      year renewal    10% after the      annual gross      lease year
                                                         options         fifth lease        sales minus       and at the
The Fairfax Property is                                                  year and after     (ii) the          end of the
located at the southeast                                                 every five         minimum annual    initial
corner of the intersection of                                            years              rent for such     lease term
Lee Highway and Blake Lane, in                                           thereafter         lease year
Fairfax, Fairfax County,                                                 during the
Virginia, in an area of mixed                                            lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Fairfax
Property include a McDonald's,
a Ruby Tuesday, a Subway
Sandwich Shop, and several
local restaurants.



                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

GOLDEN CORRAL (13)                $397,339    06/19/97   06/2012;        10.75% of Total    for each lease    during the
(the "Liberty #2 Property")       (excluding             four five-      Cost (4)           year, 5% of the   first
Restaurant to be constructed      development            year renewal                       amount by which   through
                                  costs) (3)             options                            annual gross      seventh
The Liberty #2 Property is                                                                  sales exceed      lease years
located within the southwest                                                                $2,349,786 (8)    and the
quadrant of North Church Road                                                                                 tenth
and State Route 152, in                                                                                       through
Liberty, Clay County,                                                                                         fifteenth
Missouri, in an area of mixed                                                                                 lease years
retail, commercial, and                                                                                       only
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Liberty #2
Property include an
Applebee's, a Cracker Barrel,
a McDonald's, and a local
restaurant.

BOSTON MARKET (5)                 $1,077,979  07/02/97   07/2012;        $111,894;          for each lease    at any time
(the "Stafford Property")                                five five-      increases by       year after the    after the
Existing restaurant                                      year renewal    10% after the      fifth lease       fifth lease
                                                         options         fifth lease        year, (i) 4% of   year
The Stafford Property is                                                 year and after     annual gross
located at the southwest                                                 every five         sales minus
quadrant of the intersection                                             years              (ii) the
of Southwest Freeway and                                                 thereafter         minimum annual
Airport Boulevard, in                                                    during the         rent for such
Stafford, Fort Bend County,                                              lease term         lease year
Texas, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Stafford
Property include a Captain
D's, a Jack in the Box, a Taco
Bell, a Macaroni Grill, a
Chuck E. Cheese, and several
local restaurants.



                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

JACK IN THE BOX (6)               $1,008,970  07/02/97   07/2015;        $103,419 (7);      for each lease    at any time
(the "Channelview Property")      (3)(7)                 four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Channelview Property is                                              after every        (ii) the
located on the northeast                                                 five years         minimum annual
corner of Interstate Highway                                             thereafter         rent for such
10 and Magnolia Avenue, in                                               during the         lease year (8)
Channelview, Harris County,                                              lease term
Texas, in an area of mixed
retail, commercial, and
residential development.

JACK IN THE BOX (6)               $936,119    07/02/97   07/2015;        $95,952 (7);       for each lease    at any time
(the "Garland Property")          (3)(7)                 four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Garland Property is                                                  after every        (ii) the
located on the northeast                                                 five years         minimum annual
quadrant of the intersection                                             thereafter         rent for such
of Interstate 30 and Roan                                                during the         lease year (8)
Road, in Garland, Dallas                                                 lease term
County, Texas, in an area of
mixed retail, commercial, and
residential development.

KFC                               $794,700    07/02/97   05/2022;        $89,960;           None              None
(the "Putnam Property")                                  four five-      increases by
Existing restaurant                                      year renewal    10% after the
                                                         options         fifth lease
The Putnam Property is located                                           year and after
on the east side of the                                                  every five
entrance drive to the Putnam                                             years
Parkade shopping center, in                                              thereafter
Putnam, Windham County,                                                  during the
Connecticut, in an area of                                               lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Putnam
Property include a McDonald's,
a Wendy's, a Dunkin Donuts,
and a Subway Sandwich Shop.






                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

ARBY'S (16)                       $742,536    07/15/97   07/2017; two    $74,254;           for each lease    during the
(the "Lexington Property")                               five-year       increases by       year, (i) 4% of   seventh and
Existing restaurant                                      renewal         4.14% after the    annual gross      tenth lease
                                                         options         third lease        sales minus       years only
The Lexington Property is                                                year and after     (ii) the
located on the east side of                                              every three        minimum annual
Cotton Grove Road, north of                                              years              rent for such
Interstate 85, in Lexington,                                             thereafter         lease year
Davidson County, North                                                   during the
Carolina, in an area of mixed                                            lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Lexington
Property include a Burger
King, a Taco Bell, and a
Cracker Barrel.

BOSTON MARKET (5)                 $1,011,492  07/16/97   07/2012;        $104,993;          for each lease    at any time
(the "Newport News Property")                            five five-      increases by       year after the    after the
Existing restaurant                                      year renewal    10% after the      fifth lease       fifth lease
                                                         options         fifth lease        year, (i) 4% of   year
The Newport News Property is                                             year and after     annual gross
located on the southwest                                                 every five         sales minus
corner of the intersection of                                            years              (ii) the
Warwick Boulevard and Prince                                             thereafter         minimum annual
Drew Road, in Newport News,                                              during the         rent for such
Virginia, in an area of mixed                                            lease term         lease year
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity, to the Newport News
Property include a Pizza Hut,
a McDonald's, a Hardee's, and
a local restaurant.





                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

IHOP (14)                         $1,424,283  07/16/97   07/2017;        $144,209;          for each lease    during the
(the "Houston #6 Property")                              three five-     increases by       year, (i) 4% of   eleventh
Existing restaurant                                      year renewal    10% after the      annual gross      lease year
                                                         options         fifth lease        sales minus       and at the
The Houston #6 Property is                                               year and after     (ii) the          end of  the
located at the southwest                                                 every five         minimum annual    initial
quadrant of the intersection                                             years              rent for such     lease term
of FM 1960 and U.S. Highway                                              thereafter         lease year
290, in Houston, Harris                                                  during the
County, Texas, in an area of                                             lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Houston #6
Property include a Kettle's, a
Pizza Inn, a Denny's, a
McDonald's, and a Burger King.

IHOP (14)                         $1,397,047  07/16/97   07/2017;        $141,451;          for each lease    during the
(the "Stockbridge Property")                             three five-     increases by       year, (i) 4% of   eleventh
Existing restaurant                                      year renewal    10% after the      annual gross      lease year
                                                         options         fifth lease        sales minus       and at the
The Stockbridge Property is                                              year and after     (ii) the          end of the
located on the north side of                                             every five         minimum annual    initial
Stockbridge Road, west of                                                years              rent for such     lease term
Interstate 675, in                                                       thereafter         lease year
Stockbridge, Clayton County,                                             during the
Georgia, in an area of mixed                                             lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Stockbridge
Property include a Chick-Fil-
A, an Applebee's, a
McDonald's, a Wendy's, a Long
John Silver's, and several
local restaurants.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
JACK IN THE BOX  (6)              $963,592    07/16/97   07/2015;        $98,768 (7);       for each lease    at any time
(the "Woodland Property")         (3)(7)                 four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Woodland Property is                                                 after every        (ii) the
located on the southeast                                                 five years         minimum annual
corner of East Main Street and                                           thereafter         rent for such
County Road 102, in Woodland,                                            during the         lease year (8)
Yolo County, California, in an                                           lease term
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Woodland Property include a
Wendy's, a Taco Bell, a Burger
King, a Denny's, a McDonald's,
and a local restaurant.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
JACK IN THE BOX  (6)              $1,073,031  07/21/97   07/2015;        $109,986 (7);      for each lease    at any time
(the "West Sacramento             (3)(7)                 four five-      increases by 8%    year, (i) 5% of   after the
Property")                                               year renewal    after the fifth    annual gross      seventh
Restaurant to be constructed                             options         lease year and     sales minus       lease year
                                                                         after every        (ii) the
The West Sacramento Property                                             five years         minimum annual
is located on the southeast                                              thereafter         rent for such
corner of Sheperd Court and                                              during the         lease year (8)
Stillwater Road, in West                                                 lease term
Sacramento, Yolo County,
California, in an area of
mixed retail, commercial, and
residential development.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
TUMBLEWEED SOUTHWEST MESQUITE     $1,471,963  08/01/97   07/2017; two    $161,916 (18);     for each lease    at any time
  GRILL & BAR (17)                (3)(18)                five-year       increases by       year, (i) 5% of   after the
(the "Cookeville Property")                              renewal         10% after the      annual gross      seventh
Restaurant to be renovated                               options         fifth lease        sales minus       lease year
                                                                         year and after     (ii) the
The Cookeville Property is                                               every five         minimum annual
located on the                                                           years              rent for such
northeast corner of the                                                  thereafter         lease year
intersection of South                                                    during the
Jefferson Avenue and Neal                                                lease term
Lane, in Cookeville, Putnam
County, Tennessee, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Cookeville
Property include a Pizza Hut,
an Arby's, a Wendy's, a
Captain D's, a Shoney's, a
Burger King, a McDonald's, a
Long John Silver's, a
Ponderosa Steak House, a
Cracker Barrel, a Taco Bell, a
Schlotzsky's, a Subway
Sandwich Shop, a Quincy's, a
Ryan's Family Steak House, and
a local restaurant.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

TUMBLEWEED SOUTHWEST MESQUITE     $747,664    08/01/97   07/2017; two    $100,935 (18);     for each lease    at any time
  GRILL & BAR (17)(19)            (3)(18)                five-year       increases by       year, (i) 5% of   after the
(the "Hendersonville                                     renewal         10% after the      annual gross      seventh
Property")                                               options         fifth lease        sales minus       lease year
Restaurant to be renovated                                               year and after     (ii) the
                                                                         every five         minimum annual
The Hendersonville Property is                                           years              rent for such
located on the northeast                                                 thereafter         lease year
quadrant of the intersection                                             during the
of East Main Street and                                                  lease term
Cherokee Road North, in
Hendersonville, Sumner County,
Tennessee, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the
Hendersonville Property
include a Boston Market, a
Wendy's, a Subway Sandwich
Shop, a Shoney's, an
Applebee's, a Pizza Hut, a
Burger King, and a local
restaurant.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

TUMBLEWEED SOUTHWEST MESQUITE     $1,448,598  08/01/97   07/2017; two    $159,346 (18);     for each lease    at any time
  GRILL & BAR (17)                (3)(18)                five-year       increases by       year, (i) 5% of   after the
(the "Lawrence  Property")                               renewal         10% after the      annual gross      seventh
Restaurant to be renovated                               options         fifth lease        sales minus       lease year
                                                                         year and after     (ii) the
The Lawrence Property is                                                 every five         minimum annual
located on the                                                           years              rent for such
east side of Iowa Street                                                 thereafter         lease year
between West 24th Street and                                             during the
West 25th Street, in Lawrence,                                           lease term
Douglas County, Kansas, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Lawrence Property include an
Applebee's, a Chili's, and
several local restaurants.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

TUMBLEWEED SOUTHWEST MESQUITE     $1,308,411  08/01/97   07/2017; two    $143,925 (18);     for each lease    at any time
  GRILL & BAR (17)                (3)(18)                five-year       increases by       year, (i) 5% of   after the
(the "Nashville #2 Property")                            renewal         10% after the      annual gross      seventh
Restaurant to be renovated                               options         fifth lease        sales minus       lease year
                                                                         year and after     (ii) the
The Nashville #2 Property is                                             every five         minimum annual
located on the west side of                                              years              rent for such
Nolensville Road, in                                                     thereafter         lease year
Nashville, Davidson County,                                              during the
Tennessee, in an area of mixed                                           lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Nashville #2
Property include a McDonald's,
a Papa John's Pizza, a Pizza
Hut, and several local
restaurants.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
ARBY'S (16)                       $727,273    08/04/97   08/2017; two    $72,727;           for each lease    at any time
(the "Greensboro Property")                              five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                      renewal         4.14% after the    annual gross      seventh
                                                         options         third lease        sales minus       lease year
The Greensboro Property is                                               year and after     (ii) the
located on the northeast                                                 every three        minimum annual
corner of the intersection of                                            years              rent for such
South Regional Boulevard and                                             thereafter         lease year
Boeing Drive, in Greensboro,                                             during the
Guilford County, North                                                   lease term
Carolina, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Greensboro
Property include a Wendy's, a
Hardee's, a McDonald's, a
Shoney's, a Subway Sandwich
Shop, and a local restaurant.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

ARBY'S (16)                       $727,273    08/04/97   08/2017; two    $72,727;           for each lease    at any time
(the "Greenville Property")                              five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                      renewal         4.14% after the    annual gross      seventh
                                                         options         third lease        sales minus       lease year
The Greenville Property is                                               year and after     (ii) the
located on the north side of                                             every three        minimum annual
Greenville Boulevard, south of                                           years              rent for such
the Wal-Mart Super Center, in                                            thereafter         lease year
Greenville, Pitt County, North                                           during the
Carolina, in an area of mixed                                            lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Greenville
Property include a Perkins, a
McDonald's, an Applebee's, and
a Boston Market.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

ARBY'S (16)                       $727,273    08/04/97   08/2017; two    $72,727;           for each lease    at any time
(the "Jonesville Property")                              five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                      renewal         4.14% after the    annual gross      seventh
                                                         options         third lease        sales minus       lease year
The Jonesville Property is                                               year and after     (ii) the
located on the south side of                                             every three        minimum annual
State Highway 67, east of                                                years              rent for such
Interstate 77, in Jonesville,                                            thereafter         lease year
Yadkin County, North Carolina,                                           during the
in an area of mixed retail,                                              lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Jonesville Property include a
Cracker Barrel, a McDonald's,
a Wendy's, a Shoney's, and
several local restaurants.

ARBY'S (16)                       $650,000    08/04/97   08/2017; two    $65,000;           for each lease    at any time
(the "Kernersville Property")                            five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                      renewal         4.14% after the    annual gross      seventh
                                                         options         third lease        sales minus       lease year
The Kernersville Property is                                             year and after     (ii) the
located on the south side of                                             every three        minimum annual
South Main Street, west of                                               years              rent for such
Interstate 40, in                                                        thereafter         lease year
Kernersville, Forsyth County,                                            during the
North Carolina, in an area of                                            lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Kernersville
Property include a Taco Bell,
and several local restaurants.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

ARBY'S (16)                       $713,636    08/04/97   08/2017; two    $71,364;           for each lease    at any time
(the "Kinston Property")                                 five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                      renewal         4.14% after the    annual gross      seventh
                                                         options         third lease        sales minus       lease year
The Kinston Property is                                                  year and after     (ii) the
located on the north side of                                             every three        minimum annual
West New Bern Road, west of US                                           years              rent for such
Highway 258, in Kinston,                                                 thereafter         lease year
Lenoir County, North Carolina,                                           during the
in an area of mixed retail,                                              lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Kinston Property include a
Subway Sandwich Shop, a
Hardee's, a Golden Corral, and
several local restaurants.

TUMBLEWEED SOUTHWEST MESQUITE     $1,425,234  08/05/97   08/2017; two    $156,776 (18);     for each lease    at any time
  GRILL & BAR (17)                (3)(18)                five-year       increases by       year, (i) 5% of   after the
(the "Murfreesboro Property")                            renewal         10% after the      annual gross      seventh
Restaurant to be renovated                               options         fifth lease        sales minus       lease year
                                                                         year and after     (ii) the
The Murfreesboro Property is                                             every five         minimum annual
located on the southeast                                                 years              rent for such
corner of the intersection of                                            thereafter         lease year
Northwest Broad Street and                                               during the
South Front Street, in                                                   lease term
Murfreesboro, Rutherford
County, Tennessee, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Murfreesboro
Property include a Shoney's, a
Captain D's, a Burger King, a
KFC, a McDonald's, a Subway
Sandwich Shop, and a local
restaurant.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

BOSTON MARKET (5)                 $904,691    08/19/97   08/2012;        $93,907;           for each lease    at any time
(the "Edgewater Property")                               five five-      increases by       year after the    after the
Existing restaurant                                      year renewal    10% after the      fifth lease       fifth lease
                                                         options         fifth lease        year,  (i) 4%     year
The Edgewater Property is                                                year and after     of annual gross
located within the Market                                                every five         sales minus
Place Shopping Center on the                                             years              (ii) the
west side of Sheridan                                                    thereafter         minimum annual
Boulevard, in Edgewater,                                                 during the         rent for such
Jefferson County, Colorado, in                                           lease term         lease year
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Edgewater Property include a
Taco Bell, a Fazoli's, an A&W,
a McDonald's, and several
local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
GOLDEN CORRAL (13)                $168,813    08/19/97   08/2012;        10.75% of Total    for each lease    during the
(the "Duncan Property")           (excluding             four five-      Cost (4)           year, 5% of the   first
Restaurant to be constructed      development            year renewal                       amount by which   through
                                  costs) (3)             options                            annual gross      seventh
The Duncan Property is located                                                               sales exceed      lease years
on the west side of U.S.                                                                 $1,956,403 (8)    and the
Highway 81, south of State                                                                                    tenth
Road 7, in Duncan, Stephens                                                                                   through
County, Oklahoma, in an area                                                                                  fifteenth
of mixed retail, commercial,                                                                                  lease years
and residential development.                                                                                  only
Other fast-food and family-
style restaurants located in
proximity to the Duncan
Property include a McDonald's,
an Arby's, a Pizza Hut, and
several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

GOLDEN CORRAL (13)                $570,497    08/19/97   08/2012;        10.75% of Total    for each lease    during the
(the "Fort Walton Beach           (excluding             four five-      Cost (4)           year, 5% of the   first
Property")                        closing and            year renewal                       amount by which   through
Restaurant to be constructed      development            options                            annual gross      seventh
                                  costs) (3)                                                  sales exceed      lease years
The Fort Walton Beach Property                                                           $2,764,503 (8)    and the
is located on the southeast                                                                                   tenth
corner of Mary Esther                                                                                         through
Boulevard south of Beal                                                                                       fifteenth
Parkway, in Fort Walton Beach,                                                                                lease years
Okaloosa  County, Florida, in                                                                                 only
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Fort Walton Beach Property
include an Applebee's, a
Burger King, a Chili's, a
Blimpie's, a Fazoli's, a
Krystal Burger, a McDonald's,
a Hardee's, a Wendy's, and a
Sonic Drive-in.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
RUBY TUESDAY'S                    $1,123,720  08/19/97   08/2017; two    $123,609 (7);      for each lease    at any time
(the "London Property")           (3)(7)                 five-year       increases by       year, (i) 6% of   after the
Restaurant to be renovated                               renewal         10% after the      annual gross      seventh
                                                         options         fifth lease        sales minus       lease year
The London Property is located                                           year and after     (ii) the
on the east side of Interstate                                           every five         minimum annual
75, on the south side of                                                 years              rent for such
Highway 192 and Park South                                               thereafter         lease year
Road, in London, Laurel                                                  during the
County, Kentucky, in an area                                             lease term
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the London
Property include an Arby's, a
Hardee's, a Fazoli's, a
Frisch's Big Boy, a Krystal
Burger, a Burger King, a
Ponderosa Steak House, a Taco
Bell, a Captain D's, and
several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

IHOP (14)                         $1,540,356  08/20/97   08/2017;        $155,961;          for each lease    during the
(the "Elk Grove Property")        (excluding             three five-     increases by       year,  (i) 4%     eleventh
Existing restaurant               closing                year renewal    10% after the      of annual gross   lease year
                                  costs)                 options         fifth lease        sales minus       and at the
The Elk Grove Property is                                                year and after     (ii) the          end of the
located on the south side of                                             every five         minimum annual    initial
East Stockton Boulevard, just                                            years              rent for such     lease term
north of Bond Boulevard and                                              thereafter         lease year
east of Route 99, in Elk                                                 during the
Grove, Sacramento County,                                                lease term
California, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Elk Grove
Property include a Taco Bell,
an Applebee's, a McDonald's,
and several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
IHOP (14)                         $1,196,060   08/20/97  08/2017;        $121,101;          for each lease    during the
(the "Lake Jackson Property")     (excluding             three  five-    increases by       year, (i) 4% of   eleventh
Existing restaurant               closing                year renewal    10% after the      annual gross      lease year
                                  costs)                 options         fifth lease        sales minus       and at the
The Lake Jackson Property is                                             year and after     (ii) the          end of the
located on the west side of                                              every five         minimum annual    initial
State Highway 332, in Lake                                               years              rent for such     lease term
Jackson, Brazoria County,                                                thereafter         lease year
Texas, in an area of mixed                                               during the
retail, commercial, and                                                  lease term
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Lake Jackson
Property include a Boston
Market, a Ryan's Family Steak
House, a Pizza Hut, a Burger
King, a Red Lobster, a
Whataburger, a McDonald's, a
Taco Bell, a Chick-Fil-A, and
several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


IHOP (14)                         $1,376,767  08/20/97   08/2017;        $139,398;          for each lease    during the
(the "Loveland Property")         (excluding             three five-     increases by       year,  (i) 4%     eleventh
Existing restaurant               closing                year renewal    10% after the      of annual gross   lease year
                                  costs)                 options         fifth lease        sales minus       and at the
The Loveland Property is                                                 year and after     (ii) the          end of the
located on the south side of                                             every five         minimum annual    initial
Stone Creek Circle, with                                                 years              rent for such     lease term
visibility from Highway 34 and                                           thereafter         lease year
Interstate 25, in Loveland,                                              during the
Larimer County, Colorado, in                                             lease term
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Loveland Property include a
Lone Star Steak House &
Saloon.

IHOP (14)                         $1,073,262  08/20/97   08/2017;        $108,668;          for each lease    during the
(the "Victoria Property")         (excluding             three  five-    increases by       year, (i) 4% of   eleventh
Existing restaurant               closing                year renewal    10% after the      annual gross      lease year
                                  costs)                 options         fifth lease        sales minus       and at the
The Victoria Property is                                                 year and after     (ii) the          end of the
located on the north side of                                             every five         minimum annual    initial
Lentz Parkway west of U.S.                                               years              rent for such     lease term
Highway 77, in Victoria,                                                 thereafter         lease year
Victoria County, Texas, in an                                            during the
area of mixed retail,                                                    lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Victoria Property include a
Denny's, a Red Lobster, a Taco
Bell, a McDonald's, a Ryan's
Family Steak House, a Sonic
Drive-in, and several local
restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

SHONEY'S (9)                      $799,047    08/20/97   08/2017; two    11% of Total       for each lease    at any time
(the "Las Vegas Property")        (excluding             five-year       Cost (4);          year,  (i) 6%     after the
Restaurant to be constructed      development            renewal         increases by       of annual gross   seventh
                                  costs) (3)             options         10% after the      sales minus       lease year
The Las Vegas Property is                                                fifth lease        (ii) the
located on the west side of                                              year and after     minimum annual
Rock Springs Drive, north of                                             every five         rent for such
Lake Mead Drive, in Las Vegas,                                           years              lease year
Clark County, Nevada, in an                                              thereafter
area of mixed retail,                                                    during the
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Las Vegas Property include a
Boston Market, a Wendy's, an
Arby's, a Chili's, a Macaroni
Grill, a Tony Roma's, a
McDonald's, and an In and Out
Burgers.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
BOSTON MARKET (5)                 $1,062,327  09/05/97   09/2012;        $110,270;          for each lease    at any time
(the "Hoover Property")                                  five  five-     increases by       year after the    after the
Existing restaurant                                      year renewal    10% after the      fifth lease       fifth lease
                                                         options         fifth lease        year, (i) 4% of   year
The Hoover Property is located                                           year and after     annual gross
on the southeast quadrant of                                             every five         sales minus
U.S. Highway 31 and Lorna                                                years              (ii) the
Road, in Hoover, Jefferson                                               thereafter         minimum annual
County, Alabama, in an area of                                           during the         rent for such
mixed retail, commercial, and                                            lease term         lease year
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Hoover
Property include a Taco Bell,
a McDonald's, a Wendy's, and a
Pizza Hut.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

T.G.I. FRIDAY'S                   $872,422    09/05/97   09/2017;        10.75% of Total    for each lease    at any time
(the "Superstition Springs        (excluding             four five-      Cost (4);          year, (i) 6% of   after the
Property")                        development            year renewal    increases by       annual gross      seventh
Restaurant to be constructed      costs) (3)             options         10% after the      sales minus       lease year
                                                                         fifth lease        (ii) the
The Superstition Springs                                                 year and after     minimum annual
Property is located on the                                               every five         rent for such
northwest corner of the                                                  years              lease year
intersection of Superstition                                             thereafter
Springs Boulevard and South                                              during the
Power Road, in Superstition                                              lease term
Springs, Maricopa County,
Arizona, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Superstition
Springs Property include a
Burger King, an Outback
Steakhouse, a Jack in the Box,
a Denny's, a McDonald's, a
Wendy's, a Chili's, and
several local restaurants.

                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

GOLDEN CORRAL (13)                $417,329    09/17/97   03/2013;        10.75% of Total    for each lease    during the
(the "Mobile #2 Property")        (excluding             four five-      Cost (4)           year, 5% of the   first
Restaurant to be constructed      development            year renewal                       amount by which   through
                                  costs) (3)             options                            annual gross      seventh
The Mobile #2 Property is                                                                   sales exceed      lease years
located on the southeast side                                                            $2,502,407 (8)    and the
of Halls Mill Road, south of                                                                                  tenth
Range Line Road, in Mobile,                                                                                   through
Mobile County, Alabama, in an                                                                                 fifteenth
area of mixed retail,                                                                                         lease years
commercial, and residential                                                                                   only
development.  Other fast-food
and family-style restaurants
located in proximity to the
Mobile #2 Property include a
KFC, a McDonald's, an Arby's,
a Popeyes, a Checkers, a
Waffle House, a Quincy's
Family Steak House, a
Shoney's, a Pizza Inn, a Taco
Bell, a Burger King, a Pizza
Hut, a Godfather's Pizza, and
several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

GOLDEN CORRAL (13)                $319,140    09/17/97   03/2013;        10.75% of Total    for each lease    during the
(the "Palatka Property")          (excluding             four five-      Cost (4)           year, 5% of the   first
Restaurant to be constructed      development            year renewal                       amount by which   through
                                  costs) (3)             options                            annual gross      seventh
The Palatka Property is                                                                     sales exceed      lease years
located on the southeast side                                                               $2,191,973 (8)    and the
of Highway 19, south of U.S.                                                                                  tenth
17, in Palatka, Putnam County,                                                                                through
Florida, in an area of mixed                                                                                  fifteenth
retail, commercial, and                                                                                       lease years
residential development.                                                                                      only
Other fast-food and family-
style restaurants located in
proximity to the Palatka
Property include an In and Out
Burgers, a Pizza Hut, and
several local restaurants.

BLACK-EYED PEA (20)               $1,600,000  09/30/97   09/2017; two    $168,000;          for each lease    during the
(the "Mesa Property")                                    five-year       increases  by      year, 6% of the   eighth,
Existing restaurant                                      renewal         11% after the      amount by which   tenth, and
                                                         options         fifth lease        annual gross      twelfth
The Mesa Property is located                                             year and after     sales exceed      lease years
on the northeast corner of the                                           every five         $2,200,000        only
intersection of South Alma                                               years
School Road and West Holmes                                              thereafter
Road, in Mesa, Maricopa                                                  during the
County, Arizona, in an area of                                           lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Mesa Property
include a Chevy's, a
McDonald's, a Denny's, an
Applebee's, an American Grill,
an Olive Garden, a Bennigan's,
a Red Lobster, and several
local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

BLACK-EYED PEA (10)(20)           $641,254    09/30/97   11/2006         $109,225           None              at any time
(the "Phoenix #1 Property")                                                                                   after the
Existing restaurant                                                                                           fifth lease
                                                                                                              year
The Phoenix #1 Property is
located on the southeast
quadrant of Peoria Avenue and
35th Avenue, in Phoenix,
Maricopa County, Arizona, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Phoenix #1 Property include a
McDonald's, a Jack in the Box,
a Taco Bell, a Wendy's, a
Sizzler, a Whataburger, a
Bennigan's, and several local
restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
BLACK-EYED PEA (10)(20)           $641,371    09/30/97   06/2008         $100,195;          None              at any time
(the "Phoenix #2 Property")                                              increases  to                        after the
Existing restaurant                                                      $100,583 after                       fifth lease
                                                                         the tenth lease                      year
The Phoenix #2 Property is                                               year
located on the southeast
quadrant of North 75th  Avenue
and Thomas Road, in Phoenix,
Maricopa County, Arizona, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Phoenix #2 Property include a
Wendy's, a Fazoli's, a
McDonald's, an Olive Garden, a
Denny's, a Whataburger, a Taco
Bell, and several local
restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

BLACK-EYED PEA (10)(20)           $645,471    09/30/97   08/2009         $95,149;           None              at any time
(the "Phoenix #3 Property")                                              increases to                         after the
Existing restaurant                                                      $96,112 after                        fifth lease
                                                                         the tenth lease                      year
The Phoenix #3 Property is                                               year
located on the southeast
quadrant of Cactus Road  and
48th Street, in Phoenix,
Maricopa County, Arizona, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Phoenix #3 Property include a
Red Lobster, an Olive Garden,
a Don Pablo's, an Outback
Steakhouse, a Denny's, an
IHOP, a McDonald's, and
several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
BLACK-EYED PEA (10)(20)           $641,871    09/30/97   08/2010         $91,251;           None              at any time
(the "Tucson Property")                                                  increases to                         after the
Existing restaurant                                                      $92,576 after                        fifth lease
                                                                         the tenth lease                      year
The Tucson Property is located                                           year
on the southwest quadrant of
West River Road and Stone
Road, in Tucson, Pima County,
Arizona, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Tucson
Property include a Chili's, an
On The Border, and several
local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

BLACK-EYED PEA (19)(21)           $667,290    10/01/97   09/2013         $86,087;           None              at any time
(the "Albuquerque #1                                                     increases to                         after the
Property")                                                               $88,584 after                        seventh
Existing restaurant                                                      the tenth lease                      lease year
                                                                         year
The Albuquerque #1 Property is
located on the northwest
corner of San Mateo Boulevard
Northeast and Lumber Avenue
Northeast, in Albuquerque,
Bernalillo County, New Mexico,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Albuquerque #1 Property
include a Sweet Tomatoes, a
Hooters, a Pizza Hut, a
Grady's, a Chili's, an
Austin's, an Applebee's, an
Olive Garden, and a local
restaurant.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
BLACK-EYED PEA (19)(21)           $666,355    10/01/97   07/2011         $91,517;           None              at any time
(the "Albuquerque #2                                                     increases  to                        after the
Property")                                                               $93,270 after                        seventh
Existing restaurant                                                      the tenth lease                      lease year
                                                                         year
The Albuquerque #2 Property is
located on the northwest
quadrant of Interstate 40 and
Juan Tabo Boulevard Northeast,
in Albuquerque, Bernalillo
County, New Mexico, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Albuquerque
#2 Property include an Olive
Garden, a Village Inn, a
Grandy's, and several local
restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

BLACK-EYED PEA (19)(21)           $660,748    10/01/97   09/2011         $90,265;           None              at any time
(the "Dallas #3 Property")                                               increases to                         after the
Existing restaurant                                                      $92,064 after                        seventh
                                                                         the tenth lease                      lease year
The Dallas #3 Property is                                                year
located on the south side of
Beltline Road, in Dallas,
Dallas County, Texas, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Dallas #3 Property include a
Chili's, an On The Border, an
Olive Garden, a Grady's, a
Macaroni Grill, and several
local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
BLACK-EYED PEA (19)(21)           $643,925    10/01/97   06/2004         $133,563           None              at any time
(the "Forestville Property")                                                                                  after the
Existing restaurant                                                                                           seventh
                                                                                                              lease year
The Forestville Property is
located on the northeast
quadrant of the intersection
of Silver Hill Road and
Pennsylvania Avenue, in
Forestville, Prince Georges
County, Maryland, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Forestville
Property include a Subway
Sandwich Shop, a Pizza Hut,
and several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

BLACK-EYED PEA (19)(21)           $648,598    10/01/97   08/2008         $99,659;           None              at any time
(the "Houston #7 Property")                                              increases to                         after the
Existing restaurant                                                      $100,213 after                       seventh
                                                                         the tenth lease                      lease year
The Houston #7 Property is                                               year
located on the corner of
Northwest Freeway and
Deauville Plaza Drive, in
Houston, Harris County, Texas,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Houston #7 Property include a
Ryan's Steakhouse, a Denny's,
an Olive Garden, a Bennigan's,
a Chili's, a Kettle's, and
several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
BLACK-EYED PEA (19)(21)           $661,682    10/01/97   03/2012         $89,029;           None              at any time
(the "Waco Property")                                                    increases  to                        after the
Existing restaurant                                                      $91,002 after                        seventh
                                                                         the tenth lease                      lease year
The Waco Property is located                                             year
on the north side of Bosque
Road within the Lake Air Mall,
in Waco, McLennan County,
Texas, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Waco Property
include a Piccadilly
Cafeteria, a Chili's, a
Fuddrucker's, and several
local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


BLACK-EYED PEA (19)(21)           $660,748    10/01/97   12/2011         $89,571;           None              at any time
(the "Wichita Property")                                                 increases to                         after the
Existing restaurant                                                      $91,456 after                        seventh
                                                                         the tenth lease                      lease year
The Wichita Property is                                                  year
located on the south side of
East Central Avenue within
Dillow's Superstore Shopping
Center, in Wichita, Sedgwick
County, Kansas, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Wichita
Property include a Chili's,
and an Olive Garden.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------
GOLDEN CORRAL (13)                $529,105    10/02/97   03/2012;        10.75% of Total    for each lease    during the
(the "Olathe Property")           (excluding             four five-      Cost (4)           year, 5% of the   first
Restaurant to be constructed      development            year renewal                       amount by which   through
                                  costs) (3)             options                            annual gross      seventh
The Olathe Property is located                                                              sales exceed      lease years
on the west side of Blackbob                                                                $2,886,067 (8)    and the
Road, north of U.S. 169, in                                                                                   tenth
Olathe, Johnson County,                                                                                       through
Kansas, in an area of mixed                                                                                   fifteenth
retail, commercial, and                                                                                       lease years
residential development.                                                                                      only
Other fast-food and family-
style restaurants located in
proximity to the Olathe
Property include a Dairy
Queen, a Fazoli's, a KFC, a
Taco Bell, and an Applebee's.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

JACK IN THE BOX (6)               $1,076,237  10/17/97   09/2015;        $110,243 (7);      for each lease    at any time
(the "Florissant Property")       (3)(7)                 four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Florissant Property is                                               after every        (ii) the
located on the southern                                                  five years         minimum annual
quadrant of Charbonier Road                                              thereafter         rent for such
and Howdershell Road, in                                                 during the         lease year (8)
Florissant, St. Louis County,                                            lease term
Missouri, in an area of mixed
retail, commercial, and
residential development.

JACK IN THE BOX (6)               $1,263,688  10/17/97   09/2015;        $129,482 (7);      for each lease        None
(the "Folsom Property")           (3)(7)                 four five-      increases by 8%    year, (i) 5% of
Restaurant to be constructed                             year renewal    after the fifth    annual gross
                                                         options         lease year and     sales minus
The Folsom Property is located                                           after every        (ii) the
on the eastern quadrant of                                               five years         minimum annual
Blue Ravine Road and East                                                thereafter         rent for such
Bidwell Street, in Folsom,                                               during the         lease year (8)
Sacramento County, California,                                           lease term
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Folsom Property include an
IHOP, an Arby's, a Burger
King, a Boston Market, a
Manhattan Bagel, a Subway
Sandwich Shop, a Taco Bell, a
McDonald's, a KFC, a Pizza Hut
and several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

ON THE BORDER (19)                $292,767    10/17/97   10/2012;        13.64% of Total    for each lease    at any time
(the "San Antonio #2              (excluding             three five-     Cost (4); (22)     year, (i) 4% of   after the
Property")                        development            year renewal                       annual gross      tenth lease
Restaurant to be constructed      costs) (3)             options                            sales minus       year
                                                                                            (ii) the
The San Antonio #2 Property is                                                              minimum annual
located on the east side of                                                                 rent for such
U.S. Highway 281, within the                                                                lease year (8)
Alamo Quarry Market Shopping
Center, in San Antonio, Bexar
County, Texas, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the San Antonio
#2 Property include a Ruth's
Chris Steakhouse and several
local restaurants.

GROUND ROUND (23)                 $1,220,761  10/20/97   10/2017;            $125,128             (24)        at any time
(the "Allentown Property")                               five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Allentown Property is
located on the north side of
Grape Street, in Allentown,
Lehigh County, Pennsylvania,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Allentown Property include a
Pizza Hut, a Lone Star Steak
House & Saloon, a Red Lobster,
a Chili's, a KFC, an Olive
Garden, a Ponderosa
Steakhouse, a Friendly's, a
Wendy's, a Perkins, a Burger
King, a Boston Market and
several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

GROUND ROUND (23)                 $772,727    10/20/97   10/2017;            $79,205              (24)        at any time
(the "Colerain Property")                                five five-                                           after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Colerain Property is
located on the north side of
Springdale Road, in Colerain,
Hamilton County, Ohio, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Colerain Property include a
Red Lobster, an Outback Steak
House, an Applebee's, an Olive
Garden, a White Castle, an
Arby's, a McDonald's, a T.G.I.
Friday's and several local
restaurants.

GROUND ROUND (23)                 $759,091    10/20/97   10/2017;            $77,807              (24)        at any time
(the "Crystal Property")                                 five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Crystal Property is
located on the northeast
corner of Bass Lake Road and
Jersey Street, in Crystal,
Hennepin County, Minnesota, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Crystal Property include a
Dairy Queen, a Taco Bell, a
Subway Sandwich Shop, a KFC
and an Applebee's.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

GROUND ROUND (23)                 $1,422,727  10/20/97   10/2017;            $145,830             (24)        at any time
(the "Dubuque Property")                                 five five-                                           after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Dubuque Property is
located on the
west side of John F. Kennedy
Road and Cedar Cross Road, in
Dubuque, Dubuque County, Iowa,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Dubuque Property include a
Hardee's, an Olive Garden, a
Wendy's and several local
restaurants.

GROUND ROUND (23)                 $900,000    10/20/97   10/2017;            $92,250              (24)        at any time
(the "Gloucester Property")                              five five-                                           after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Gloucester Property is
located on the
southeast corner of Blackwood-
Clementon Road and Dartmouth
Drive, in Gloucester, Camden
County, New Jersey, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Gloucester
Property include a Friendly's,
a Boston Market, a Chili's, an
Olive Garden, a Red Lobster, a
Denny's, a Burger King, a
McDonald's, a Taco Bell, a
Checkers and several local
restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


GROUND ROUND (23)                 $945,455    10/20/97   10/2017;            $96,909              (24)        at any time
(the "Janesville Property")                              five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Janesville Property is
located on the northwest
corner of Milton Avenue and
Lodge Street, in Janesville,
Rock County, Wisconsin, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Janesville Property include an
Applebee's, a Pizzeria Uno, a
Perkins, a Fazoli's and
several local restaurants.

GROUND ROUND (23)                 $945,455    10/20/97   10/2017;            $96,909              (24)        at any time
(the "Kalamazoo Property")                               five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Kalamazoo Property is
located on Stadium Drive, east
of the intersection of Seneca
Road, in Kalamazoo, Kalamazoo
County, Michigan, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Kalamazoo
Property include an Olive
Garden, an Applebee's, a
Chili's, a McDonald's, a
Burger King and several local
restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


GROUND ROUND (23)                 $1,118,187  10/20/97   10/2017;            $114,614             (24)        at any time
(the "Parma Property")                                   five five-                                           after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Parma Property is located
on the south side of Day
Drive, in Parma, Cuyahoga
County, Ohio, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Parma
Property include an Outback
Steak House, a Red Lobster, an
Olive Garden, an Arby's, a
Denny's and a local
restaurant.

GROUND ROUND (23)                 $1,439,551  10/20/97   10/2017;            $147,554             (24)        at any time
(the "Reading Property")                                 five five-                                           after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Reading Property is
located on the west side of
Fifth Street Highway at the
entrance to the Fairgrounds
Mall, in Reading, Berks
County, Pennsylvania, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Reading Property include an
Arby's, a Pizza Hut, a
McDonald's, a Burger King, a
Bojangles, a Taco Bell, a
Ponderosa Steakhouse, a Boston
Market, a Subway Sandwich Shop
and several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


GROUND ROUND (23)                 $1,036,364  10/20/97   10/2017;            $106,227             (24)        at any time
(the "Waterloo Property")                                five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Waterloo Property is
located on the southwest
corner of East San Marnan
Drive and Penneys Street, in
Waterloo, Black Hawk County,
Iowa, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Waterloo
Property include an Olive
Garden, a Lone Star Steak
House & Saloon, an Applebee's,
a Pizza Hut, a Boston Market,
a Long John Silver's and
several local restaurants.

GROUND ROUND (23)                 $1,354,545  10/20/97   10/2017;            $138,841             (24)        at any time
(the "Wauwatosa Property")                               five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Wauwatosa Property is
located on the northwest
corner of Mayfair Road and
Blue Mound Road, in Wauwatosa,
Milwaukee County, Wisconsin,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Wauwatosa Property include a
Chili's, an Applebee's, a Taco
Bell, a Pizza Hut and several
local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

GROUND ROUND (23)                 $1,000,000  11/18/97   11/2017;            $102,500             (24)        at any time
(the "Ewing Property")                                   five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Ewing Property is located
on the northwest quadrant of
the intersection of North
Olden Avenue and Pennington
Road, in Ewing, Mercer County,
New Jersey, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Ewing
Property include a McDonald's,
an IHOP, an Applebee's, a TGI
Friday's, a Taco Bell, a
Wendy's, a Burger King, and a
Boston Market.

WENDY'S                           $811,350    11/18/97   11/2017; two    10.25% of Total    for each lease    at any time
(the "Westlake Village            (excluding             five-year       Cost (4)           year, (i) 7% of   after the
Property")                        development            renewal                            annual gross      seventh
Restaurant to be constructed      costs) (3)             options                            sales minus       lease year
                                                                                            (ii) the
The Westlake Village Property                                                               minimum annual
is located on the southeast                                                                 rent for such
quadrant of Thousand Oaks                                                                   lease year
Boulevard and Lindero Canyon
Road, in Westlake Village, Los
Angeles County, California, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Westlake Village Property
include a McDonald's, a KFC,
and a local restaurant.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


GROUND ROUND (23)                 $927,273    12/02/97   12/2017;            $95,045              (24)        at any time
(the "Nanuet Property")                                  five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Nanuet Property is located
on the northwest corner of
Route 59 West and Dykes Road,
in Nanuet, Rockland County,
New York, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Nanuet
Property include a Ruby
Tuesday's, a Red Lobster, a
Pizza Hut, and a local
restaurant.

GOLDEN CORRAL (13)                $384,530    12/03/97   06/2013;        10.75% of Total    for each lease    during the
(the "Muskogee Property")         (excluding             four  five-     Cost (4)           year, 5% of the   first
Restaurant to be constructed      development            year renewal                       amount by which   through
                                  nt costs) (3)          options                            annual gross      seventh
The Muskogee Property is                                                                    sales exceed      lease years
located on the south side of                                                                $2,212,853 (8)    and the
West Shawnee Avenue, in                                                                                       tenth
Muskogee, Muskogee County,                                                                                    through
Oklahoma, in an area of mixed                                                                                 fifteenth
retail, commercial, and                                                                                       lease years
residential development.                                                                                      only
Other fast-food and family-
style restaurants located in
proximity to the Muskogee
Property include an
Applebee's, a Red Lobster, a
Burger King, a Long John
Silver's, a Western Sizzlin,
and several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

GOLDEN CORRAL (13)                $467,593    12/30/97   06/2013;        10.75% of Total    for each lease    during the
(the "Council Bluffs              (excluding             four  five-     Cost (4)           year, 5% of the   first
Property")                        development            year renewal                       amount by which   through
Restaurant to be constructed      costs) (3)             options                            annual gross      seventh
                                                                                            sales exceed      lease years
The Council Bluffs Property is                                                              $2,713,081 (8)    and the
located on the northeast                                                                                      tenth
quadrant of Dial Drive and                                                                                    through
32nd Avenue, in Council                                                                                       fifteenth
Bluffs, Pottawattamie County,                                                                                 lease years
Iowa, in an area of mixed                                                                                     only
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Council
Bluffs Property include a
Cracker Barrel, a Red Lobster,
a Perkins, a Dairy Queen, a
Burger King, a Long John
Silver's, a Taco Bell, a
McDonald's, a Hardee's, and a
Fazoli's.

JACK IN THE BOX (6)               $1,333,345  12/30/97   04/2015;        $136,668;          for each lease    at any time
(the "Los Angeles #3              (3)                    four  five-     increases by 8%    year, (i) 5% of   after the
Property")                                               year renewal    after the fifth    annual gross      seventh
Existing restaurant                                      options         lease year and     sales minus       lease year
                                                                         after every        (ii) the
The Los Angeles #3 Property is                                           five years         minimum annual
located on the southeast                                                 thereafter         rent for such
corner of Crenshaw Boulevard                                             during the         lease year (8)
and Washington Boulevard, in                                             lease term
Los Angeles, Los Angeles
County, California, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Los Angeles
#3 Property include a Taco
Bell, a McDonald's, and
several local restaurants.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------

CHEVY'S FRESH MEX (25)            $2,521,428  12/31/97   12/2012; two    $248,075;          for each lease    at any time
(the "Arapahoe Property")                                five-year       increases by       year, 5% of the   during the
Existing restaurant                                      renewal         10% after the      amount by which   lease term
                                                         options         fifth lease        annual gross
The Arapahoe Property is                                                 year and after     sales exceed
located on the south side of                                             every five         $3,213,500
Arapahoe Road, in Arapahoe,                                              years
Arapahoe County, Colorado, in                                            thereafter
an area of mixed retail,                                                 during the
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Arapahoe Property include a
Bennigan's, a Wendy's, a Ruby
Tuesday's, an Arby's, a
McDonald's, a Denny's, and
several local restaurants.

CHEVY'S FRESH MEX (25)            $2,477,078  12/31/97   12/2012; two    $243,712;          for each lease    at any time
(the "Beaverton Property")                               five-year       increases by       year, 5% of the   during the
Existing restaurant                                      renewal         10% after the      amount by which   lease term
                                                         options         fifth lease        annual gross
The Beaverton Property is                                                year and after     sales exceed
located on the southeast                                                 every five         $2,548,750
quadrant of the intersection                                             years
of Hall Boulevard and Nimbus                                             thereafter
Avenue, in Beaverton,                                                    during the
Washington County, Oregon, in                                            lease term
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Beaverton Property include an
Arby's, and a local
restaurant.


                                                         Lease Expira-
Property Location and             Purchase      Date      tion and           Minimum                            Option
Competition                       Price (1)   Acquired  Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------             ---------   --------  ---------------  ---------------    ---------------   -----------


CHEVY'S FRESH MEX (25)            $2,288,676  12/31/97   12/2012; two    $225,176;          for each lease    at any time
(the "Greenbelt Property")                               five-year       increases by       year, 5% of the   during the
Existing restaurant                                      renewal         10% after the      amount by which   lease term
                                                         options         fifth lease        annual gross
The Greenbelt Property is                                                year and after     sales exceed
located on the southeast                                                 every five         $2,722,250
quadrant of the intersection                                             years
of Greenbelt Road and the                                                thereafter
Baltimore Washington Parkway,                                            during the
in Greenbelt, Prince Georges                                             lease term
County, Maryland, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Greenbelt
Property include a Denny's, a
Wendy's, a T.G.I Friday's, and
several local restaurants.

CHEVY'S FRESH MEX (25)            $2,334,198  12/31/97   12/2012; two    $229,654;          for each lease    at any time
(the "Lake Oswego Property")                             five-year       increases by       year, 5% of the   during the
Existing restaurant                                      renewal         10% after the      amount by which   lease term
                                                         options         fifth lease        annual gross
The Lake Oswego Property is                                              year and after     sales exceed
located between Interstate                                               every five         $2,983,250
Highway 5 and Bangy Road, in                                             years
Lake Oswego, Clackamas County,                                           thereafter
Oregon, in an area of mixed                                              during the
retail, commercial, and                                                  lease term
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Lake Oswego
Property include an
Applebee's, an Olive Garden,
and a Taco Bell.


FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

         Property                     Federal Tax Basis       Property                       Federal Tax Basis
         ---------                    -----------------       --------                       -----------------
         Arvada #2 Property                  $  667,000       Nashville #1 Property                 $  734,000
         Liberty #1 Property                    357,000       Orlando Property                         770,000
         Dearborn Property                      266,000       Pensacola Property                       723,000
         Enumclaw Property                      764,000       Raleigh #1 Property                      503,000
         Guadalupe Property                     905,000       Raleigh #2 Property                      717,000
         Scottsdale Property                    810,000       Richmond #1 Property                     773,000
         Bacliff Property                       691,000       Richmond #2 Property                     648,000
         Indianapolis Property                  883,000       Winston-Salem Property                   810,000
         San Antonio #1 Property                336,000       Bethel Park Property                     593,000
         Baltimore Property                     471,000       Langhorne Property                       646,000
         Gambrills Property                     471,000       Plymouth Meeting Property                905,000
         Jessup Property                        435,000       Enid Property                            776,000
         Lansing Property                       651,000       Fairfax Property                         703,000
         Riverdale Property                     474,000       Liberty #2 Property                      925,000
         Vacaville Property                     805,000       Stafford Property                        679,000
         Waldorf Property                       455,000       Channelview Property                     708,000
         Springfield Property                    34,000       Garland Property                         608,000
         Jacksonville #1 Property             1,105,000       Putnam Property                          534,000
         Corpus Christi Property                984,000       Lexington Property                       462,000
         Leesburg Property                      579,000       Newport News Property                    584,000
         Starke Property                        405,000       Houston #6 Property                      888,000
         Fresno Property                        601,000       Stockbridge Property                     705,000

         Property                     Federal Tax Basis       Property                       Federal Tax Basis
         ---------                    -----------------       --------                       -----------------
         Corinth Property                       615,000       Woodland Property                        661,000
         Tampa #2 Property                    1,056,000       West Sacramento Property                 612,000
         Jacksonville #2 Property             1,124,000       Cookeville Property                    1,026,000
         King of Prussia Property               547,000       Hendersonville Property                  779,000
         McLean Property                        687,000       Lawrence Property                      1,019,000
         Evansville Property                    971,000
         Nashville #2 Property                  946,000
         Hampton Property                       536,000       Greensboro Property                      403,000
         Huntsville Property                    661,000       Greenville Property                      488,000


                                      -93-


         Knoxville #2 Property                  706,000       Jonesville Property                      538,000
         Louisville Property                    912,000       Kernersville Property                    411,000
         Mobile #1 Property                   1,005,000       Kinston Property                         483,000
         Montgomery Property                    949,000       Murfreesboro Property                    973,000
         Edgewater Property                  $  625,000       Olathe Property                        1,097,000
         Duncan Property                        931,000       Florissant Property                      723,000
         Fort Walton Beach Property             983,000       Folsom Property                          702,000
         London Property                        828,000       San Antonio #2 Property                1,265,000
         Elk Grove Property                   1,036,000       Allentown Property                       882,000
         Lake Jackson Property                  799,000       Colerain Property                        533,000
         Loveland Property                      960,000       Crystal Property                         188,000
         Victoria Property                      810,000       Dubuque Property                         807,000
         Las Vegas Property                     939,000       Gloucester Property                      527,000
         Hoover Property                        618,000       Janesville Property                      547,000
         Superstition Springs Property        1,269,000       Kalamazoo Property                       710,000
         Mobile #2 Property                     988,000       Parma Property                           791,000
         Palatka Property                       932,000       Reading Property                         790,000
         Mesa Property                          910,000       Waterloo Property                        657,000
         Phoenix #1 Property                    675,000       Wauwatosa Property                       802,000
         Phoenix #2 Property                    675,000       Ewing Property                           683,000
         Phoenix #3 Property                    680,000       Westlake Village Property                759,000
         Tucson Property                        676,000       Nanuet Property                          603,000
         Albuquerque #1 Property                703,000       Muskogee Property                        853,000
         Albuquerque #2 Property                702,000       Council Bluffs Property                1,059,000
         Dallas #  3 Property                   696,000       Los Angeles #2 Property                  585,000
         Forestville Property                   678,000       Arapahoe Property                      1,674,000
         Houston #  7 Property                  683,000       Beaverton Property                     1,675,000
         Waco Property                          697,000       Greenbelt Property                     1,470,000
         Wichita Property                       696,000       Lake Oswego Property                   1,500,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Liberty #1, Dearborn, San Antonio #1, Indianapolis, Baltimore, Gambrills, Jessup, Lansing, Riverdale, Vacaville, Waldorf and Springfield Properties, minimum annual rent will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. For the Arvada #2, Indianapolis, Lansing and Vacaville Properties, minimum annual rent for the remainder of 1997 and 1998 shall be prepaid on the date the tenant receives from the landlord its final funding of the construction costs. For the Guadalupe Property, minimum annual rent will become due and payable on the earlier of (i) 210 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Jacksonville #1, Corpus Christi, Jacksonville #2, Enid, Liberty #2, Duncan, Fort Walton Beach, Mobile #2, Palatka, Olathe, Muskogee and Council Bluffs Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, or (iii) the date the restaurant opens for business to the public. For the Las Vegas , Superstition Springs and San Antonio #2 Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Starke and Westlake Village Properties, minimum annual rent will become due and payable on the earlier of (i) 120 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Arvada #2, Liberty #1, Dearborn, San Antonio #1, Indianapolis, Baltimore, Gambrills, Jessup, Lansing, Riverdale, Vacaville, Waldorf, Springfield, Jacksonville #1, Corpus Christi, Jacksonville #2, Enid, Liberty #2, Duncan, Fort Walton Beach, Mobile #2, Palatka, Olathe, Muskogee and Council Bluffs Properties, as described above, interim rent equal to a specified rate per annum (ranging from 10% to 10.38%) of the amount funded by the Company in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Guadalupe, Starke, Las Vegas , Superstition Springs, San Antonio #2 and Westlake Village Properties, as described above, the tenant shall pay monthly "interim rent" equal to a specified rate per annum (ranging from 10.25% to 11.50%) of the amount funded by the Company in connection with the purchase and construction of the Properties.

(3) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land , development costs, and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:


      Property                Estimated Maximum Cost     Estimated Final Completion Date
      --------                ----------------------     --------------------------------
      Arvada #2 Property        $1,152,262               Opened for business July 21, 1997
      Liberty #1 Property          764,164               Opened for business August 18, 1997
      Dearborn Property            667,305               Opened for business July 12, 1997
      Enumclaw Property            843,431               Opened for business July 31, 1997
      Guadalupe Property         1,452,517               Opened for business August 27, 1997
      Scottsdale Property          769,863               Opened for business September 30, 1997
      Bacliff Property           1,049,420               Opened for business August 3, 1997
      Indianapolis Property      1,663,194               Opened for business September 2, 1997
      San Antonio #1 Property      757,069               Opened for business September 25, 1997
      Baltimore Property         1,378,051               Opened for business August 19, 1997
      Gambrills Property         1,264,241               Opened for business August 26, 1997
      Jessup Property            1,285,243               Opened for business July 13, 1997
      Lansing Property           1,033,941               Opened for business October 2, 1997
      Riverdale Property         1,041,107               Opened for business October 7, 1997
      Vacaville Property         1,437,474               Opened for business July 13, 1997
      Waldorf Property           1,357,356               Opened for business July 13, 1997
      Springfield Property         633,101               Opened for business July 7, 1997
      Jacksonville #1 Property   1,681,435               Opened for business September 24, 1997
      Corpus Christi Property    1,577,372               Opened for business September 24, 1997
      Starke Property              599,800               Opened for business August 11, 1997
      Fresno Property              839,981               Opened for business August 31, 1997
      Corinth Property             955,333               Opened for business September 16, 1997
      Jacksonville #2 Property   1,696,394               Opened for business September 3, 1997
      Enid Property              1,202,286               Opened for business November 24, 1997
      Liberty #2 Property        1,378,020               Opened for business October 23, 1997
      Channelview Property       1,008,970               Opened for business September 21, 1997
      Garland Property             936,119               Opened for business September 27, 1997
      Woodland Property            963,592               Opened for business October 9, 1997

                                      -95-



      West Sacramento Property   1,073,031               Opened for business September 28, 1997
      Cookeville Property        1,471,963               July 31, 1998
      Hendersonville Property   $  747,664               July 31, 1998
      Lawrence Property          1,448,598               July 31, 1998
      Nashville #2 Property      1,308,411               July 31, 1998
      Murfreesboro Property      1,425,234               August 4, 1998
      Duncan Property            1,158,457               February 15, 1998
      Fort Walton Beach Property 1,609,490               February 15, 1998
      London Property            1,123,720               Opened for business November 4, 1997
      Las Vegas Property         1,577,243               February 16, 1998
      Superstition Springs
        Property                 2,044,922               March 4, 1998
      Mobile #2 Property         1,463,204               March 16, 1998
      Palatka Property           1,289,938               March 16, 1998
      Olathe Property            1,677,340               March 31, 1998
      Florissant Property        1,075,539               March 16, 1998
      Folsom Property            1,263,239               March 4, 1998
      San Antonio #2 Property    1,260,879               April 15, 1998
      Westlake Village Property  1,488,479               March 18, 1998
      Muskogee Property          1,301,592               June 1, 1998
      Council Bluffs Property    1,580,790               June 28, 1998
      Los Angeles #3 Property    1,341,495               Opened for business September 28, 1997


(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) The lessee of the Dearborn, Indianapolis, Baltimore, Gambrills, Jessup, Riverdale, Waldorf, Springfield, Stafford, Newport News, Edgewater and Hoover Properties is the same unaffiliated lessee.


(6) The lessee of the Enumclaw, Bacliff, Fresno, Corinth, Channelview, Garland, Woodland , West Sacramento, Florissant, Folsom and Los Angeles #3 Properties is the same unaffiliated lessee or group of unaffiliated lessees.


(7) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(8) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(9) The lessee of the Guadalupe and Las Vegas Properties is the same unaffiliated lessee.

(10) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(11)     The lease relating to this Property is a land lease only.

(12) The Company entered into a Master Lease Agreement for the Dover Property and eight Pizza Hut Properties previously acquired. The amounts presented in the table above represent additional amounts due under the Master Lease Agreement, as described in the section of the Prospectus entitled "Business - Property Acquisitions," as a result of the acquisition of the Dover Property.


(13) The lessee of the Jacksonville #1, Corpus Christi, Jacksonville #2, Enid, Liberty #2, Duncan, Fort Walton Beach, Mobile #2, Palatka, Olathe, Muskogee and Council Bluffs Properties is the same unaffiliated lessee.

(14) The lessee of the Leesburg, Fairfax, Houston # 6, Stockbridge, Elk Grove, Lake Jackson, Loveland and Victoria Properties is the same unaffiliated lessee.

(15) The lessee of the King of Prussia, McLean, Evansville, Hampton, Huntsville, Knoxville #2, Louisville, Mobile #1, Montgomery, Nashville #1, Orlando, Pensacola, Raleigh #1, Raleigh #2, Richmond #1, Richmond #2, Winston-Salem, Bethel Park, Langhorne and Plymouth Meeting Properties is the same unaffiliated lessee.

(16) The lessee of the Lexington, Greensboro, Greenville, Jonesville, Kernersville and Kinston Properties is the same unaffiliated lessee.

(17) The lessee of the Cookeville, Hendersonville, Lawrence, Nashville #2 and Murfreesboro Properties is the same unaffiliated lessee.

(18) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change. In accordance with the lease agreement, these Properties are being converted from Barb Wires Steakhouse & Saloon restaurants to Tumbleweed Southwest Mesquite Grill & Bar restaurants. Renovation of the Properties is expected to be completed within 365 days of the effective date of the lease. The Properties are expected to remain operational during renovations.

(19) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(20) The lessee of the Mesa, Phoenix #1, Phoenix #2, Phoenix #3 and Tucson Properties is the same unaffiliated lessee.


(21) The lessee of the Albuquerque #1, Albuquerque #2, Dallas # 3, Forestville, Houston # 7, Waco and Wichita Properties is the same unaffiliated lessee.

(22) Base rent shall increase after every five years during the lease term by the lesser of (i) 10% of the minimum base rent during the preceding year or (ii) 150% of the percentage change in the Consumer Price Index.

(23) The lessee of the Allentown, Colerain, Crystal, Dubuque, Gloucester, Janesville, Kalamazoo, Parma, Reading, Waterloo, Wauwatosa, Ewing and Nanuet Properties is the same unaffiliated lessee.

(24) For each lease year, percentage rent shall be calculated upon the amount by which gross sales exceed base sales as follows: 6% for an increase of 0% to 33.33% above base sales, 5.5% for an increase of 33.34% to 66.7% above base sales, and 5% for an increase of 66.8% to 100% above base sales. For increases in gross sales in excess of 100%, percentage rent shall decrease by .5% for every additional 33.33% increase above base sales. Base sales are as follows:


      Property                  Base Sales
      --------                  ----------
      Allentown Property        $2,085,487
      Colerain Property          1,320,076
      Crystal Property           1,296,780

      Dubuque Property           2,430,493
      Gloucester Property        1,537,500
      Janesville Property        1,615,152
      Kalamazoo Property         1,615,152
      Parma Property             1,910,355
      Reading Property           2,459,233
      Waterloo Property          1,770,455
      Wauwatosa Property         2,314,015
      Ewing Property             1,708,333
      Nanuet Property            1,583,777

(25) The lessee of the Arapahoe, Beaverton, Greenbelt and Lake Oswego Properties is the same unaffiliated lessee.

BORROWING

         The Company has entered into a revolving $35,000,000 unsecured Line of Credit with a bank to enable the Company to receive advances to fund Secured Equipment Leases and to purchase and develop Properties and fund Mortgage Loans. The advances will bear interest at a rate of LIBOR plus 1.65%, or the bank's prime rate, whichever the Company selects at the time of borrowing. Interest only is repayable monthly until July 31, 1999, at which time all remaining interest and principal shall be due. The Line of Credit provides for two one-year renewal options.


         As of December 31, 1997, the Company had used approximately $21,882,000 of the $35,000,000 available under the Line of Credit to fund Secured Equipment Leases. Advances used to fund Secured Equipment Leases will be repaid using payments received from Secured Equipment Leases and will be refinanced in regard to any Secured Equipment Lease not fully repaid at the end of the term of the Line of Credit. Advances used to purchase and develop Properties and to fund Mortgage Loans will be repaid using additional offering proceeds or refinanced on a long-term basis.

         As of December 31, 1997, the Company had used $19,000,000 of uninvested net offering proceeds to temporarily reduce the balance outstanding under the Line of Credit pending the investment of such offering proceeds in Properties or Mortgage Loans in order to reduce interest expense incurred by the Company.


         The Company will not encumber Properties in connection with the Line of Credit. Management believes that during the offering period the Line of Credit will allow the Company to make investments that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares to allow the Company to make the investments. By eliminating this delay the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Properties acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Properties and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of the Line of Credit by the Company will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs.

         The Board of Directors does not anticipate that the Company will borrow funds, other than the Line of Credit and any additional financing the Board of Directors may determine to obtain to fund Secured Equipment Leases or to purchase and develop Properties and fund Mortgage Loans. However, the Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning capital to the stockholders unless necessary to eliminate corporate-level tax to the Company. Until Listing occurs, the Company will not encumber Properties in connection with any borrowing. If Listing occurs, however, the Board of Directors may elect to cause the Company to borrow funds in connection with the purchase of additional Properties or for other Company purposes and to encumber any or all of the Company's Properties in connection with any such borrowing. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the aggregate amount of any borrowing will not exceed 50% of Real Estate Asset Value, although the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets (an amount which the Company anticipates will correspond to approximately 75% of Real Estate Asset Value). Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs. Any additional financing obtained to fund Secured Equipment Leases may not exceed 10% of aggregate gross proceeds of the Company's Prior Offerings, this offering and any subsequent offering.

PENDING INVESTMENTS


         As of December 31, 1997, the Company had initial commitments to acquire seven properties, including six properties consisting of land and building and one property consisting of building only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all seven of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -Description of Property Leases."


         In connection with the IHOP property in Saugus, Massachusetts, the Company anticipates owning only the building and not the underlying land. However, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.



         Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent              Percentage Rent         Option to Purchase
--------                  ---------------        -------------------              ---------------         ------------------

Boston Market            15 years; five      10.38% of the Company's        for each lease year after     at any time
Colorado Springs, CO     five-year renewal   total cost to purchase the     the fifth lease year, (i)     after the
Existing restaurant      options             property; increases by 10%     4% of annual gross sales      fifth lease
                                             after the fifth lease year     minus (ii) the minimum        year
                                             and after every five years     annual rent for such lease
                                             thereafter during the lease    year
                                             term



Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Dubuque, IA (#2)         five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the
                                                                                                          tenth through
                                                                                                          lease years
                                                                                                          fifteenth only


                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent              Percentage Rent         Option to Purchase
--------                  ---------------        -------------------              ---------------         ------------------

Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Edmond, OK               five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the


Ground  Round            20 years; five      10.25% of the Company's                    (2)               at any time
Maple Shade, NJ          five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year


IHOP (3)                        (4)          11.78% of the Company's        for each lease year, (i) 3%   at any time
Saugus, MA                                   total cost to purchase the     of annual gross sales minus   after the
Existing restaurant                          building; increases by         (ii) the minimum annual       fifth lease
                                             5.81% after the fifth lease    rent for such lease year      year
                                             year, 4.66% after the tenth
                                             lease year, and 2.83% after
                                             the fifteenth lease year




                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent              Percentage Rent         Option to Purchase
--------                  ---------------        -------------------              ---------------         ------------------


Ruby Tuesday's           20 years; two       11% of Total Cost (1);         for each lease year, (i) 6%   at any time
Georgetown, KY           five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year
                                             during the lease term

Shoney's                 20 years; two       11% of Total Cost (1);         for each lease year, (i) 6%   at any time
Phoenix, AZ (#4)         five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
renovated                                    every five years thereafter    rent for such lease year      year
                                             during the lease term

FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) For each lease year, percentage rent shall be calculated upon the amount by which gross sales exceed a to be determined breakpoint (base sales) as follows; 6% for an increase of 0% to 33.33% above base sales, 5.5% for an increase of 33.34% to 66.7% above base sales, and 5% for an increase of 66.8% to 100% above base sales. For increases in gross sales in excess of 100%, percentage rent shall decrease by .5% for every additional 33.33% increase above base sales.

(3) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease term shall expire upon the earlier of (i) the date 20 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

SALE OF PROPERTIES AND SECURED EQUIPMENT LEASES

         During the nine months ended September 30, 1997, the Company sold five of its Properties to tenants for a total of approximately $6,301,000. The Company reinvested the net sales proceeds from the sale of Properties in additional Properties. In addition, during the nine months ended September 30, 1997, the Company sold the Equipment relating to four Secured Equipment Leases to the tenants and used the proceeds therefrom to repay amounts previously advanced under its Line of Credit.



                            SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Exhibit B to this Prospectus.



                                                                                                        May 2,
                                                                                                      1994 (Date
                                                                                                     of Inception)
                                           Nine Months Ended                  Year Ended                through
                               September 30, 1997  September 30, 1996         December 31,            December 31,
                                   (Unaudited)        (Unaudited)        1996            1995               1994
                               ------------------  ------------------   ------          ------       -------------
Revenues                            $12,252,450      $3,883,714       $6,206,684    $   659,131        $      -
Net earnings                          9,737,809       2,757,759        4,745,962        368,779               -
Cash distributions declared (1)      10,879,969       3,403,427        5,436,072        638,618               -
Funds from operations (2)            10,834,302       3,080,556        5,257,040        469,097               -
Earnings per Share                         0.48            0.41             0.59           0.19               -
Cash distributions declared per Share      0.55            0.53             0.71           0.34               -
Weighted average number of Shares
   outstanding (3)                   20,368,867       6,771,120        8,071,670      1,898,350               -


                               September 30, 1997  September 30, 1996  December 31,   December 31,     December 31,
                                   (Unaudited)        (Unaudited)         1996            1995             1994
                               ------------------  ------------------  ------------   ------------     ------------
Total assets                       $288,151,045     $97,998,150       $134,825,048    $33,603,084        $929,585
Total equity                        255,603,278      89,528,514        122,867,427     31,980,648         200,000


                                     -113-




         (1)      Approximately eight percent, 12 percent, 13 percent and 42 percent of cash distributions ($0.04, $0.06, $0.06 and $0.14 per Share) for the nine months ended September 30, 1997 and 1996, and the years ended December 31, 1996 and 1995, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis. The Company has not treated such amount as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.


         (2) Funds from operations ( "FFO "), based on the revised definition adopted by the Board of Governors of NAREIT and as used herein, means net earnings determined in accordance with generally accepted accounting principles ( "GAAP "), excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike
                  FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Exhibit B -
                  Financial Information.

         (3) The weighted average number of Shares outstanding is based upon the period the Company was operational.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION OF THE COMPANY

INTRODUCTION


         The Company is a Maryland corporation that was organized on May 2, 1994, to acquire Properties, directly or indirectly through Joint Venture or co-tenancy arrangements, to be leased on a long-term, "triple-net" basis to operators of certain Restaurant Chains. In addition, the Company may provide
Mortgage Loans for the purchase of buildings, generally by borrowers that lease the underlying land from the Company. To a lesser extent, the Company may offer
Secured Equipment Leases to operators of Restaurant Chains.


LIQUIDITY AND CAPITAL RESOURCES


         In April 1995, the Company commenced the Initial Offering of its shares of common stock. During the period April 1, 1995 through February 6, 1997, the Company received subscription proceeds of $150,591,765 (15,059,177 shares) including $591,765 (59,177 shares) pursuant to the Company's Reinvestment Plan, from the Initial Offering, thereby completing such offering. Following the completion of the Initial Offering on February 6, 1997, the Company commenced this offering. As of September 30, 1997, the Company had received subscription proceeds of $137,883,078 (13,788,308 shares) from this offering, including
$1,183,289 (118,329 shares) pursuant to the Reinvestment Plan.

         As of September 30, 1997, net proceeds to the Company from the Initial
Offering and this offering, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses totalled $257,685,387. Approximately $230,368,000 of such amount had been used to invest,


                                     -114-



or committed for investment, in 212 Properties (16 Properties which were under construction as of September 30, 1997), in providing mortgage financing of $17,047,000 and to pay acquisition fees to the Advisor totalling $12,981,368 and certain acquisition expenses. The Company acquired 15 of the 212 Properties from Affiliates for purchase prices totalling approximately $11,000,000. The
Affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost no greater than the lesser of the cost of the Property to the Affiliate (including carrying costs) or the Property's appraised value.

         In connection with the 16 Properties under construction at September
30, 1997, the Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay are approximately $20,121,000, of which approximately
$13,390,000 had been incurred as of September 30, 1997. The buildings under construction as of September 30, 1997, are expected to be operational by March
1998. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement.

         During the nine months ended September 30, 1997, the Company sold five of its Properties and the Equipment relating to four Secured Equipment Leases to tenants. The Company received net proceeds of approximately $7,612,000 which was equal to the carrying value of the Properties and the Equipment at the time of the sale. As a result, no gain or loss was recognized for financial reporting purposes. The Company reinvested the proceeds from the sale of Properties in additional Properties. The Company used the net sales proceeds relating to the sale of the Equipment to repay amounts previously advanced under the Line of Credit.

         During the period October 1, 1997 through December 31, 1997, the
Company acquired 32 additional Properties (seven on which restaurants are being constructed ) for cash at a total cost of approximately $34,231,500. Three of the Properties were acquired from an Affiliate for approximately $3,674,000. In connection with the three Properties acquired from an Affiliate, the Affiliate had purchased and temporarily held title to the three Properties in order to facilitate the acquisition of the Properties by the Company. The three
Properties were acquired at a cost no greater than the lesser of the cost of each Property to the Affiliate, including its carrying costs, or the Property's appraised value. In connection with the purchase of each of the 32 Properties, the Company, as lessor, entered into a long-term lease agreement. The buildings under construction are expected to be operational by August 1998. The Company currently is negotiating to acquire additional Properties, but as of December
31, 1997, had not acquired any such Properties.

         As of December 31, 1997, the Company had received aggregate subscription proceeds of $361,764,864 (36,176,486 shares) from the Initial
Offering and this offering, including $2,464,413 (246,441 shares) through its Reinvestment Plan. As of December 31, 1997, the Company had invested or committed for investment approximately $274,720,000 of aggregate net proceeds from the Initial Offering and this offering in 244 Properties, in providing mortgage financing to the tenants of 44 Properties consisting of land only and two additional Properties through Mortgage Loans and in paying acquisition fees and certain acquisition expenses, leaving approximately $50,192,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans.

         The Company expects to use the uninvested Net Offering Proceeds, plus any Net Offering Proceeds from the sale of additional Shares, to purchase additional Properties, to fund construction costs relating to the Properties under construction and to make Mortgage Loans. The number of Properties to be acquired and Mortgage Loans to be entered into will depend upon the amount of Net Offering Proceeds available to the Company, although the Company is expected to have a total portfolio of 400 to 450 Properties if the maximum number of Shares are sold in this offering. The Company expects to use the proceeds of the Line of Credit to fund the Secured Equipment Lease program. The Company intends to limit the amount of Secured Equipment Leases it enters into to ten percent of gross offering proceeds from its offerings.

         On October 10, 1997, the Company filed a registration statement with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 34,500,000 shares of common stock in the Subsequent
Offering expected to commence in February 1998. Of the 34,500,000



                                     -115-



shares of common stock to be offered, 2,000,000 will be available only to stockholders purchasing through the Reinvestment Plan. The price per share and the other terms of the Subsequent Offering, including the percentage of gross proceeds payable to the Managing Dealer for selling commissions and expenses in connection with the offering, payable to the Advisor for acquisition fees and acquisition expenses and reimbursable to the Advisor for offering expenses, will be the same as those for this offering. Net proceeds from the Subsequent
Offering will be invested in additional Properties and Mortgage Loans.

         The Company has entered into a revolving $35,000,000 unsecured Line of Credit with a bank to fund Secured Equipment Leases and to purchase and develop
Properties or fund Mortgage Loans. The advances will bear interest at a rate of LIBOR plus 1.65% or the bank's prime rate, whichever the Company selects at the time of borrowing. Interest only will be repayable monthly until July 31, 1999, at which time all remaining interest and principal shall be due. The Line of Credit provides for two one-year renewal options. Management believes that during the offering period the Line of Credit will allow the Company to make investments that the Company otherwise would be forced to delay until it raised sufficient offering proceeds. Advances used to fund Secured Equipment Leases will be repaid using payments received from Secured Equipment Leases and will be refinanced in regard to any Secured Equipment Lease not fully repaid at the end of the term of the Line of Credit. Advances used to purchase and develop
Properties and fund Mortgage Loans will be repaid using additional offering proceeds from this offering or refinanced on a long-term basis. The Company will not encumber Properties in connection with the Line of Credit.

         The Company does not intend to use Net Offering Proceeds to fund
Secured Equipment Leases; however, as of December 31, 1997, the Company had used
$19,000,000 of uninvested Net Offering Proceeds to temporarily reduce the balance outstanding under the Line of Credit pending investment of such offering proceeds in Properties or Mortgage Loans in order to reduce interest expense incurred by the Company.

         Properties are and will be leased on a triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed the Company's operating expenses. For these reasons, no short-term or long-term liquidity problems currently are anticipated by management.

         Until Properties are acquired, or Mortgage Loans are entered into, Net
Offering Proceeds are held in short-term, highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties or to fund Mortgage Loans at such time as Properties suitable for acquisition and investments in Mortgage Notes are identified.

         At September 30, 1997, the Company had $41,324,755 invested in such short-term investments, as compared to $42,450,088 at December 31, 1996. These funds will be used primarily to purchase and develop or renovate Properties
(directly or indirectly through joint venture arrangements), to make Mortgage
Loans, to pay offering and acquisition costs, to pay Distributions to stockholders, to temporarily reduce amounts outstanding under the Company's Line of Credit pending the investment of Net Offering Proceeds, to meet Company expenses and, in management's discretion, to create cash reserves.

         During the nine months ended September 30, 1997 and 1996, Affiliates of the Company incurred on behalf of the Company $1,794,722 and $615,600, respectively, for certain offering expenses, $428,114 and $136,341, respectively, for certain acquisition expenses, and $291,633 and $208,156 , respectively, for certain operating expenses. As of September 30, 1997, the Company owed the Advisor $689,214 for such amounts, unpaid acquisition fees and accounting and administrative expenses. As of October 31, 1997, the Company had reimbursed all such amounts. The Advisor has agreed to pay or reimburse to the Company all offering expenses in excess of three percent of the aggregate gross proceeds from the Company's offerings. As of September 30, 1997, the offering expenses had not exceeded this amount.

         During the nine months ended September 30, 1997 and 1996, the Company generated cash from operations (which includes cash received from tenants and interest and other income received, less cash paid for operating expenses) of $10,800,147 and $3,244,519, respectively. Based on current


                                     -116-




and anticipated future cash from operations, the Company declared Distributions to the stockholders of $10,879,969 and $3,403,427 during the nine months ended
September 30, 1997 and 1996, respectively. In addition, on October 1, 1997,
November 1, 1997, and December 1, 1997, the Company declared Distributions to its stockholders totalling $1,845,170, $1,991,363 and $2,139,006, respectively, payable in December 1997. For the nine months ended September 30, 1997 and 1996, approximately 92 and 88 percent, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately eight and 12 percent, respectively, were considered a return of capital for federal income tax purposes. However, no amounts distributed or to be distributed to the stockholders as of December 31, 1997, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.


         Management believes that the Properties are adequately covered by insurance. In addition, the Advisor obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property. The Company's investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who meet specified financial standards is expected to minimize the Company's operating expenses.

         Due to the fact that the Properties are leased on a long-term, triple-net basis, management does not believe that working capital reserves are necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Management expects that the cash generated from operations will be adequate to pay operating expenses.

RESULTS OF OPERATIONS


         As of September 30, 1997, the Company and its consolidated joint venture, CNL/Corral South Joint Venture (hereinafter, collectively referred to as the Company) had purchased and entered into long-term, triple-net leases for 217 Properties (including five Properties which were sold in 1997).

         The Property leases provide for minimum base annual rental payments ranging from approximately $34,800 to $467,500, which are payable in monthly installments. In addition, certain leases provide for percentage rent based on sales in excess of a specified amount. The majority of the leases also provide that, commencing in generally the sixth lease year, the annual base rent required under the terms of the leases will increase. In connection therewith, during the nine months ended September 30, 1997 and 1996, the Company earned
$9,636,626 and $2,667,866, respectively, in rental income from operating leases and earned income from direct financing leases from 217 Properties and 23
Secured Equipment Leases in 1997 (including five Properties and four Secured
Equipment Leases which were sold during the nine months ended September 30,
1997) and from 72 Properties and five Secured Equipment Leases in 1996
($4,671,329 and $963,681 of which was earned during the quarters ended September
30, 1997 and 1996, respectively). Because the Company has not yet acquired all of its Properties and certain Properties were under construction as of September
30, 1997, revenues for the nine months ended September 30, 1997, represent only a portion of revenues which the Company is expected to earn in future periods.

         As of September 30, 1997, the Company had also entered into Mortgage
Loans in the principal sum of $17,047,000, collateralized by mortgages on the buildings relating to 44 Pizza Hut Properties and two additional Pizza Hut buildings. The Mortgage Loans bear interest at rates ranging from 10.5% to 10.75% per annum and are being collected in 240 equal monthly installments in the aggregate amount of $167,455. In connection therewith, the Company earned
$1,252,326 and $796,378 in interest income relating to such Mortgage Loans during the nine months ended September 30, 1997 and 1996, respectively, $437,134 and $330,880 of which was earned during the quarters ended September 30, 1997 and 1996, respectively.

         During the nine months ended September 30, 1997, two affiliated groups of lessees or borrowers, Castle Hill

                                     -117-




and Foodmaker, Inc., each represented more than ten percent of the Company's total rental, earned and interest income from its Properties, Mortgage Loans and Secured Equipment Leases. Castle Hill is the lessee under leases relating to 44 restaurants and is the borrower on Mortgage Loans relating to the buildings on such Properties . Foodmaker, Inc. is the lessee under leases relating to 26 restaurants. In addition, during the nine months ended September 30, 1997, four
Restaurant Chains, Golden Corral Family Steakhouse, Pizza Hut, Jack in the Box, and Boston Market, each accounted for more than ten percent of the Company's total rental, earned and interest income relating to its Properties, Mortgage
Loans and Secured Equipment Leases. Because the Company has not completed its investment in Properties and Mortgage Loans, it is not possible to determine which lessees, borrowers or Restaurant Chains will contribute more than ten percent of the Company's rental, earned and interest income during subsequent years. In the event that certain lessees, borrowers or Restaurant Chains contribute more than ten percent of the Company's rental and interest income in the current and future years, any failure of such lessees, borrowers or Restaurants Chains could materially affect the Company's income.

         During the nine months ended September 30, 1997 and 1996, the Company also earned $1,363,498 and $419,470, respectively, in interest income from investments in money market accounts or other short-term, highly liquid investments and other income, $428,753 and $207,681 of which was earned during the quarters ended September 30, 1997 and 1996, respectively. As net offering proceeds are invested in Properties and used to make Mortgage Loans, interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Operating expenses, including depreciation and amortization expense, were $2,491,055 and $1,104,368 for the nine months ended September 30, 1997 and 1996, respectively, of which $1,018,642 and $434,261 were incurred for the quarters ended September 30, 1997 and 1996, respectively. Total operating expenses increased primarily as a result of the Company having invested in additional Properties and Mortgage Loans during the quarter and nine months ended September 30, 1997, as compared to the quarter and nine months ended
September 30, 1996. General and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties, invests in additional Mortgage Loans and the Properties under construction become operational. However, asset management fees and depreciation and amortization expense are expected to increase as the Company invests in additional Properties and Mortgage Loans.

         In February 1997, the Financial Accounting Standards Board issued
Statement of Financial Accounting Standard No. 128, "Earnings Per Share." The statement, which is effective for fiscal years ending after December 15, 1997, provides for a revised computation of earnings per share. The Company will adopt this standard in 1997 and does not expect a material effect, if any, on the Company's earnings per share.


         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities
Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local real estate conditions, continued availability of proceeds from this offering, the availability of proceeds from the Subsequent Offering, if any, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans, and the ability of tenants and borrowers to make payments under their respective leases or Mortgage Loans.

                             MANAGEMENT COMPENSATION

FEES AND EXPENSES PAID TO THE
ADVISOR AND ITS AFFILIATES


         The following presents information regarding this offering from commencement on February 7, 1997 through December 31, 1997, unless otherwise noted. For information regarding the Initial Offering for the years ended
December 31, 1995 and 1996, and the period January 1, 1997 through February 6,
1997, see the section of the Prospectus entitled "Certain Transactions."

         Selling Commissions and Marketing Support and Due Diligence Expense
Reimbursement Fee. In


                                     -118-




connection with the formation of the Company and the offering of the Shares, the Managing Dealer will receive Selling Commissions of 7.5% (a maximum of
$20,625,000 if 27,500,000 Shares are sold), and a marketing support and due diligence expense reimbursement fee of 0.5% (a maximum of $1,375,000 if 27,500,000 Shares are sold), of the total amount raised from the sale of Shares, computed at $10.00 per Share sold ("Gross Proceeds"). The Managing Dealer in turn may reallow Selling Commissions of up to 7% on Shares sold, and all or a portion of the 0.5% marketing support and due diligence expense reimbursement fee to certain Soliciting Dealers, who are not Affiliates of the Company. As of December 31, 1997, the Company had incurred $15,837,982 for Selling Commissions due to the Managing Dealer, a substantial portion of which has been paid as commissions to other Soliciting Dealers. In addition, as of December 31, 1997, the Company had incurred $1,055,865 in marketing support and due diligence expense reimbursement fees due to the Managing Dealer. A portion of these fees has been reallowed to other Soliciting Dealers, and all due diligence expenses will be paid from such fees.

         Soliciting Dealer Servicing Fee. The Company will incur a Soliciting
Dealer Servicing Fee in the amount of .20% of Invested Capital (a maximum of $550,000 if 27,500,000 Shares are sold). The Soliciting Dealer Servicing Fee will be payable on December 31 of each year, commencing on December 31 of the year following the year in which the related offering terminates, and generally will be payable to the Managing Dealer, which in turn may reallow all or a portion of such fee to Soliciting Dealers whose clients held Shares on such date. As of December 31, 1997, no such fees had been incurred by the Company.

         Acquisition Fees. The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties equal to 4.5% of Gross Proceeds, payable by the Company as Acquisition Fees. As of December 31, 1997, the Company had incurred $9,502,789 in such acquisition fees payable to the Advisor.

         Other Acquisition Fees to Affiliates of the Advisor. In connection with the financing, development, construction or renovation of a Property by Affiliates, the Company will incur other acquisition fees, payable to Affiliates of the Advisor as Acquisition Fees. Such fees are in addition to 4.5% of Gross
Proceeds payable to the Advisor as Acquisition Fees, and payment of such fees will be subject to approval by the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction. As of December 31, 1997, the Company had incurred $528,920 of such fees in connection with Net Offering Proceeds of this offering.

         Asset Management Fee. For managing the Properties, the Advisor will be entitled to receive a monthly Asset Management Fee of one-twelfth of .60% of the Company's Real Estate Asset Value (generally, the total amount invested in the Properties, exclusive of Acquisition Fees and Acquisition Expenses) and the outstanding principal amount of the Mortgage Loans as of the end of the preceding month. For the nine months ended September 30, 1997, the Company had incurred $558,319 of such fees, $64,398 of which has been capitalized as part of the cost of building for Properties under construction, including amounts incurred relating to Properties acquired with Net Offering Proceeds from the Company's Initial Offering.

         Secured Equipment Lease Servicing Fee. For negotiating Secured
Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will be entitled to receive from the Company a one-time Secured
Equipment Lease Servicing Fee of 2% of the purchase price of the Equipment that is the subject of a Secured Equipment Lease. During the nine months ended
September 30, 1997, the Company had incurred $90,592 of such fees.


         Real Estate Disposition Fee. Prior to Listing, the Advisor may receive a real estate disposition fee of 3% of the gross sales price of one or more
Properties for providing substantial services in connection with the Sale, which will be deferred and subordinated until the stockholders have received
Distributions equal to the sum of 100% of the stockholders' aggregate Invested
Capital plus an aggregate, annual, cumulative, noncompounded 8% return on their Invested Capital (the "Stockholders' 8% Return"). Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in an amount equal to the product of the total number of Shares outstanding and the average closing prices of the Shares over a period, beginning 180 days after Listing, of 30

                                     -119-



days during which the Shares are traded. As of September 30, 1997, no such fees had been incurred by the Company.

         Subordinated Share of Net Sales Proceeds. A subordinated share of Net
Sales Proceeds will be paid to the Advisor upon the Sale of one or more
Properties or Secured Equipment Leases in an amount equal to 10% of Net Sales
Proceeds. This amount will be subordinated and paid only after the stockholders have received Distributions equal to the sum of 100% of the stockholders' aggregate Invested Capital, plus the Stockholders' 8% Return. As of September
30, 1997, no such amounts had been incurred by the Company.

         Administrative and Other Expenses. The Advisor provides accounting and administrative services (including accounting and administrative services in connection with the Offering of Shares) to the Company on a day-to-day basis.
During the nine months ended September 30, 1997, the Company had incurred
$1,259,411 of such costs that are included in stock issuance costs and $389,806 of such costs that are included in general and administrative expenses, including amounts incurred in connection with activities of the Company's
Initial Offering.

         Reimbursement of Out-of-Pocket Expenses. The Advisor and its Affiliates are entitled to receive reimbursement, at cost, for expenses they incur for Offering Expenses, Acquisition Expenses and Operating Expenses. During the nine months ended September 30, 1997, the Advisor and its Affiliates incurred
$1,794,722, $428,114, and $291,633 on behalf of the Company for Offering
Expenses, Acquisition Expenses, and Operating Expenses, respectively, including amounts incurred in connection with activities of the Company's Initial
Offering.


                                   MANAGEMENT

         Robert A. Bourne. Director and President. Mr. Bourne currently holds the position of Vice Chairman of the Board, director and Treasurer of CNL Fund
Advisors, Inc., the Advisor to the Company.  Mr. Bourne served as President of
CNL Fund Advisors, Inc. from the date of its inception through June 30, 1997.
Mr. Bourne also has served as President and a director of CNL American Realty
Fund, Inc. since 1996 and of CNL Real Estate Advisors, Inc. since January 1997.
Mr. Bourne is President and Treasurer of CNL Group, Inc., President, a director, and a registered principal of CNL Securities Corp. (the Managing Dealer of this offering), President and a director of CNL Investment Company, and Chief
Investment Officer, Vice Chairman of the Board, a director and Treasurer of CNL
Institutional Advisors, Inc., a registered investment advisor. Mr. Bourne served as President of CNL Institutional Advisors, Inc. from the date of its inception through June 30, 1997. Mr. Bourne also has served as President and a director from July 1992 to February 1996, and has served as Vice Chairman of the Board of Directors, Secretary and Treasurer since February 1996, of Commercial
Net Lease Realty, Inc.  In addition, Mr. Bourne served as President of CNL
Realty Advisors, Inc. from 1991 to February 1996, and has served as a director of CNL Realty Advisors, Inc. since 1991, and as Treasurer and Vice Chairman since February 1996. Upon graduation from Florida State University in 1970, where he received a B.A. in Accounting, with honors, Mr. Bourne worked as a certified public accountant and, from September 1971 through December 1978 was employed by Coopers & Lybrand, Certified Public Accountants, where he held the position of tax manager beginning in 1975. From January 1979 until June 1982, Mr. Bourne was a partner in the accounting firm of Cross & Bourne and from July
1982 through January 1987 he was a partner in the accounting firm of Bourne &
Rose, P.A., Certified Public Accountants.  Mr. Bourne, who joined CNL Securities
Corp. in 1979, has participated as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these real estate ventures are approximately 64 privately offered real estate limited partnerships with investment objectives similar to one or more of the Company's investment objectives, in which Mr.
Bourne, directly or through an affiliated entity, serves or has served as a general partner. Mr. Bourne oversaw the acquisition and oversees the management of over 1,500 properties located across 47 states with a total value in excess of $2 billion.


         Lynn E. Rose.  Secretary and Treasurer.  Ms. Rose is also Secretary and
Treasurer of CNL American Realty Fund, Inc. Ms. Rose serves as Secretary and a director of CNL Fund Advisors, Inc., the Advisor to the Company, and CNL Real
Estate Advisors, Inc.  Ms. Rose served as Treasurer of CNL Fund Advisors, Inc.
from the date of its

                                     -120-



inception through June 30, 1997. Ms. Rose, a certified public accountant, has served as Secretary of CNL Group, Inc. since 1987, as Chief Financial Officer of
CNL Group, Inc. since December 1993, and served as Controller of CNL Group, Inc.
from 1987 until December 1993.  In addition, Ms. Rose has served as Chief
Financial Officer and Secretary of CNL Securities Corp. since July 1994. She has served as Chief Operating Officer, Vice President and Secretary of CNL
Corporate Services, Inc. since November 1994.  Ms. Rose also has served as Chief
Financial Officer and Secretary of CNL Institutional Advisors, Inc. since its inception in 1990, as Secretary and a director of CNL Realty Advisors, Inc.
since its inception in 1991, and as a Treasurer of CNL Realty Advisors, Inc.
from 1991 to February 1996.  In addition, Ms. Rose served as Secretary and
Treasurer of Commercial Net Lease Realty, Inc. from 1992 to February 1996. Ms.
Rose also currently serves as Secretary for approximately 50 additional corporations. Ms. Rose oversees the management information services, administration, legal compliance, accounting, tenant compliance, and reporting for over 250 corporations, partnerships and joint ventures. Prior to joining
CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in
Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         The directors and officers of the Advisor are as follows:


James M. Seneff, Jr. .............................   Chairman of the Board, Chief Executive Officer and Director
Robert A. Bourne .................................   Vice Chairman of the Board, Treasurer and Director
Curtis B. McWilliams .............................   President
John T. Walker ...................................   Chief Operating Officer and Executive Vice President
Steven D. Shackelford.............................   Chief Financial Officer
Lynn E. Rose .....................................   Secretary and Director
Jeanne A. Wall ...................................   Executive Vice President

         Curtis B. McWilliams. Mr. McWilliams joined CNL Group, Inc. in April 1997 and currently serves as President of the Advisor. In addition, Mr. McWilliams serves as Executive Vice President of CNL Group, Inc. and as President of CNL Institutional Advisors, Inc. and certain other subsidiaries of CNL Group, Inc. From January 1991 to August 1996, Mr. McWilliams was a managing director in the corporate banking group of Merrill Lynch's investment banking division. During this time, he was a senior relationship manager with Merrill Lynch and as such was responsible for a number of the firm's relationships with companies such as AT&T, AT&T Capital, AMR Corporation, J.C. Penney and the Robert M. Bass Group. In addition, from February 1990 to February 1993, he served as co-head of one of the Industrial Banking Groups within Merrill Lynch's investment banking division and had administrative responsibility for 25 bankers overseeing 150 client relationships, including the firm's transportation group. In addition, from September 1996 to March 1997, Mr. McWilliams served as Chairman of Private Advisory Services, Merrill Lynch's high net worth brokerage business. Mr. McWilliams received a B.S.E. in Chemical Engineering from Princeton University in 1977 and a Masters of Business Administration with a concentration in finance from the University of Chicago in 1983.

                              CERTAIN TRANSACTIONS


         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of common stock for services in connection with the offering of Shares, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the period February 7, 1997 (the date this offering commenced) through December 31, 1997, the Company incurred $15,837,982 in such fees in connection with this offering, the majority of which has been or will be paid as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a Marketing Support and Due Diligence Expense Reimbursement Fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. During the period February 7, 1997 (the date this offering commenced) through December 31, 1997, the Company incurred $1,055,865 in such fees in connection with this offering, substantially all of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares. For the period February 7, 1997 (the date this offering commenced) through December 31, 1997, the Company incurred $9,502,789 in such fees in connection with this offering.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive from the Company a one-time Secured Equipment Lease Servicing Fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease. During the period January 1, 1997 through December 31, 1997, the Company incurred $366,865 in such fees.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value, plus one-twelfth of 0.60% of the total principal amount of the Company's Mortgage Loans as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the nine months ended September 30, 1997, the Company incurred $558,319 of such fees, $64,398 of which has been capitalized as part of the cost of the buildings for Properties that have been or are being constructed.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the nine months ended September 30, 1997, the Company incurred a total of $1,649,217 for these services, $1,259,411 of such costs representing stock issuance costs and $389,806 representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission and costs associated with activities from the Initial Offering.

         In connection with the acquisition of four Properties during the period January 1, 1997 through December 31, 1997, that were constructed or renovated by Affiliates, the Company incurred development/construction management fees totalling $369,570. Such fees were included in the purchase price of Properties.


         All of these fees were paid in accordance with the provisions of the Company's Articles of Incorporation.

                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS TO WHICH THE FOLLOWING INFORMATION RELATES.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 85 and 86 real estate limited partnerships, respectively, including the 18 publicly offered CNL Income Fund partnerships, which purchased properties similar to those to be acquired by the Company, listed in the table below. None of these limited partnerships has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior partnerships, the general partners of these partnerships believe that each of such partnerships has met or is meeting its principal investment objectives in a timely manner.


         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and, in the case of two of the partnerships, casual dining restaurant properties and have investment objectives similar to those of the Company. As of June 30, 1997, the 18 partnerships had raised a total of $602,212,212 from a total of 48,461 investors, and had invested in 691 fast-food, family-style or casual dining restaurant properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships is set forth below.

                                                                Date 90% of Net
                                                   Number of    Proceeds Fully
                 Maximum                           Limited      Invested or
 Name of         Offering                          Partnership  Committed to
 Partnership     Amount (1)     Date Closed        Units Sold   Investment (2)
 -----------     ----------     -----------        ----------   ---------------
 CNL Income      $15,000,000   December 31, 1986     30,000      December 1986
 Fund, Ltd.      (30,000 units)


 CNL Income      $25,000,000    August 21, 1987      50,000      November 1987
 Fund II, Ltd.   (50,000 units)


 CNL Income      $25,000,000    April 29, 1988       50,000      June 1988
 Fund III, Ltd.  (50,000 units)


 CNL Income      $30,000,000    December 6, 1988     60,000      February 1989
 Fund IV, Ltd.   (60,000 units)


 CNL Income      $25,000,000    June 7, 1989         50,000      December 1989
 Fund V, Ltd.    (50,000 units)


 CNL Income      $35,000,000    January 19, 1990     70,000      May 1990
 Fund VI, Ltd.   (70,000 units)


 CNL Income      $30,000,000    August 1, 1990   30,000,000      January 1991
 Fund VII, Ltd.  (30,000,000 units)

                                                                Date 90% of Net
                                                   Number of    Proceeds Fully
                 Maximum                           Limited      Invested or
 Name of         Offering                          Partnership  Committed to
 Partnership     Amount (1)     Date Closed        Units Sold   Investment (2)
 -----------     ----------     -----------        ----------   ---------------
 CNL Income      $35,000,000    March 7, 1991      35,000,000   September 1991
 Fund VIII, Ltd. (35,000,000 units)


 CNL Income      $35,000,000    September 6, 1991   3,500,000   November 1991
 Fund IX, Ltd.   (3,500,000 units)


 CNL Income      $40,000,000    March 18, 1992      4,000,000   June 1992
 Fund X, Ltd.    (4,000,000 units)


 CNL Income      $40,000,000    September 28, 1992  4,000,000   September 1992
 Fund XI, Ltd.   (4,000,000 units)


 CNL Income      $45,000,000    March 15, 1993      4,500,000   July 1993
 Fund XII, Ltd.  (4,500,000 units)


 CNL Income      $40,000,000    August 26, 1993     4,000,000   August 1993
 Fund XIII, Ltd. (4,000,000 units)

                                                                Date 90% of Net
                                                   Number of    Proceeds Fully
                 Maximum                           Limited      Invested or
 Name of         Offering                          Partnership  Committed to
 Partnership     Amount (1)     Date Closed        Units Sold   Investment (2)
 -----------     ----------     -----------        ----------   ---------------
 CNL Income      $45,000,000    February 22, 1994   4,500,000   May 1994
 Fund XIV, Ltd.  (4,500,000 units)

 CNL Income      $40,000,000    September 1, 1994   4,000,000   December 1994
 Fund XV, Ltd.   (4,000,000 units)


 CNL Income      $45,000,000    June 12, 1995       4,500,000   August 1995
 Fund XVI, Ltd.  (4,500,000 units)


 CNL Income      $30,000,000    September 19, 1996  3,000,000   December 1996
 Fund XVII, Ltd. (3,000,000 units)


 CNL Income Fund $35,000,000           (3)             (3)           (3)
 XVIII, Ltd.     (3,500,000 units)

----------------
(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd, and CNL Income Fund XVIII, Ltd.

(2) For a description of the property acquisitions by these limited partnerships, see the table set forth on the following page.

(3) As of June 30, 1997, CNL Income Fund XVIII, Ltd., which is offering a maximum of 3,500,000 limited partnership units ($35,000,000), had received subscriptions totalling $22,192,212 (2,219,221 units). As of such date, CNL Income Fund XVIII, Ltd. had purchased 17 properties.

         As of June 30, 1997, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 67 nonpublic real estate limited partnerships. The offerings of 65 of these 67 nonpublic limited partnerships had terminated as of June 30, 1997. These 65 partnerships raised a total of $166,969,266 from approximately 4,180 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 203 projects as of June 30, 1997. These 203 projects consist of 19 apartment projects (comprising 11% of the total amount raised by all 65 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 65 partnerships), 157 fast-food, family-style or casual dining restaurant property and business investments (comprising 68% of the total amount raised by all 65 partnerships), one condominium development (comprising
 .5% of the total amount raised by all 65 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 65 partnerships), seven commercial/retail properties (comprising 10% of the total amount raised by all 65 partnerships), and two tracts of undeveloped land (comprising .5% of the total amount raised by all 65 partnerships). The offering of the two remaining nonpublic limited partnerships (offerings aggregating $16,750,000) had raised $9,700,000 from 201 investors (approximately 57.9% of the total offering amount) as of June 30, 1997.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 85 real estate limited partnerships whose offerings had closed as of June 30, 1997 (including 17 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 35 invested in restaurant properties leased on a "triple-net" basis, including six which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 85 real estate limited partnerships).


         The following table sets forth summary information, as of June 30, 1997, regarding property acquisitions by the 18 limited partnerships that, either individually or through a joint venture or partnership arrangement, acquired restaurant properties and that have investment objectives similar to those of the Company.

Name of         Type of                            Method of        Type of
Partnership     Property            Location       Financing        Program
-----------     --------            --------       ---------        -------

CNL Income      20 fast-food or   AL, AZ, CA, FL,   All cash         Public
Fund, Ltd.      family-style      GA, LA, MD, OK,
                restaurants       TX, VA

CNL Income      44 fast-food or   AL, AZ, CO, FL,   All cash         Public
Fund II, Ltd.   family-style      GA, IL, IN, LA,
                restaurants       MI, MN, MO, NC,
                                  NM, OH, TX, WY

CNL Income      33 fast-food or   AZ, CA, FL, GA,   All cash         Public
Fund III, Ltd.  family-style      IA, IL, IN, KS,
                restaurants       KY, MD, MI, MN,
                                  MO, NC, NE, OK,
                                  TX

CNL Income      45 fast-food or   AL, DC, FL, GA,   All cash         Public
Fund IV, Ltd.   family-style      IL, IN, KS, MA,
                restaurants       MD, MI, MS, NC,
                                  OH, PA, TN, TX,
                                  VA

CNL Income      30 fast-food or   FL, GA, IL, IN,   All cash         Public
Fund V, Ltd.    family-style      MI, NH, NY, OH,
                restaurants       SC, TN, TX, UT,
                                  WA

CNL Income      48 fast-food or   AR, AZ, FL, GA,   All cash         Public
Fund VI, Ltd.   family-style      IN, MA, MI, MN,
                restaurants       NC, NE, NM, NY,
                                  OH, OK, PA, TN,
                                  TX, VA, WY

CNL Income      47 fast-food or   AZ, CO, FL, GA,   All cash         Public
Fund VII, Ltd.  family-style      IN, LA, MI, MN,
                restaurants       OH, SC, TN, TX,
                                  UT, WA

CNL Income      42 fast-food or   AZ, FL, IN, LA,   All cash         Public
Fund VIII, Ltd. family-style      MI, MN, NC, NY,
                restaurants       OH, TN, TX, VA

CNL Income      42 fast-food or   AL, FL, GA, IL,   All cash         Public
Fund IX, Ltd.   family-style      IN, LA, MI, MN,
                restaurants       MS, NC, NH, NY,
                                  OH, SC, TN, TX

CNL Income      49 fast-food or   AL, CA, CO, FL,   All cash         Public
Fund X, Ltd.    family-style      ID, IL, LA, MI,
                restaurants       MO, MT, NC, NH,
                                  NM, NY, OH, PA,
                                  SC, TN, TX

Name of         Type of                            Method of        Type of
Partnership     Property            Location       Financing        Program
-----------     --------            --------       ---------        -------
CNL Income      40 fast-food or   AL, AZ, CA, CO,   All cash         Public
Fund XI, Ltd.   family-style      CT, FL, KS, LA,
                restaurants       MA, MI, MS, NC,
                                  NH, NM, OH, OK,
                                  PA, SC, TX, VA,
                                  WA

CNL Income      49 fast-food or   AL, AZ, CA, FL,   All cash         Public
Fund XII, Ltd.  family-style      GA, LA, MO, MS,
                restaurants       NC, NM, OH, SC,
                                  TN, TX, WA

CNL Income      49 fast-food or   AL, AR, AZ, CA,   All cash         Public
Fund XIII, Ltd. family-style      CO, FL, GA, IN,
                restaurants       KS, LA, MD, NC,
                                  OH, PA, SC, TN,
                                  TX, VA

CNL Income      62 fast-food or   AL, AZ, CO, FL,   All cash         Public
Fund XIV, Ltd.  family-style      GA, KS, LA, MN,
                restaurants       MO, MS, NC, NJ,
                                  NV, OH, SC, TN,
                                  TX, VA

CNL Income      54 fast-food or   AL, CA, FL, GA,   All cash         Public
Fund XV, Ltd.   family-style      KS, KY, MN, MO,
                restaurants       MS, NC, NJ, NM,
                                  OH, OK, PA, SC,
                                  TN, TX, VA

Name of         Type of                            Method of        Type of
Partnership     Property            Location       Financing        Program
-----------     --------            --------       ---------        -------

CNL Income      44 fast-food or   AZ, CA, CO, DC,   All cash         Public
Fund XVI, Ltd.  family-style      FL, GA, ID, IN,
                restaurants       KS, MN, MO, NC,
                                  NM, NV, OH, TN,
                                  TX, UT, WI

Name of         Type of                            Method of        Type of
Partnership     Property            Location       Financing        Program
-----------     --------            --------       ---------        -------

CNL Income      27 fast-food,     CA, FL, GA, IL,   All cash         Public
Fund XVII, Ltd. family-style or   IN, MI, NC, NV,
                casual dining     OH, SC, TN, TX
                restaurants

CNL Income      17 fast-food,     CA, GA, KY, MD,   All cash         Public
Fund XVIII, Ltd.family-style or   MN, NC, NV, OH,
                casual dining     TN, TX
                restaurants

                    ---------------------------------------

         A more detailed description of the acquisitions by real estate limited partnerships sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., and CNL Income Fund XVIII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships with investment objectives similar to one or more of the Company's investment objectives in which Messrs. Seneff and Bourne are general partners is provided in the Prior Performance Tables included as Exhibit C. Information about the previous public partnerships, the offerings of which became fully subscribed between July 1992 and June 1997, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Exhibit C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs. Seneff and Bourne.

                               DISTRIBUTION POLICY

DISTRIBUTIONS

         The following table reflects the total Distributions and Distributions per Share declared by the Company for each month since the Company commenced operations.


                             1995                              1996                               1997
                             ----                              ----                               ----
Month                Total         Per Share            Total       Per Share              Total       Per Share
-----                -----         ---------            -----       ---------              -----       ---------
January           $        -      $       -            $225,354     $0.058300           $  827,978     $0.059375
February                   -              -             255,649      0.058300              884,806      0.059375
March                      -              -             287,805      0.058300              980,573      0.060416
April                      -              -             323,721      0.058300            1,091,142      0.061458
May                        -              -             368,155      0.058300            1,202,718      0.062500
June                    15,148      0.030000            407,803      0.058300            1,295,253      0.062500

July                    30,682      0.030000            458,586      0.059375            1,403,187      0.062500
August                  57,739      0.035000            517,960      0.059375            1,516,980      0.062500
September               84,467      0.050000            568,394      0.059375            1,677,332      0.063540
October                104,733      0.050000            615,914      0.059375            1,845,170      0.063540
November               155,665      0.058300            683,907      0.059375            1,991,289      0.063540
December               190,184      0.058300            731,569      0.059375            2,139,009      0.063540


         The Company intends to make regular Distributions to stockholders. The payment of Distributions commenced in July 1995. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly and paid on a quarterly basis during the offering period and declared and paid quarterly thereafter. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital. For the years ended December 31, 1996 and 1995, the Company declared and made Distributions totalling $5,436,072 and $638,618, respectively, of which 90.25% and 59.82%, respectively, of such amounts were characterized as ordinary income and 9.75% and 40.18%, respectively, were characterized as return of capital for federal income tax purposes. For the nine months ended September 30, 1997, the Company declared and made Distributions totalling $10,879,969, 92% of which were characterized as ordinary income and 8% as return of capital for federal income tax purposes. However, no amounts distributed to stockholders as of December 31, 1997, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their Invested Capital. Due to the fact that the Company had not acquired all of its Properties and was still in its offering period as of September 30, 1997, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future years. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.


                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK


         At the Company's annual meeting of stockholders held on April 4, 1997, the stockholders approved amendments to the Company's Amended and Restated Articles of Incorporation, and effective May 8, 1997, the Company filed with the State of Maryland an amendment, increasing the number of authorized shares of capital stock from 46,000,000 shares to 156,000,000 shares (consisting of 75,000,000 Common Shares, 3,000,000 Preferred Shares and 78,000,000 Excess Shares). The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available following the termination of this offering. As of December 31, 1997, the Company had 36,196,487 shares of Common Stock outstanding (including 20,000 issued to the Advisor prior to the commencement of this offering and 246,441 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding.

                                  ADDENDUM TO
                                   EXHIBIT B

                             FINANCIAL INFORMATION

THE UPDATED PRO FORMA FINANCIAL STATEMENTS AND THE UNAUDITED FINANCIAL STATEMENTS OF CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY CONTAINED IN THIS ADDENDUM SHOULD BE READ IN CONJUNCTION WITH EXHIBIT B TO THE ATTACHED PROSPECTUS, DATED APRIL 18, 1997.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                     INDEX TO UPDATED FINANCIAL STATEMENTS


                                                                            Page
Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of September 30, 1997             B-2


   Pro Forma Consolidated Statement of Earnings for the nine months ended
      September 30, 1997                                                     B-3

   Pro Forma Consolidated Statement of Earnings for the year ended
      December 31, 1996                                                      B-4

   Notes to Pro Forma Consolidated Financial Statements for the
      nine months ended September 30, 1997 and the year ended
      December 31, 1996                                                      B-5

Updated Unaudited Condensed Consolidated Financial Statements:

   Condensed Consolidated Balance Sheets as of September 30, 1997
      and December 31, 1996                                                  B-9

   Condensed Consolidated Statements of Earnings for the nine months
      ended September 30, 1997 and 1996                                      B-10

   Condensed Consolidated Statements of Stockholders' Equity for the
      nine months ended September 30, 1997 and the year ended
      December 31, 1996                                                      B-11

   Condensed Consolidated Statements of Cash Flows for the nine months
      ended September 30, 1997 and 1996                                      B-12

   Notes to Condensed Consolidated Financial Statements for the nine
      months ended September 30, 1997 and 1996                               B-14

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


         The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through September 30, 1997, including the receipt of $288,474,843 in gross offering proceeds from the sale of 28,847,485 shares of common stock and the application of such proceeds to purchase 212 properties (including 154 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building, 13 properties which consist of building only and 44 properties which consist of land only), 16 of which were under construction at September 30, 1997, to provide mortgage financing to the lessees of the 44 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $73,290,021 in gross offering proceeds from the sale of 7,329,002 additional shares of common stock during the period October 1, 1997 through December 31, 1997, (iii) the application of such funds to purchase 32 additional properties acquired during the period October 1, 1997 through December 31, 1997 (seven properties which consist of building only and 25 properties which consist of land and building, including seven of which are under construction), to pay additional costs for the 16 properties under construction at September 30, 1997, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of September 30, 1997, includes the transactions described in (i) above from the historical consolidated balance sheet, adjusted to give effect to the transactions in (ii), and (iii) above, as if they had occurred on September 30, 1997.

         The Pro Forma Consolidated Statements of Earnings for the nine months ended September 30, 1997 and the year ended December 31, 1996, include the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for eight of the properties that were acquired by the Company during the period January 1, 1996 through December 31, 1997, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) January 1, 1996, to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statement of Earnings for the remaining properties acquired by the Company during the period January 1, 1996 through December 31, 1997, due to the fact that these properties did not have a previous rental history.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997



                                                                                 Pro Forma
            ASSETS                                        Historical            Adjustments           Pro Forma
                                                          ----------            -----------           ---------

Land and buildings on operating
  leases, less accumulated
  depreciation                                           $170,249,188          $ 37,074,307 (a)      $207,323,494
Net investment in direct
  financing leases (b)                                     39,344,776             9,818,586 (a)        49,163,362
Cash and cash equivalents                                  41,324,755             6,432,770 (a)        47,757,525
Restricted cash                                            16,014,345                                  16,014,345
Receivables, less allowance for
  doubtful accounts                                           736,931                                     736,931
Mortgage notes receivable                                  17,657,131                                  17,657,131
Organization costs, less
  accumulated amortization                                     10,682                                      10,682
Loan costs, less accumulated
  amortization                                                 46,214                                      46,214
Accrued rental income                                       1,320,957                                   1,320,957
Other assets                                                1,446,066               913,666 (a)         2,359,733
                                                         ------------          ------------           ------------

                                                         $288,151,045          $ 54,239,329          $342,390,374
                                                         ============         =============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Note payable                                           $ 17,990,638                                $ 17,990,638
  Accrued interest payable                                     28,456                                      28,456
  Accrued construction costs
    payable                                                11,080,621          $(11,080,621)(a)               -
  Accounts payable and other
    accrued expenses                                          139,471                                     139,471
  Due to related parties                                    1,148,881                                   1,148,881
  Rents paid in advance                                       700,171                                     700,171
  Deferred rental income                                    1,167,099                91,831 (a)         1,258,930
  Other payables                                                6,058                                       6,058
                                                         ------------         --------------          -------------
      Total liabilities                                    32,261,395           (10,988,790)           21,272,605
                                                         ------------         --------------           -------------

Minority interest                                             286,372                                     286,372
                                                         ------------         --------------           ------------

Stockholders' equity:
  Preferred stock, without par
    value.  Authorized and unissued
    3,000,000 shares                                               -                                           -
  Excess shares, $0.01 par value per
    share.  Authorized and unissued
    78,000,000 shares                                              -                                           -
  Common stock, $0.01 par value per
    share.  Authorized 75,000,000
    shares; issued and outstanding
    28,867,485 shares; issued and
    outstanding, as adjusted,
    36,196,487 shares                                         288,675                73,290 (a)           361,965
  Capital in excess of par value                          257,416,712            65,154,829 (a)       322,571,541
  Accumulated distributions in
    excess of net earnings                                 (2,102,109)                                 (2,102,109)

                                                          255,603,278            65,228,119           320,831,397
                                                         ------------           ------------           ------------

                                                         $288,151,045          $ 54,239,329           $342,390,374
                                                         ============         =============           ============









See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997



                                                                                   Pro Forma
                                                             Historical           Adjustments          Pro Forma
                                                             ----------           -----------          ---------

Revenues:
  Rental income from
    operating leases                                         $7,826,671          $    15,697 (1)       $7,842,368
  Earned income from
    direct financing leases (2)                               1,809,955                                 1,809,955
  Interest income from
    mortgage notes receivable                                 1,252,326                                 1,252,326
  Other interest and income                                   1,363,498               (9,063)(3)        1,354,435
                                                             ----------           ----------           ----------
                                                             12,252,450                6,634           12,259,084
                                                             ----------           -----------          ----------

Expenses:
  General operating and
    administrative                                              664,585                                   664,585
  Professional services                                          53,334                                    53,334
  Asset and mortgage management
    fees to related party                                       493,921                  873 (4)          494,794
  State and other taxes                                         173,604                                   173,604
  Depreciation and amortization                               1,105,611                3,456 (6)        1,109,067
                                                             ----------           ----------           ----------
                                                              2,491,055                4,329            2,495,384
                                                             ----------           ----------           ----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                                  9,761,395                2,305            9,763,700

Minority Interest in Income of
  Consolidated Joint Venture                                    (23,586)                                  (23,586)
                                                              ---------          -----------             ---------

Net Earnings                                                 $9,737,809          $     2,305           $9,740,114
                                                             ==========          ===========            ==========

Earnings Per Share of
  Common Stock (7)                                           $     0.48                                $     0.48
                                                             ==========                                ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (7)                                            20,368,867                                20,368,867
                                                             ==========                                ==========







See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1996



                                                                                   Pro Forma
                                                             Historical           Adjustments          Pro Forma
                                                             ----------           -----------          ---------
Revenues:
  Rental income from
    operating leases                                         $3,717,886           $   62,167 (1)       $3,780,053
  Earned income from
    direct financing leases (2)                                 625,492               34,282 (1)          659,774
  Contingent rental income                                       13,920                                    13,920
  Interest income from
    mortgage notes receivable                                 1,069,349                                 1,069,349
  Other interest and income                                     780,037              (24,826)(3)          755,211
                                                             ----------           ----------           ----------
                                                              6,206,684               71,623            6,278,307
                                                             ----------           ----------           ----------

Expenses:
  General operating and
    administrative                                              542,564                                   542,564
  Professional services                                          58,976                                    58,976
  Asset and mortgage management
    fees to related party                                       251,200                5,435 (4)          256,635
  State and other taxes                                          56,184                1,218 (5)           57,402
  Depreciation and amortization                                 521,871                6,852 (6)          528,723
                                                             ----------           ----------           ----------
                                                              1,430,795               13,505            1,444,300
                                                             ----------           ----------           ----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                                  4,775,889               58,118            4,834,007

Minority Interest in Income of
  Consolidated Joint Venture                                    (29,927)                                  (29,927)
                                                             ----------           ----------            ----------

Net Earnings                                                 $4,745,962           $   58,118           $4,804,080
                                                             ==========           ==========           ==========

Earnings Per Share of
  Common Stock (7)                                           $     0.59                                $     0.60
                                                             ==========                                ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (7)                                             8,071,670                                 8,071,670
                                                             ==========                                ==========







See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                        THE YEAR ENDED DECEMBER 31, 1996

Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $73,290,021 from the issuance of 7,329,002 shares of common stock during the period October 1, 1997 through December 31, 1997 and the receipt of $91,831 of rental income during construction (capitalized as deferred rental income) used (i) to acquire 32 properties for $38,590,558 of which seven properties consist of building only and 25 properties consist of land and building, (ii) to fund estimated construction costs of $16,998,571 ($11,080,621 of which was accrued as construction costs payable at September 30, 1997) relating to 16 wholly owned properties under construction at September 30, 1997, (iii) to pay acquisition fees of $3,298,051 ($2,384,385 of which was allocated to properties and $913,666 of which was classified as other assets and will be allocated to future properties) and (iv) to pay selling commissions and offering expenses (stock issuance costs) of $8,061,902, which have been netted against capital in excess of par value, leaving $6,432,770 in cash and cash equivalents available for future investment.

         The pro forma adjustments to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions were as follows:


                                                              Estimated purchase
                                                               price (including
                                                               construction and
                                                                closing costs)     Acquisition fees
                                                                and additional       allocated to
                                                              construction costs       property            Total
                                                              ------------------   -----------------       ------
         Black-eyed Pea in Albuquerque, NM (#1)                     667,290               35,748            703,038
         Black-eyed Pea in Albuquerque, NM (#2)                     666,355               35,698            702,053
         Black-eyed Pea in Dallas, TX                               660,748               35,397            696,145
         Black-eyed Pea in Forestville, MD                          643,925               34,496            678,421
         Black-eyed Pea in Houston, TX                              648,599               34,745            683,344
         Black-eyed Pea in Waco, TX                                 661,682               35,447            697,129
         Black-eyed Pea in Wichita, KS                              660,748               35,397            696,145
         Golden Corral in Olathe, KS                              1,557,340               83,429          1,640,769
         Jack in the Box in Florissant, MO                        1,078,237               57,763          1,136,000
         Jack in the Box in Folsom, CA                            1,266,379               67,842          1,334,221
         On the Border in San Antonio, TX                         1,200,597               64,318          1,264,915
         Ground Round in Allentown, PA                            1,220,261               65,372          1,285,633
         Ground Round in Colerain, OH                               772,227               41,369            813,596
         Ground Round in Crystal, MN                                758,591               40,638            799,229
         Ground Round in Dubuque, IA                              1,422,227               76,191          1,498,418
         Ground Round in Gloucester, NJ                             899,500               48,187            947,687
         Ground Round in Janesville, WI                             944,955               50,623            995,578
         Ground Round in Kalamazoo, MI                              944,955               50,623            995,578
         Ground Round in Parma, OH                                1,117,682               59,875          1,177,557
         Ground Round in Reading, PA                              1,439,051               77,092          1,516,143
         Ground Round in Waterloo, IA                             1,035,864               55,493          1,091,357
         Ground Round in Wauwatosa, WI                            1,354,044               72,539          1,426,583
         Ground Round in Ewing, NJ                                  999,500               53,544          1,053,044
         Wendy's in Westlake Village, CA                          1,439,389               77,110          1,516,499
         Ground Round in Nanuet, NY                                 926,773               49,649            976,422
         Ground Round in Muskogee, OK                             1,180,463               63,239          1,243,702
         Golden Corral in Council Bluffs, IA                      1,460,301               78,230          1,538,531
         Jack in the Box in Los Angeles, CA                       1,341,495               71,866          1,413,361
         Chevy's Fresh Mex in Arapahoe, CO                        2,521,428              135,077          2,656,505
         Chevy's Fresh Mex in Beaverton, OR                       2,477,078              132,701          2,609,779
         Chevy's Fresh Mex in Greenbelt, MD                       2,288,676              122,608          2,411,284
         Chevy's Fresh Mex in Lake Oswego, OR                     2,334,198              125,046          2,459,244
         16 wholly owned properties under
           construction at September 30, 1997                     5,917,950              317,033          6,234,983
                                                                -----------          -----------        -----------

                                                                $44,508,508          $ 2,384,385        $46,892,893
                                                                ===========          ===========        ===========

         Adjustment classified as follows:
              Land and buildings on operating leases                                                    $37,074,307
              Net investment in direct financing leases                                                   9,818,586
                                                                                                        -----------
                                                                                                        $46,892,893
                                                                                                        ===========


                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                        THE YEAR ENDED DECEMBER 31, 1996

Pro Forma Consolidated Balance Sheet - Continued:

(b) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received.

Pro Forma Consolidated Statement of Earnings:

(1) Represents rental income from operating leases and earned income from direct financing leases for eight of the properties acquired during the period January 1, 1996 through December 31, 1997, which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) January 1, 1996, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the eight Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.



                                                                                             Date Pro Forma
                                                                 Date Placed                 Property Became
                                                                 in Service                  Operational as
                                                                By the Company               Rental Property
                                                                --------------               ---------------


               Mr. Fable's in Grand
                 Rapids, MI                                       March 1996                 January 1996
               Denny's in McKinney, TX                             June 1996                 January 1996
               Boston Market in Merced, CA                       October 1996                  July 1996
               Boston Market in
                 St. Joseph, MO                                  December 1996                 June 1996
               Burger King in Kent, OH                           February 1997               December 1996
               Golden Corral in
                 Hopkinsville, KY                              February 19, 1997           February 18, 1997
               Jack in the Box in
                 Folsom, CA                                      October 1997               September 1997
               Jack in the Box in
                 Los Angeles, CA                                 December 1997              September 1997



         In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                        THE YEAR ENDED DECEMBER 31, 1996

Pro Forma Consolidated Statement of Earnings - Continued:

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1996 and 1997 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the nine months ended September 30, 1997 and the year ended December 31, 1996.

(2) See Note (b) under "Pro Forma Consolidated Balance Sheet" above for a description of direct financing leases.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) on the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996, through (B) the earlier of (i) the actual dates of acquisition by the Company or the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income on interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the nine months ended September 30, 1997 and the year ended December 31, 1996.

(4) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) on the later of
         (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996 through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $873,000 and $3,509,000 for the Pro Forma Properties for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively), as defined in the Company's prospectus.

(5) Represents adjustment to state tax expense due to the incremental increase in rental revenues of Pro Forma Properties. Estimated pro forma state tax expense was calculated based on an analysis of state laws of the various states in which the Company has acquired the Pro Forma Properties. The estimated pro forma state taxes consist primarily of income and franchise taxes ranging from zero to approximately two percent of the Company's pro forma rental income of each Pro Forma Property. Due to the fact that the Company's leases are triple net, the Company has not included any amounts for real estate taxes in the pro forma statement of earnings.

(6) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(7) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the nine months ended September 30, 1997 and the year ended December 31, 1996.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                               September 30,          December 31,
               ASSETS                                                              1997                   1996
                                                                               -------------          --------

Land and buildings on operating leases,
  less accumulated depreciation                                                 $170,249,188          $ 60,243,146
Net investment in direct financing leases                                         39,344,776            15,204,972
Cash and cash equivalents                                                         41,324,755            42,450,088
Restricted cash                                                                   16,014,345                    -
Receivables, less allowance for doubtful
  accounts of $11,177 and $2,857                                                     736,931               142,389
Mortgage notes receivable                                                         17,657,131            13,389,607
Organization costs, less accumulated
  amortization of $9,318 and $6,318                                                   10,682                13,682
Loan costs, less accumulated amortization
  of $54,420 and $22,034                                                              46,214                32,499
Accrued rental income                                                              1,320,957               422,076
Other assets                                                                       1,446,066             2,926,589
                                                                                ------------          ------------

                                                                                $288,151,045          $134,825,048
                                                                                ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Note payable                                                                    $ 17,990,638          $  3,521,816
Accrued interest payable                                                              28,456                13,164
Accrued construction costs payable                                                11,080,621             6,587,573
Accounts payable and accrued expenses                                                139,471                79,817
Due to related parties                                                             1,148,881               997,084
Rents paid in advance                                                                700,171               118,900
Deferred rental income                                                             1,167,099               335,849
Other payables                                                                         6,058                15,117
                                                                                ------------          ------------
      Total liabilities                                                           32,261,395            11,669,320
                                                                                ------------          ------------

Minority interest                                                                    286,372               288,301
                                                                                ------------          ------------

Commitments (Note 13)

Stockholders' equity:
  Preferred stock, without par value.
    Authorized and unissued 3,000,000
    shares                                                                                -                     -
  Excess shares, $0.01 par value per share.
    Authorized and unissued 78,000,000
    shares                                                                                -                     -
  Common stock, $0.01 par value per share.
    Authorized 75,000,000 shares, issued
    and outstanding 28,867,485 and
    13,944,715, respectively                                                         288,675               139,447
  Capital in excess of par value                                                 257,416,712           123,687,929
  Accumulated distributions in excess of
    net earnings                                                                  (2,102,109)             (959,949)
                                                                                ------------          ------------
      Total stockholders' equity                                                 255,603,278           122,867,427
                                                                                ------------          ------------

                                                                                $288,151,045          $134,825,048
                                                                                ============          ============






     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS



                                                         Quarter Ended                     Nine Months Ended
                                                         September 30,                       September 30,
                                                     1997             1996               1997              1996
                                                  ----------       ----------         ----------        -------


Revenues:
  Rental income from
    operating leases                              $3,819,866       $  724,958         $7,826,671        $2,342,959
  Earned income from
    direct financing
    leases                                           851,463          238,723          1,809,955           324,907
  Interest income from
    mortgage notes
    receivable                                       437,134          330,880          1,252,326           796,378
  Other interest and
    income                                           428,753          207,681          1,363,498           419,470
                                                  ----------       ----------         ----------        ----------
                                                   5,537,216        1,502,242         12,252,450         3,883,714
                                                  ----------       ----------         ----------        ----------

Expenses:
  General operating and
    administrative                                   183,374          176,418            664,585           449,315
  Professional services                                8,655            1,710             53,334            50,101
  Asset and mortgage
    management fees to
    related party                                    234,665           78,100            493,921           175,773
  State and other taxes                               65,741           27,982            173,604            40,366
  Depreciation and
    amortization                                     526,207          150,051          1,105,611           388,813
                                                  ----------       ----------         ----------        ----------
                                                   1,018,642          434,261          2,491,055         1,104,368
                                                  ----------       ----------         ----------        ----------

Earnings Before Minority
  Interest in Loss (Income)
  of Consolidated Joint
  Venture                                          4,518,574        1,067,981          9,761,395         2,779,346

Minority Interest in
  Loss (Income) of
  Consolidated Joint
  Venture                                             (7,860)              736           (23,586)          (21,587)
                                                  ----------        ----------        ----------        ----------

Net Earnings                                      $4,510,714       $1,068,717         $9,737,809        $2,757,759
                                                  ==========       ==========         ==========        ==========

Earnings Per Share of
  Common Stock                                    $     0.18       $     0.12         $     0.48        $     0.41
                                                  ==========       ==========         ==========        ==========

Weighted Average Number
  of Shares of Common
  Stock Outstanding                               25,371,886        8,993,595         20,368,867         6,771,120
                                                  ==========       ==========         ==========        ==========






     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    Nine Months Ended September 30, 1997 and
                          Year Ended December 31, 1996



                                                                                   Accumulated
                                                                                  distributions
                                               Common stock      Capital in         in excess
                                   Number         Par            excess of            of net
                                 of shares       value           par value           earnings             Total
                                 -----------    -------         -----------       --------------      ------------

Balance at
  December 31, 1995               3,865,416     $ 38,654       $ 32,211,833       $   (269,839)       $ 31,980,648

Subscriptions
  received for
  common stock
  through public
  offering and
  distribution
  reinvestment
  plan                           10,079,299      100,793        100,692,198                 -          100,792,991

Stock issuance
  costs                                  -            -          (9,216,102)                -           (9,216,102)

Net earnings                             -            -                  -           4,745,962           4,745,962

Distributions
  declared and
  paid ($0.71
  per share)                             -            -                  -          (5,436,072)         (5,436,072)
                                 ----------     --------       ------------       ------------        ------------

Balance at
  December 31, 1996              13,944,715      139,447        123,687,929           (959,949)        122,867,427

Subscriptions
  received for
  common stock
  through public
  offering and
  distribution
  reinvestment
  plan                           14,922,770      149,228        149,078,567                 -          149,227,795

Stock issuance
  costs                                  -            -         (15,349,784)                -          (15,349,784)

Net earnings                             -            -                  -           9,737,809           9,737,809

Distributions
  declared and
  paid ($0.55
  per share)                             -            -                  -         (10,879,969)        (10,879,969)
                                 ----------     --------       ------------       ------------        ------------

Balance at
  September 30, 1997             28,867,485     $288,675       $257,416,712       $ (2,102,109)       $255,603,278
                                 ==========     ========       ============       ============        ============





     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                                        Nine Months Ended
                                                                                           September 30,
                                                                                  1997                    1996
                                                                              ------------            --------

Increase (Decrease) in Cash and Cash
  Equivalents:

    Net Cash Provided by Operating
      Activities                                                              $ 10,800,147            $  3,244,519
                                                                              ------------            ------------

    Cash Flows From Investing Activities:
      Additions to land and buildings
        on operating leases                                                   (106,915,605)            (27,023,938)
      Investment in direct financing
        leases                                                                 (28,977,515)             (9,406,953)
      Proceeds from sale of buildings and
        equipment under direct financing
        leases                                                                   7,251,511                      -
      Investment in mortgage notes
        receivable                                                              (4,443,982)            (12,363,000)
      Collection of deferred financing
        income                                                                      42,000                  43,270
      Collection on mortgage notes
        receivable                                                                 186,135                  86,815
      Increase in restricted cash                                              (16,014,345)                     -
      Increase in other assets                                                          -                 (877,463)
                                                                              ------------            ------------
          Net cash used in investing
            activities                                                        (148,871,801)            (49,541,269)
                                                                              ------------            ------------

    Cash Flows From Financing Activities:
      Reimbursement of acquisition and
        stock issuance costs paid by
        related parties on behalf of
        the Company                                                             (2,244,153)               (765,996)
      Proceeds of borrowing on line
        of credit                                                               16,253,399               2,417,572
      Payment on line of credit                                                 (1,784,577)                (41,337)
      Payment of loan costs                                                        (46,101)                (53,500)
      Contribution from minority
        interest of consolidated
        joint venture                                                                   -                   97,419
      Subscriptions received from
        stockholders                                                           149,227,795              64,506,734
      Distributions to minority interest                                           (25,515)                (30,626)
      Distributions to stockholders                                            (10,879,969)             (3,406,759)
      Payment of stock issuance costs                                          (13,584,558)             (5,680,757)
      Other                                                                         30,000                   2,550
                                                                              ------------            ------------
          Net cash provided by
            financing activities                                               136,946,321              57,045,300
                                                                              ------------            ------------

Net Increase (Decrease) in Cash and Cash
  Equivalents                                                                   (1,125,333)             10,748,550

Cash and Cash Equivalents at Beginning
  of Period                                                                     42,450,088              11,508,445
                                                                              ------------            ------------

Cash and Cash Equivalents at End
  of Period                                                                   $ 41,324,755            $ 22,256,995
                                                                              ============            ============


     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                                                                        Nine Months Ended
                                                                                          September 30,
                                                                                  1997                    1996
                                                                              ------------            --------

Supplemental Schedule of Non-Cash
  Investing and Financing Activities:

    Related parties paid certain
      acquisition and stock issuance costs on behalf
      of the Company as follows:
        Acquisition costs                                                     $    428,114            $    136,341
        Stock issuance costs                                                     1,794,722                 615,600
                                                                              ------------            ------------

                                                                              $  2,222,836            $    751,941
                                                                              ============            ============



     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 1997 and 1996



1.       Organization and Nature of Business:

         CNL American Properties Fund, Inc. (the "Company") was organized in Maryland on May 2, 1994, primarily for the purpose of acquiring, directly or indirectly through joint venture or co-tenancy arrangements, restaurant properties (the "Properties") to be leased on a long-term, triple-net basis to operators of certain national and regional fast-food, familystyle and casual dining restaurant chains. The Company may provide financing ("Mortgage Loans") for the purchase of buildings, generally by tenants that lease the underlying land from the Company. To a lesser extent, the Company may offer furniture, fixtures and equipment financing through leases or loans ("Secured Equipment Leases") to operators of restaurant chains.

2.       Basis of Presentation:

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Operating results for the quarter and nine months ended September 30, 1997, may not be indicative of the results that may be expected for the year ending December 31, 1997. Amounts as of December 31, 1996, included in the financial statements, have been derived from audited financial statements as of that date.

         These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 1996.

         The Company accounts for its 85.47% interest in CNL/Corral South Joint Venture using the consolidation method. Minority interest represents the minority joint venture partner's proportionate share of the equity in the Company's consolidated joint venture. All significant intercompany balances and transactions have been eliminated.

         Certain items in the prior year's financial statements have been reclassified to conform with the 1997 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


2.       Basis of Presentation - Continued:

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128, "Earnings Per Share." The Statement, which is effective for fiscal years ending after December 15, 1997, provides for a revised computation of earnings per share. The Company will adopt this Standard in 1997 and does not expect a material effect, if any, on the Company's earnings per share.

3.       Leases:

         The Company leases its land, buildings and equipment subject to Secured Equipment Leases to operators of national and regional fast-food, family-style and casual dining restaurants. The leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases." The leases relating to 174 of the Company's Properties have been classified as operating leases (including the leases relating to 16 properties under construction as of September 30, 1997) and the leases relating to 40 Properties and 21 Secured Equipment Leases have been classified as direct financing leases. For the leases classified as direct financing leases, the building portions of the leases are accounted for as direct financing leases while the land portions of 26 of these leases are accounted for as operating leases.

4.       Land and Buildings on Operating Leases:

         Land and buildings on operating leases consisted of the following at:

                                        September 30,            December 31,
                                            1997                     1996
                                        -------------            ------------

                  Land                   $ 93,077,670            $ 33,850,436
                  Buildings                71,892,658              24,152,610
                                         ------------            ------------
                                          164,970,328              58,003,046
                  Less accumulated
                    depreciation           (1,707,889)               (611,396)
                                         ------------            ------------
                                          163,262,439              57,391,650
                  Construction in
                    progress                6,986,749               2,851,496
                                         ------------            ------------

                                         $170,249,188            $ 60,243,146
                                         ============            ============

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


4.       Land and Buildings on Operating Leases - Continued:

         Some leases provide for scheduled rent increases throughout the lease term and/or rental payments during the construction of a Property prior to the date it is placed in service. Such amounts are recognized on a straight-line basis over the terms of the leases commencing on the date the Property is placed in service. For the nine months ended September 30, 1997 and 1996, the Company recognized $1,259,180 and $275,422, respectively, of such rental income, $643,153 and $99,342 of which was earned during the quarters ended September 30, 1997 and 1996, respectively.

         In May 1997, the Company sold four of its Properties and the equipment relating to two Secured Equipment Leases to a tenant. The Company received net proceeds of approximately $6,216,400, which were equal to the carrying value of the Properties and the equipment at the time of the sale. As a result, no gain or loss was recognized for financial reporting purposes. The Company used the net sales proceeds relating to the sale of the equipment to repay amounts previously advanced under its line of credit (see Note 8). The Company intends to reinvest the proceeds from the sale of Properties in additional Properties.

         In July 1997, the Company acquired a Property and then sold it to a tenant. The Company received net proceeds of approximately $1,035,000, which were equal to the carrying value of the Property at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes. The Company intends to reinvest the proceeds from the sale of this Property in an additional Property.

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at September 30, 1997:

                  1997                                      $  3,802,503
                  1998                                        15,515,073
                  1999                                        15,601,068
                  2000                                        15,557,858
                  2001                                        15,777,481
                  Thereafter                                 236,483,012
                                                            ------------

                                                            $302,736,995
                                                            ============

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


4.       Land and Buildings on Operating Leases - Continued:

         Since leases are renewable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents which may be received on the leases based on the percentage of the tenant's gross sales. These amounts do not include minimum lease payments that will become due when Properties under development are completed (See Note 13).

5.       Net Investment in Direct Financing Leases:

         The following lists the components of the net investment in direct financing leases at:

                                              September 30,      December 31,
                                                   1997              1996
                                              ------------       ------------

                  Minimum lease payments
                    receivable                 $ 82,112,142      $ 30,162,465
                  Estimated residual
                    values                        6,465,836         1,346,332
                  Secured equipment lease
                    interest receivable              58,072            18,286
                  Less unearned income          (49,291,274)      (16,322,111)
                                               ------------      ------------

                  Net investment in
                    direct financing
                    leases                     $ 39,344,776      $ 15,204,972
                                               ============      ============

         The following is a schedule of future minimum lease payments to be received on the direct financing leases at September 30, 1997:

                  1997                                 $ 1,400,937
                  1998                                   5,603,745
                  1999                                   5,603,745
                  2000                                   5,603,745
                  2001                                   5,375,677
                  Thereafter                            58,524,293
                                                       -----------

                                                       $82,112,142
                                                       ===========

         The above table does not include future minimum lease payments for renewal periods or for contingent rental payments that may become due in future periods (see Note 4).

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


6.       Restricted Cash:

         As of September 30, 1997, the proceeds from amounts advanced under the line of credit (see Note 8) of $11,404,999 plus net offering proceeds of $4,609,346, were being held in an interest-bearing, escrow account pending the release of the funds to provide equipment financing and to purchase seven Properties consisting of building only, respectively (see Note 14).

7.       Mortgage Notes Receivable:

         In March 1997, in connection with the acquisition of land for nine Pizza Hut restaurants, the Company accepted a promissory note in the principal sum of $4,200,000, collateralized by a mortgage on the buildings on the nine Pizza Hut Properties and two additional Pizza Hut buildings. The promissory note bears interest at a rate of 10.5% per annum and is being collected in 240 equal monthly installments of $41,943.

         Mortgage notes receivable consisted of the following at:

                                                September 30,    December 31,
                                                    1997            1996
                                                ------------     ------------

                  Outstanding principal           $16,727,015    $12,713,151
                  Accrued interest income              78,705         35,285
                  Deferred financing
                    income                            (86,512)       (46,268)
                  Unamortized loan costs              937,923        687,439
                                                  -----------    -----------

                                                  $17,657,131    $13,389,607
                                                  ===========    ===========

         Management believes that the estimated fair value of mortgage notes receivable at September 30, 1997, approximates the outstanding principal amount based on estimated current rates at which similar loans would be made to borrowers with similar credit and for similar maturities.

8.       Note Payable:

         On August 20, 1997, the Company's $15 million line of credit was amended and restated to enable the Company to receive advances on a revolving $35 million unsecured line of credit (the "Line of Credit") to provide equipment financing and to purchase and develop Properties and fund Mortgage Loans. The advances bear interest at a rate of LIBOR plus 1.65% or the

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


8.       Note Payable - Continued:

         bank's prime rate, whichever the Company selects at the time of borrowing. Interest only is repayable monthly until July 31, 1999, at which time all remaining interest and principal shall be due. The Line of Credit provides for two one-year renewal options.

         As of September 30, 1997, $17,990,638 of principal was outstanding relating to the Line of Credit, plus $28,456 of accrued interest. As of September 30, 1997, the interest rate on amounts outstanding under the Line of Credit was 7.306% (LIBOR plus 1.65%). The Company believes, based on current terms, that the carrying value of the Line of Credit at September 30, 1997, approximates fair value.

         Interest costs (including amortization of loan costs) incurred for the quarter and nine months ended September 30, 1997, were $114,546 and $325,088, respectively, all of which were capitalized as part of the cost of buildings under construction.

9.       Stock Issuance Costs:

         The Company has incurred certain expenses in connection with the public offerings of its shares, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. CNL Fund Advisors, Inc. (the "Advisor") has agreed to pay all offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of aggregate gross offering proceeds received from the sale of shares of the Company.

         During the nine months ended September 30, 1997 and the year ended December 31, 1996, the Company incurred $15,349,784 and $9,216,102, respectively, in stock issuance costs, including $11,938,224 and $8,063,439, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 11). The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


10.      Distributions:

         For the nine months ended September 30, 1997 and 1996, approximately 92 and 88 percent, respectively, of the distributions paid to stockholders were considered ordinary income and approximately 8 and 12 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the nine months ended September 30, 1997 and 1996, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the nine months ended September 30, 1997, may not be indicative of the results that may be expected for the year ending December 31, 1997.

11.      Related Party Transactions:

         During the nine months ended September 30, 1997, the Company incurred $11,192,085 in selling commissions due to CNL Securities Corp. for services in connection with the offering of shares. A substantial portion of this amount ($10,427,281) was or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be re-allowed to other broker-dealers. During the nine months ended September 30, 1997, the Company incurred $746,139 of such fees, the majority of which was reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of these Properties and structuring the terms of the Mortgage Loans. This fee is equal to 4.5% of the total amount raised from the sale of shares. During the nine months ended September 30, 1997, the Company incurred $6,715,251 of such fees. Such fees are included in land and buildings on operating leases, net investment in direct financing leases, mortgage notes receivable and other assets.

         In connection with the acquisition of Properties that are being or have been constructed or renovated by affiliates, subject to approval by the Company's Board of Directors, the Company may incur development fees payable to affiliates of

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


11.      Related Party Transactions - Continued:

         the Company. Such fees are included in the purchase price of the Properties and are therefore included in the basis on which the Company charges rent on the Properties. During the nine months ended September 30, 1997, and 1996, the Company incurred $369,570 of such fees relating to six Properties and $159,350 of such fees relating to three Properties, respectively.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive a one-time Secured Equipment Lease servicing fee of two percent of the purchase price of the equipment that is the subject of a Secured Equipment Lease. During the nine months ended September 30, 1997 and 1996, the Company incurred $90,592 and $45,430, respectively, in Secured Equipment Lease servicing fees.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset and mortgage management fee of one-twelfth of 0.60% of the Company's real estate asset value and the outstanding principal balance of the Mortgage Loans as of the end of the preceding month. The real estate asset value represents the total amount invested in the Properties as of the end of the preceding month, exclusive of acquisition fees and acquisition expenses. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the nine months ended September 30, 1997 and 1996, the Company incurred $558,319 and $181,497, respectively, of such fees, $64,398 and $5,724, respectively, of which was capitalized as part of the cost of the buildings for Properties under construction.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


11.      Related Party Transactions - Continued

         The Advisor and its affiliates provide accounting and administrative services to the Company on a day-to-day basis as well as services in connection with the offerings of shares. For the nine months ended September 30, 1997 and 1996, the expenses incurred for these services were classified as follows:

                                                     1997               1996
                                                  ----------         -------

                  Stock issuance costs            $1,259,411         $ 558,383
                  General operating and
                    administrative expenses          389,806           236,191
                                                  ----------         ---------

                                                  $1,649,217         $ 794,574
                                                  ==========         =========

         For the periods ended September 30, 1997 and 1996, the Company acquired two Properties for approximately $1,773,300 and three Properties for approximately $2,358,000, respectively, from affiliates of the Company. The affiliates had purchased and temporarily held title to the Properties in order to facilitate the acquisition of the Properties by the Company. The Properties were acquired at a cost no greater than the lesser of the cost of each Property to the affiliate, including its carrying costs, or the Property's appraised value.

         The due to related parties consisted of the following at:

                                                    September 30,   December 31,
                                                        1997            1996
                                                    ------------    ------------
                  Due to the Advisor:
                    Expenditures incurred
                      on behalf of the
                      Company and accounting
                      and administrative
                      services                       $  158,971    $  199,068
                    Acquisition fees                    530,243       383,210
                                                     ----------    ----------
                                                        689,214       582,278
                                                     ----------    ----------

                  Due to CNL Securities Corp:
                    Commissions                         427,142       372,227
                    Marketing support and due
                      diligence expense reim-
                      bursement fees                     32,525        42,579
                                                     ----------    ----------
                                                        459,667       414,806
                                                     ----------    ----------

                                                     $1,148,881    $  997,084
                                                     ==========    ==========

                       CNL AMERICAN PROPERTIES FUND, INC
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


12.      Concentration of Credit Risk:

         The following schedule presents total rental, earned, and interest income from individual lessees, or affiliated groups of lessees, each representing more than ten percent of the Company's total rental, earned, and interest income from its Properties, Mortgage Loans and Secured Equipment Leases for at least one of the nine month periods ended September 30:

                                                      1997           1996
                                                   ----------      -------

                  Castle Hill Holdings V,
                    L.L.C., Castle Hill
                    Holdings VI, L.L.C., and
                    Castle Hill Holdings VII,      $1,950,890     $  442,877
                      L.L.C.
                  Foodmaker, Inc.                   1,181,907        176,582
                  Golden Corral Corporation           641,879        432,210

         In addition, the following schedule presents total rental, earned, and interest income from individual restaurant chains, each representing more than ten percent of the Company's rental, earned, and interest income, for at least one of the nine month periods ended September 30:

                                                      1997            1996
                                                   ----------      -------

                  Pizza Hut                        $1,950,890      $  442,877
                  Golden Corral Family
                    Steakhouse Restaurants          1,767,534         827,289
                  Jack in the Box                   1,162,274         176,582
                  Boston Market                     1,482,990         276,370

         Although the Company's Properties are geographically diverse and the Company's lessees and borrowers operate a variety of restaurant concepts, failure of any one of these restaurant chains or any one of these lessees or borrowers that contributes more than ten percent of the Company's rental, earned and interest income could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the on-going operations of the lessees and borrowers.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996

13.      Commitments:

         The Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay is approximately $20,121,000, of which approximately $13,390,000 in land and other costs had been incurred as of September 30, 1997. The buildings currently under construction are expected to be operational by March 1998. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement.

14.      Subsequent Events:

         During the period October 1, 1997 through October 31, 1997, the Company received subscription proceeds for an additional 2,472,810 shares ($24,728,101) of common stock.

         On October 1, 1997, the Company declared distributions of $1,845,170 or $0.06354 per share of common stock, payable in December 1997 to stockholders of record on October 1, 1997.

         On October 1, 1997, the escrow agent released the $16,014,345 that was held in escrow as of on September 30, 1997 (see Note 6) to provide equipment financing and to purchase seven Properties.

         During the period October 1, 1997 through October 31, 1997, the Company acquired 22 Properties (three on which restaurants are being constructed and two Properties which were acquired from an affiliate for approximately $2,340,000) for cash at a total cost of approximately $19,700,000 (including the seven Properties acquired with proceeds held in escrow at September 30, 1997, as described above). The affiliate had purchased and temporarily held title to the two Properties in order to facilitate the acquisition of the Properties by the Company. The two Properties were acquired at a cost no greater than the lesser of the cost of each Property to the affiliate, including its carrying costs, or the Property's appraised value. In connection with the purchase of each of the 22 Properties, the Company, as lessor, entered into a long-term lease agreement. The buildings under construction are expected to be operational by April 1998. Additionally, during this period, the Company provided equipment financing with a total cost of approximately $14,200,000.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1997 and 1996


14.      Subsequent Events - Continued:

         On October 10, 1997, the Company filed a registration statement with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 34,500,000 shares of common stock (the "Subsequent Offering") in an offering expected to commence immediately following the termination of the Company's current offering of shares. Of the 34,500,000 shares of common stock to be offered, 2,000,000 will be available only to stockholders purchasing shares through the reinvestment plan. The price per share and the other terms of the Subsequent Offering, including the percentage of gross proceeds payable to the managing dealer for selling commissions and expenses in connection with the offering, payable to the Advisor for acquisition fees and acquisition expenses and reimbursable to the Advisor for offering expenses, will be the same as those for the Company's current offering. Net proceeds from the Subsequent Offering will be invested in additional Properties and Mortgage Loans.

                                  ADDENDUM TO
                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES

                     THE FOLLOWING INFORMATION UPDATES AND
                     REPLACES THE CORRESPONDING INFORMATION
                          IN EXHIBIT C TO THE ATTACHED
                        PROSPECTUS, DATED APRIL 18, 1997

                                    EXHIBIT C

                            PRIOR PERFORMANCE TABLES

         The information in this Exhibit C contains certain relevant summary information concerning certain prior public partnerships sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Partnerships") which like the Company, were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food, family-style and casual dining restaurant chains.

         A more detailed description of the acquisitions by the Prior Public Partnerships is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Partnerships (like those of the Company) generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties. In addition, the investment objectives of the Prior Public Partnerships included making partially tax-sheltered distributions.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PARTNERSHIPS.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of June 30, 1997. The following is a brief description of the
Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Partnerships, the offerings of which became fully subscribed between July 1992 and June 1997.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior Public Partnerships.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Partnerships, the offerings of which became fully subscribed between July 1992 and June 1997. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Partnerships on a cumulative basis commencing with inception and ending June 30, 1997.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through June 30, 1997, of the Prior Public Partnerships, the offerings of which became fully subscribed between July 1992 and June 1997.

         The Table includes a summary of income or loss of the Prior Public Partnerships, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Partnerships, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Partnerships, but rather are related to items of a partnership nature. These items include proceeds from capital contributions of limited partners and disbursements made from these sources of funds, such as syndication and organizational costs, acquisition of the properties and other costs which are related more to the organization of the partnership and the acquisition of properties than to the actual operations of the partnerships.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Exhibit C because none of the directors of the Company or their Affiliates has been involved in completed public programs which made investments similar to those of the Company.

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Partnerships between July 1992 and June 30, 1997.

         This Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS





                                      CNL Income      CNL Income      CNL Income     CNL Income
                                       Fund XI,        Fund XII,      Fund XIII,      Fund XIV,
                                         Ltd.            Ltd.            Ltd.           Ltd.
                                      ----------      ----------      ----------     ----------
Dollar amount offered                $40,000,000     $45,000,000     $40,000,000    $45,000,000
                                     ===========     ===========     ===========    ===========

Dollar amount raised                       100.0%          100.0%          100.0%         100.0%
                                     -----------     -----------     -----------    -----------

Less offering expenses:

  Selling commissions
    and discounts                           (8.5)           (8.5)           (8.5)          (8.5)
  Organizational expenses                   (3.0)           (3.0)           (3.0)          (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                               (0.5)           (0.5)           (0.5)          (0.5)
                                     -----------     -----------     -----------    -----------
                                           (12.0)          (12.0)          (12.0)         (12.0)
                                     -----------     -----------     -----------    -----------
Reserve for operations                        --              --              --             --
                                     -----------     -----------     -----------    -----------

Percent available for
  investment                                88.0%           88.0%           88.0%          88.0%
                                     ===========     ===========     ===========    ===========

Acquisition costs:

  Cash down payment                         83.0%           83.0%           82.5%          82.5%
  Acquisition fees paid
    to affiliates                            5.0             5.0             5.5            5.5
  Loan costs                                  --              --              --             --
                                     -----------     -----------     -----------     ----------

Total acquisition costs                     88.0%           88.0%           88.0%          88.0%
                                     ===========     ===========     ===========    ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                          --              --              --             --

Date offering began                      3/18/92         9/29/92         3/31/93        8/27/93

Length of offering (in
  months)                                      6               6               5              6

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                        6              11              10             11


                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                                  (continued)





                                       CNL Income      CNL Income      CNL Income     CNL Income
                                        Fund XV,        Fund XVI,      Fund XVII,     Fund XVIII,
                                          Ltd.            Ltd.            Ltd.            Ltd.
                                       ----------      ----------     -----------    ------------
                                                                                        (Note 1)
Dollar amount offered                 $40,000,000     $45,000,000     $30,000,000
                                      ===========     ===========     ===========

Dollar amount raised                        100.0%          100.0%          100.0%
                                      -----------     -----------     -----------

Less offering expenses:

  Selling commissions
    and discounts                            (8.5)           (8.5)           (8.5)
  Organizational expenses                    (3.0)           (3.0)           (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                                (0.5)           (0.5)           (0.5)
                                      -----------     -----------     -----------
                                            (12.0)          (12.0)          (12.0)
                                      -----------     -----------     -----------
Reserve for operations                         --              --              --
                                      -----------     -----------     -----------

Percent available for
  investment                                 88.0%           88.0%           88.0%
                                      ===========     ===========     ===========

Acquisition costs:

  Cash down payment                          82.5%           82.5%           83.5%
  Acquisition fees paid
    to affiliates                             5.5             5.5             4.5
  Loan costs                                   --              --              --
                                      -----------     -----------     -----------

Total acquisition costs                      88.0%           88.0%           88.0%
                                      ===========     ===========     ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                           --              --              --

Date offering began                       2/23/94         9/02/94         9/02/95

Length of offering (in
  months)                                       6               9              12

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                        10              11              15


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 and $35,000,000, respectively, of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. could not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. commenced its offering to the public of 3,500,000 Units ($35,000,000).

                                    TABLE II
                            COMPENSATION TO SPONSOR



                                  CNL Income    CNL Income    CNL Income    CNL Income
                                   Fund XI,      Fund XII,    Fund XIII,     Fund XIV,
                                     Ltd.          Ltd.          Ltd.          Ltd.
                                 -----------   -----------   -----------   -----------

Date offering commenced              3/18/92       9/29/92       3/31/93       8/27/93
Dollar amount raised             $40,000,000   $45,000,000   $40,000,000   $45,000,000
                                 ===========   ===========   ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                    3,400,000     3,825,000     3,400,000     3,825,000
    Real estate commissions                -             -             -             -
    Acquisition fees               2,000,000     2,250,000     2,200,000     2,475,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)         200,000       225,000       200,000       225,000
                                 -----------   -----------   -----------   -----------
Total amount paid to sponsor       5,600,000     6,300,000     5,800,000     6,525,000
                                 ===========   ===========   ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1997 (6 months)                1,841,174     1,981,123     1,708,175     1,856,053
    1996                           3,734,852     4,089,655     3,494,528     3,841,163
    1995                           3,758,271     3,928,473     3,482,461     3,823,939
    1994                           3,574,474     3,933,486     3,232,046     2,897,432
    1993                           3,434,512     3,320,549     1,148,550       329,957
    1992                           1,525,462        63,401             -             -
    1991                                   -             -             -             -
    1990                                   -             -             -             -
    1989                                   -             -             -             -
    1988                                   -             -             -             -
    1987                                   -             -             -             -
    1986                                   -             -             -             -
    1985                                   -             -             -             -
    1984                                   -             -             -             -
    1983                                   -             -             -             -
    1982                                   -             -             -             -
    1981                                   -             -             -             -
    1980                                   -             -             -             -
    1979                                   -             -             -             -
    1978                                   -             -             -             -
Amount paid to sponsor from
   operations (administrative,
   accounting and management
   fees):
    1997 (6 months)                   48,260        49,885        48,767        48,170
    1996                             133,138       137,966       126,947       134,867
    1995                             106,086       109,111       103,083       114,095
    1994                              76,533        84,524        83,046        84,801
    1993                              78,926        73,789        27,003         8,220
    1992                              30,237         2,031             -             -
    1991                                   -             -             -             -
    1990                                   -             -             -             -
    1989                                   -             -             -             -
    1988                                   -             -             -             -
    1987                                   -             -             -             -
    1986                                   -             -             -             -
    1985                                   -             -             -             -
    1984                                   -             -             -             -
    1983                                   -             -             -             -
    1982                                   -             -             -             -
    1981                                   -             -             -             -
    1980                                   -             -             -             -
    1979                                   -             -             -             -
    1978                                   -             -             -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                           1,044,750     1,640,000       836,411     3,196,603
    Notes                                  -             -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                -             -             -             -
   Incentive fees                          -             -             -             -
   Other                                   -             -             -             -


                                    TABLE II
                            COMPENSATION TO SPONSOR
                                  (continued)




                                   CNL Income   CNL Income    CNL Income     CNL Income
                                    Fund XV,     Fund XVI,     Fund XVII,    Fund XVIII,
                                      Ltd.         Ltd.            Ltd.          Ltd.
                                  -----------   -----------   -----------  -------------
                                                                               (Note 1)
Date offering commenced               2/23/94       9/02/94       9/02/95
Dollar amount raised              $40,000,000   $45,000,000   $30,000,000
                                  ===========   ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                     3,400,000     3,825,000     2,550,000
    Real estate commissions                 -             -             -
    Acquisition fees                2,200,000     2,475,000     1,350,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)          200,000       225,000       150,000
                                  -----------   -----------   -----------
Total amount paid to sponsor        5,800,000     6,525,000     4,050,000
                                  ===========   ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1997 (6 months)                 1,716,242     1,938,911     1,232,910
    1996                            3,557,073     3,911,609     1,340,159
    1995                            3,361,477     2,619,840        11,671
    1994                            1,154,454       212,171             -
    1993                                    -             -             -
    1992                                    -             -             -
    1991                                    -             -             -
    1990                                    -             -             -
    1989                                    -             -             -
    1988                                    -             -             -
    1987                                    -             -             -
    1986                                    -             -             -
    1985                                    -             -             -
    1984                                    -             -             -
    1983                                    -             -             -
    1982                                    -             -             -
    1981                                    -             -             -
    1980                                    -             -             -
    1979                                    -             -             -
    1978                                    -             -             -
Amount paid to sponsor from
   operations (administrative,
   accounting and management
   fees):
    1997 (6 months)                    42,619        50,756        53,768
    1996                              122,391       157,883       107,211
    1995                              122,107       138,445         2,659
    1994                               37,620         7,023             -
    1993                                    -             -             -
    1992                                    -             -             -
    1991                                    -             -             -
    1990                                    -             -             -
    1989                                    -             -             -
    1988                                    -             -             -
    1987                                    -             -             -
    1986                                    -             -             -
    1985                                    -             -             -
    1984                                    -             -             -
    1983                                    -             -             -
    1982                                    -             -             -
    1981                                    -             -             -
    1980                                    -             -             -
    1979                                    -             -             -
    1978                                    -             -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                            3,312,297     1,385,384             -
    Notes                                   -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                 -             -             -
   Incentive fees                           -             -             -
   Other                                    -             -             -


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 and $35,000, respectively, of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. could not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. commenced its offering to the public of 3,500,000 Units ($35,000,000). As of June 30, 1997, CNL Income Fund
         XVIII, Ltd. had sold 2,219,221 Units, representing $22,192,212 of capital contributed by limited partners, and 17 properties had been acquired. From commencement of the offering through June 30, 1997, total selling commissions and discounts were $1,886,338, due diligence expense reimbursement fees were $110,961, and acquisition fees were $998,650, for a total amount paid to sponsor of $2,995,949. CNL Income Fund XVIII, Ltd. had cash generated from operations for the period October 11, 1996 (the date funds were originally released from escrow) through June 30, 1997, of $490,897. CNL Income Fund XVIII, Ltd. made payments of $33,405 to the sponsor from operations for this period.

                                    TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND XI, LTD.



                                                         1991
                                                       (Note 1)        1992            1993              1994
                                                     ------------    ------------    ------------    -----------
Gross revenue                                        $          0    $  1,269,086    $  3,831,648    $  3,852,107
Equity in earnings of unconsolidated
  joint ventures                                                0          33,367         121,059         119,370
Profit from sale of properties (Note 5)                         0               0               0               0
Interest income                                                 0         150,535          24,258          30,894
Less: Operating expenses                                        0         (63,390)       (206,987)       (179,717)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (180,631)       (469,127)       (481,226)
      Minority interests in income of
        consolidated joint ventures                             0         (23,529)        (68,399)        (68,936)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0       1,185,438       3,232,452       3,272,492
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0       1,295,104       2,855,026       2,947,445
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 4)                                               0       1,495,225       3,355,586       3,497,941
Cash generated from sales (Note 5)                              0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,495,225       3,355,586       3,497,941
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0      (1,205,030)     (2,495,002)     (3,400,001)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         290,195         860,584          97,940
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Minority interests' capital
      contributions                                             0         426,367               0               0
    Organization costs                                          0         (10,000)              0               0
    Syndication costs                                           0      (3,922,875)              0               0
    Acquisition of land and buildings                           0     (26,428,556)       (276,157)              0
    Investment in direct financing
      leases                                                    0      (6,716,561)       (276,206)              0
    Increase in restricted cash                                 0               0               0               0
    Decrease in restricted cash                                 0               0               0               0
    Investment in joint ventures                                0      (1,658,925)           (772)              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                           0      (1,011,487)           (900)              0
    Increase in other assets                                    0        (122,024)              0               0
    Distributions to holders of minority
      interests                                                 0         (17,467)        (51,562)        (57,641)
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000         828,667         254,987          40,299
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              45              71              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============

                                    TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND XI, LTD.
                                  (continued)




                                                                                      6 months
                                                         1995            1996           1997
                                                     ------------    ------------   ------------
Gross revenue                                        $  3,820,990    $  3,877,311   $  1,847,371
Equity in earnings of unconsolidated
  joint ventures                                          118,384         118,211        105,163
Profit from sale of properties (Note 5)                         0         213,685              0
Interest income                                            51,192          51,381         21,104
Less: Operating expenses                                 (237,126)       (247,569)      (136,290)
      Interest expense                                          0               0              0
      Depreciation and amortization                      (481,226)       (478,198)      (229,919)
      Minority interests in income of
        consolidated joint ventures                       (70,038)        (70,116)       (34,598)
                                                     ------------    ------------   ------------
Net income - GAAP basis                                 3,202,176       3,464,705      1,572,831
                                                     ============    ============   ============
Taxable income
  - from operations                                     2,985,221       2,965,514      1,447,710
                                                     ============    ============   ============
  - from gain on sale                                           0               0              0
                                                     ============    ============   ============
Cash generated from operations
  (Notes 2 and 4)                                       3,652,185       3,601,714      1,792,914
Cash generated from sales (Note 5)                              0       1,044,750              0
Cash generated from refinancing                                 0               0              0
                                                     ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                                       3,652,185       4,646,464      1,792,914
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                         (3,500,023)     (3,540,024)    (1,790,012)
    - from sale of properties                                   0               0              0
    - from cash flow from prior period                          0               0              0
                                                     ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                           152,162       1,106,440          2,902
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0               0              0
    General partners' capital
      contributions                                             0               0              0
    Minority interests' capital
      contributions                                             0               0              0
    Organization costs                                          0               0              0
    Syndication costs                                           0               0              0
    Acquisition of land and buildings                           0               0              0
    Investment in direct financing
      leases                                                    0               0              0
    Increase in restricted cash                                 0      (1,044,750)             0
    Decrease in restricted cash                                 0               0      1,044,750
    Investment in joint ventures                                0               0     (1,044,750)
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                           0               0              0
    Increase in other assets                                    0               0              0
    Distributions to holders of minority
      interests                                           (54,227)        (58,718)       (29,095)
                                                     ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                          97,935           2,972        (26,193)
                                                     ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                            74              73             36
                                                     ============    ============   ============
  - from recapture                                              0               0              0
                                                     ============    ============   ============
Capital gain (loss)                                             0               0              0
                                                     ============    ============   ============




                                                         1991
                                                       (Note 1)          1992            1993            1994
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              41              62              81
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               4
  - from return of capital (Note 3)                             0               1               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              42              62              85
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0              42              62              85
    - from cash flow from prior
        period                                                  0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              42              62              85
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                                 0.00%           6.17%           8.31%           8.56%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              42             104             189
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
 (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                        N/A             100%            100%            100%






                                                                                    6 months
                                                       1995            1996           1997
                                                   ------------    ------------   -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                   79              81             39
  - from capital gain                                         0               5              0
  - from investment income from
      prior period                                            9               3              2
  - from return of capital (Note 3)                           0               0              4
                                                   ------------    ------------   ------------
Total distributions on GAAP basis
  (Note 6)                                                   88              89             45
                                                   ============    ============   ============
    Source (on cash basis)
    - from sales                                              0               0              0
    - from refinancing    0                                   0               0              0
    - from operations                                        88              89             45
    - from cash flow from prior
        period                                                0               0              0
                                                   ------------    ------------   ------------
Total distributions on cash basis
  (Note 6)                                                   88              89             45
                                                   ============    ============   ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                               8.85%           8.85%          8.75%
Total cumulative cash distributions
  per $1,000 investment from inception                      277             366            411
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
 (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                      100%             97%           100%



Note 1: The registration statement relating to the offering of Units by CNL Income Fund XI, Ltd. became effective on March 12, 1992. Activities through April 22, 1992, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XI, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XI, Ltd.

Note 5: In November 1996, CNL Income Fund XI, Ltd. sold one if its properties and received net sales proceeds of $1,044,750, resulting in a gain of $213,685 for financial reporting purposes. In January 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
        1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: On December 31, 1995 and 1996, CNL Income Fund XI, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% for each year of the total invested capital. Accordingly, the total yield for each of 1995 and 1996 was 8.85%.

Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XII, LTD.



                                                           1991
                                                          (Note 1)         1992            1993            1994
                                                        ------------   ------------    ------------    -----------
Gross revenue                                        $          0    $     25,133    $  3,374,640    $  4,397,881
Equity in earnings of joint ventures                            0              46          49,604          85,252
Profit (Loss) from sale of properties
  (Note 7)                                                      0               0               0               0
Interest income                                                 0          45,228         190,082          65,447
Less: Operating expenses                                        0          (7,211)       (193,804)       (192,951)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (3,997)       (286,293)       (327,795)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0          59,199       3,134,229       4,027,834
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0          58,543       2,749,072       3,301,005
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 5)                                               0          61,370       3,246,760       3,848,962
Cash generated from sales (Note 7)                              0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0          61,370       3,246,760       3,848,962
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0         (61,370)     (1,972,769)     (3,768,754)
    - from sale of properties                                   0               0               0               0
    - from return of capital (Note 4)                           0         (60,867)              0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         (60,867)      1,273,991          80,208
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      21,543,270      23,456,730               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Organization costs                                          0         (10,000)              0               0
    Syndication costs                                           0      (2,066,937)     (2,277,637)              0
    Acquisition of land and buildings                           0      (7,536,009)    (15,472,737)           (230)
    Investment in direct financing
      leases                                                    0      (2,503,050)    (11,875,100)           (591)
    Loan to tenant of joint venture,
      net of repayments                                         0               0        (207,189)          6,400
    Investment in joint ventures                                0        (372,045)       (468,771)         (4,400)
    Payment of lease costs                                      0               0               0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                           0        (704,923)       (432,749)              0
    Increase in other assets                                    0        (654,497)              0               0
    Other                                                       0               0               0             973
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       7,634,942      (6,003,462)         82,360
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0               5              64              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============

                                    TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XII, LTD.
                                  (continued)



                                                                                       6 months
                                                          1995            1996           1997
                                                      ------------    ------------   ------------
Gross revenue                                         $  4,404,792    $  4,264,273   $  2,058,864
Equity in earnings of joint ventures                        81,582         200,499        141,356
Profit (Loss) from sale of properties
  (Note 7)                                                       0         (15,355)             0
Interest income                                             84,197          88,286         37,968
Less: Operating expenses                                  (228,404)       (279,341)      (132,808)
      Interest expense                                           0               0              0
      Depreciation and amortization                       (327,795)       (315,319)      (159,551)
                                                      ------------    ------------   ------------
Net income - GAAP basis                                  4,014,372       3,943,043      1,945,829
                                                      ============    ============   ============
Taxable income
  - from operations                                      3,262,046       3,275,495      1,617,525
                                                      ============    ============   ============
  - from gain (loss) on sale                                     0         (41,506)             0
                                                      ============    ============   ============
Cash generated from operations
  (Notes 2 and 5)                                        3,819,362       3,951,689      1,931,238
Cash generated from sales (Note 7)                               0       1,640,000              0
Cash generated from refinancing                                  0               0              0
                                                      ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                                        3,819,362       5,591,689      1,931,238
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                          (3,819,362)     (3,870,008)    (1,912,504)
    - from sale of properties                                    0               0              0
    - from return of capital (Note 4)                            0               0              0
    - from cash flow from prior period                      (5,645)              0              0
                                                      ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                             (5,645)      1,721,681         18,734
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                              0               0              0
    General partners' capital
      contributions                                              0               0              0
    Organization costs                                           0               0              0
    Syndication costs                                            0               0              0
    Acquisition of land and buildings                            0               0        (55,000)
    Investment in direct financing
      leases                                                     0               0              0
    Loan to tenant of joint venture,
      net of repayments                                      7,008           7,741          4,171
    Investment in joint ventures                                 0      (1,645,024)             0
    Payment of lease costs                                       0               0        (24,052)
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                            0               0              0
    Increase in other assets                                     0               0              0
    Other                                                        0               0              0
                                                      ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                            1,363          84,398        (56,147)
                                                      ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             72              72             36
                                                      ============    ============   ============
  - from recapture                                               0               0              0
                                                      ============    ============   ============
Capital gain (loss)                                              0              (1)             0
                                                      ============    ============   ============



                                                         1991
                                                       (Note 1)          1992            1993            1994
                                                     ------------    ------------    ------------    -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               5              46              84
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital (Note 3)                             0               7               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              12              46              84
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0               6              46              84
    - from return of capital (Note 4)                           0               6               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              12              46              84
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                                 0.00%           5.00%           6.75%           8.50%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              12              58             142
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 7)                                        N/A             100%            100%            100%



                                                                                     6 months
                                                        1995            1996           1997
                                                    ------------    ------------   -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                    85              86             43
  - from capital gain                                          0               0              0
  - from investment income from
      prior period                                             0               0              0
  - from return of capital (Note 3)                            0               0              0
                                                    ------------    ------------   ------------
Total distributions on GAAP basis
  (Note 6)                                                    85              86             43
                                                    ============    ============   ============
    Source (on cash basis)
    - from sales                                               0               0              0
    - from refinancing                                         0               0              0
    - from operations                                         85              86             43
    - from return of capital (Note 4)                          0               0              0
    - from cash flow from prior period                         0               0              0
                                                    ------------    ------------   ------------
Total distributions on cash basis
  (Note 6)                                                    85              86             43
                                                    ============    ============   ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                                8.60%           8.50%          8.50%
Total cumulative cash distributions
  per $1,000 investment from inception                       227             313            356
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 7)                                       100%            100%           100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XII, Ltd. ("CNL XII") and CNL Income Fund XI, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XI, Ltd. commenced March 12, 1992. Pursuant to the registration statement, CNL XII could not commence until the offering of Units of CNL Income Fund XI, Ltd. was terminated. CNL Income Fund XI, Ltd. terminated its offering of Units on September 28, 1992, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XI, Ltd., CNL XII commenced its offering of Units. Activities through October 8, 1992, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: CNL Income Fund XII, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XII, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.


Note 7: In April 1996, CNL Income Fund XII, Ltd. sold one of its properties to an unrelated third party for $1,640,000. As a result of this transaction, CNL Income Fund XII, Ltd. recognized a loss of $15,355 for financial reporting purposes primarily due to acquisition fees and miscellaneous acquisition expenses CNL Income Fund XII, Ltd. had allocated to this property. In May 1996, CNL Income Fund XII, Ltd. reinvested the proceeds from this sale, along with additional funds, for a total of $1,645,024 in Middleburg Joint Venture.

Note 8: On December 31, 1995, CNL Income Fund XII, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% of the total invested capital. Accordingly, the total yield for 1995 was 8.60%.

Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 10: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XIII, LTD.




                                                            1992
                                                          (Note 1)        1993            1994            1995
                                                        ------------  ------------    ------------    -----------
Gross revenue                                        $          0    $    966,564    $  3,558,447    $  3,806,944
Equity in earnings of joint ventures                            0           1,305          43,386          98,520
Profit (Loss) from sale of properties
  (Notes 4 and 5)                                               0               0               0         (29,560)
Provision for loss on land and net
  investment in direct financing leases
  (Note 8)                                                      0               0               0               0
Interest income                                                 0         181,568          77,379          51,410
Less: Operating expenses                                        0         (59,390)       (183,311)       (214,705)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (148,170)       (378,269)       (393,435)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         941,877       3,117,632       3,319,174
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         978,535       2,703,252       2,920,859
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,121,547       3,149,000       3,379,378
Cash generated from sales (Notes 4 and 5)                       0               0               0         286,411
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,121,547       3,149,000       3,665,789
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0        (528,364)     (2,800,004)     (3,350,014)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after
  cash distributions                                            0         593,183         348,996         315,775
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (3,932,017)           (181)              0
    Acquisition of land and buildings                           0     (19,691,630)     (5,764,308)       (336,116)
    Investment in direct financing leases                       0      (6,760,624)     (1,365,075)              0
    Investment in joint ventures                                0        (314,998)       (545,139)       (140,052)
    Decrease (increase) in restricted cash                      0               0               0               0
    Loan to tenant                                              0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                             0        (799,980)        (25,036)         (3,074)
    Increase in other assets                                    0        (454,909)          9,226               0
    Other                                                       0               0               0             954
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       8,639,025      (7,341,517)       (162,513)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              67              72
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Notes 4 and 5)                             0               0               0               0
                                                     ============    ============    ============    ============

                                    TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XIII, LTD.
                                  (continued)


                                                                6 months
                                                  1996            1997
                                              ------------    -------------

Gross revenue                                 $  3,685,280    $  1,796,451
Equity in earnings of joint ventures                60,654          70,503
Profit (Loss) from sale of properties
  (Notes 4 and 5)                                   82,855               0
Provision for loss on land and net
  investment in direct financing leases
  (Note 8)                                               0         (41,202)
Interest income                                     49,820          18,246
Less: Operating expenses                          (253,360)       (128,593)
      Interest expense                                   0               0
      Depreciation and amortization               (393,434)       (197,265)
                                               -----------     -----------
Net income - GAAP basis                          3,231,815       1,518,140
                                               ===========     ===========
Taxable income
  - from operations                              2,972,159       1,387,838
                                               ===========     ===========
  - from gain (loss) on sale                             0               0
                                               ===========     ===========
Cash generated from operations
  (Notes 2 and 3)                                3,367,581       1,659,408
Cash generated from sales (Notes 4 and 5)          550,000               0
Cash generated from refinancing                          0               0
                                              ------------    ------------
Cash generated from operations, sales
  and refinancing                                3,917,581       1,659,408
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                  (3,367,581)     (1,659,408)
    - from sale of properties                            0               0
    - from cash flow from prior period             (32,427)        (40,596)
                                              ------------    ------------
Cash generated (deficiency) after                  517,573         (40,596)
  cash distributions
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                      0               0
    General partners' capital
      contributions                                      0               0
    Syndication costs                                    0               0
    Acquisition of land and buildings                    0               0
    Investment in direct financing leases                0               0
    Investment in joint ventures                         0        (550,000)
    Decrease (increase) in restricted cash        (550,000)        550,000
    Loan to tenant                                       0        (190,997)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                      0               0
    Increase in other assets                             0               0
    Other                                                0               0
                                              ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                  (32,427)       (231,593)
                                              ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                     74              34
                                              ============    ============
  - from recapture                                       0               0
                                              ============    ============
Capital gain (loss) (Notes 4 and 5)                      0               0
                                              ============    ============


                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              18              70              82
  - from capital gain                                           0               0               0               0
  - from investment income from prior
      period                                                    0               0               0               2
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 6)                      0              18              70              84
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              18              70              84
  - from cash flow from prior period                            0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 6)                      0              18              70              84
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                     0.00%           5.33%           7.56%           8.44%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              18              88             172
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                                 N/A             100%            100%            100%



                                                                       6 months
                                                         1996            1997
                                                     ------------    -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                     78              38
  - from capital gain                                           2               0
  - from investment income from prior
      period                                                    5               5
                                                     ------------    ------------
Total distributions on GAAP basis (Note 6)                     85              43
                                                     ============    ============
  Source (on cash basis)
  - from sales                                                  0               0
  - from refinancing                                            0               0
  - from operations                                            84              42
  - from cash flow from prior period                            1               1
                                                     ------------    ------------
Total distributions on cash basis (Note 6)                     85              43
                                                     ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                     8.50%           8.50%
Total cumulative cash distributions per
  $1,000 investment from inception                            257             300
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                                 99%            100%




Note 1: The registration statement relating to the offering of Units by CNL Income Fund XIII, Ltd. became effective on March 17, 1993. Activities through April 15, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIII, Ltd.

Note 4: During 1995, the partnership sold one of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire an additional property. As a result of this transaction, the partnership recognized a loss for financial reporting purposes of $29,560 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: In November 1996, CNL Income Fund XIII, Ltd. sold one of its properties and received net sales proceeds of $550,000, resulting in a gain of $82,855 for financial reporting purposes. In January 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997, are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 8: During the six months ended June 30, 1997, the partnership recorded an allowance for loss on land and net investment in the direct financing lease of $41,202, for financial reporting purposes, relating to one of its properties. The loss represents the difference between the property's land carrying value and the carrying value of the net investment in the direct financing lease, as compared to the estimated net realizable value, based on the anticipated sales price of this property from a third party.

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XIV, LTD.



                                                           1992
                                                          (Note 1)        1993            1994            1995
                                                        ------------ -----------    ------------    --------------
Gross revenue                                        $          0    $    256,234    $  3,135,716    $  4,017,266
Equity in earnings of joint ventures                            0           1,305          35,480         338,717
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0               0         (66,518)
Interest income                                                 0          27,874         200,499          50,724
Less: Operating expenses                                        0         (14,049)       (181,980)       (248,840)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (28,918)       (257,640)       (340,112)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         242,446       2,932,075       3,751,237
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         278,845       2,482,240       3,162,165
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0         321,737       2,812,631       3,709,844
Cash generated from sales (Note 4)                              0               0               0         696,012
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         321,737       2,812,631       4,405,856
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0          (9,050)     (2,229,952)     (3,543,751)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         312,687         582,679         862,105
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      28,785,100      16,214,900               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (2,771,892)     (1,618,477)              0
    Acquisition of land and buildings                           0     (13,758,004)    (11,859,237)       (964,073)
    Investment in direct financing leases                       0      (4,187,268)     (5,561,748)        (75,352)
    Investment in joint ventures                                0        (315,209)     (1,561,988)     (1,087,218)
    Return of capital from joint venture                        0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                              0        (706,215)       (376,738)           (577)
    Increase in other assets                                    0        (444,267)              0               0
    Other                                                       0               0               0           5,530
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       6,914,932      (4,180,609)     (1,259,585)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              16              56              70
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============

                                    TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XIV, LTD.
                                  (continued)



                                                                     6 months
                                                       1996            1997
                                                   ------------    ------------
Gross revenue                                      $  3,999,813    $  1,964,870
Equity in earnings of joint ventures                    459,137         152,823
Profit (Loss) from sale of properties
  (Note 4)                                                    0               0
Interest income                                          44,089          23,015
Less: Operating expenses                               (246,621)       (148,962)
      Interest expense                                        0               0
      Depreciation and amortization                    (340,089)       (170,055)
                                                   ------------     -----------
Net income - GAAP basis                               3,916,329       1,821,691
                                                   ============     ===========
Taxable income
  - from operations                                   3,236,329       1,594,605
                                                   ============     ===========
  - from gain on sale                                         0          47,256
                                                   ============     ===========
Cash generated from operations
  (Notes 2 and 3)                                     3,706,296       1,807,883
Cash generated from sales (Note 4)                            0               0
Cash generated from refinancing                               0               0
                                                   ------------     -----------
Cash generated from operations, sales
  and refinancing                                     3,706,296       1,807,883
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                       (3,706,296)     (1,807,883)
    - from sale of properties                                 0               0
    - from cash flow from prior period                   (6,226)        (48,377)
                                                   ------------     -----------
Cash generated (deficiency) after cash
  distributions                                          (6,226)        (48,377)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                           0               0

    General partners' capital
      contributions                                           0               0
    Syndication costs                                         0               0
    Acquisition of land and buildings                         0               0
    Investment in direct financing leases                     0               0
    Investment in joint ventures                         (7,500)              0
    Return of capital from joint venture                      0          51,950
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                            0               0
    Increase in other assets                                  0               0
    Other                                                     0               0
                                                   ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                       (13,726)          3,573
                                                   ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                          71              35
                                                   ============    ============
  - from recapture                                            0               0
                                                   ============    ============
Capital gain (loss) (Note 4)                                  0               1
                                                   ============    ============




                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              51              79
  - from capital gain                                           0               0               0               0
  - from return of capital                                      0               0               0               0
  - from investment income from prior
      period                                                    0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0               1              51              79
  - from cash flow from prior period                            0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           4.50%           6.50%           8.06%
Total cumulative cash distributions
  per $1,000 investment from inception                          0               1              52             131
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A             100%            100%            100%




                                                                     6 months
                                                       1996            1997
                                                   ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                   83              40
  - from capital gain                                         0               0
  - from return of capital                                    0               0
  - from investment income from prior
      period                                                  0               1
                                                   ------------    ------------
Total distributions on GAAP basis (Note 5)                   83              41
                                                   ============    ============
  Source (on cash basis)
  - from sales                                                0               0
  - from refinancing                                          0               0
  - from operations                                          83              40
  - from cash flow from prior period                          0               1
                                                   ------------    ------------
Total distributions on cash basis (Note 5)                   83              41
                                                   ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                   8.25%           8.25%
Total cumulative cash distributions
  per $1,000 investment from inception                      214             255
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                               100%            100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.

Note 4: During 1995, the partnership sold two of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 7: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND XV, LTD.



                                                         1993                                                         6 months
                                                       (Note 1)          1994            1995            1996           1997
                                                     ------------    ------------    ------------    ------------    -----------
Gross revenue                                        $          0    $  1,143,586    $  3,546,320    $  3,632,699   $  1,799,379
Equity in earnings of joint ventures                            0           8,372         280,606         392,862        117,311
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0         (71,023)              0              0
Interest income                                                 0         167,734          88,059          43,049         24,263
Less: Operating expenses                                        0         (62,926)       (228,319)       (235,319)      (123,377)
      Interest expense                                          0               0               0               0              0
      Depreciation and amortization                             0         (70,848)       (243,175)       (248,232)      (124,149)
                                                     ------------    ------------    ------------    ------------   ------------
Net income - GAAP basis                                         0       1,185,918       3,372,468       3,585,059      1,693,427
                                                     ============    ============    ============    ============   ============
Taxable income
  - from operations                                             0       1,026,715       2,861,912       2,954,318      1,430,120
                                                     ============    ============    ============    ============   ============
  - from gain on sale                                           0               0               0               0         47,256
                                                     ============    ============    ============    ============   ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,116,834       3,239,370       3,434,682      1,673,623
Cash generated from sales (Note 4)                              0               0         811,706               0              0
Cash generated from refinancing                                 0               0               0               0              0
                                                     ------------    ------------    ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                                               0       1,116,834       4,051,076       3,434,682      1,673,623
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0        (635,944)     (2,650,003)     (3,200,000)    (1,673,623)
    - from sale of properties                                   0               0               0               0              0
    - from cash flow from prior period                                                                                    (6,377)
                                                     ------------    ------------    ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                                 0         480,890       1,401,073         234,682         (6,377)
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                                   0      40,000,000               0               0              0
    General partners' capital contra-
      bunions                                               1,000               0               0               0              0
    Syndication costs                                           0      (3,892,003)              0               0              0
    Acquisition of land and buildings                           0     (22,152,379)     (1,625,601)              0              0
    Investment in direct financing
      leases                                                    0      (6,792,806)     (2,412,973)              0              0
    Investment in joint venture                                 0      (1,564,762)       (720,552)       (129,939)             0
    Return of capital from joint venture                        0               0               0               0         51,950
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                               0      (1,098,197)        (23,507)              0              0
    Increase in other assets                                    0        (187,757)              0               0              0
    Other                                                     (38)         (6,118)         25,150               0              0
                                                     ------------    ------------    ------------    ------------    -----------
Cash generated (deficiency) after cash
  distributions and special items                             962       4,786,868      (3,356,410)        104,743         45,573
                                                     ============    ============    ============    ============    ===========
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              71              73             35
                                                     ============    ============    ============    ============    ===========
  - from recapture                                              0               0               0               0              0
                                                     ============    ============    ============    ============    ===========
Capital gain (loss) (Note 4)                                    0               0               0               0              1
                                                     ============    ============    ============    ============    ===========



                                                         1993                                                        6 months
                                                       (Note 1)          1994            1995            1996          1997
                                                     ------------  --------------    ------------    -------------   -------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              21              66              80         42
  - from capital gain                                           0               0               0               0          0
                                                     ------------    ------------    ------------    ------------    -------
Total distributions on GAAP basis (Note 5)                      0              21              66              80         42
                                                     ============    ============    ============    ============    =======
  Source (on cash basis)
  - from sales                                                  0               0               0               0          0
  - from refinancing                                            0               0               0               0          0
  - from operations                                             0              21              66              80         42
                                                     ------------    ------------    ------------    ------------    -------
Total distributions on cash basis (Note 5)                      0              21              66              80         42
                                                     ============    ============    ============    ============    =======
Total cash distributions as a percentage
  of original $1,000 investment (Notes 6
  and 7).                                                       0            5.00%           7.25%           8.20%      8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              21              87             167        209
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A             100%            100%            100%       100%



Note 1: The registration statement relating to this offering of Units of CNL Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.

Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: Distributions declared for the quarters ended December 31, 1994, 1995 and 1996 are reflected in the 1995, 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1995, 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 6: On December 31, 1996, CNL Income Fund XV, Ltd. declared a special distribution of cumulative excess operating reserves equal to .20% of the total invested capital. Accordingly, the total yield for 1996 was 8.20%

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 8: Certain data for columns representing less than 12 months have been annualized.


                                    TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XVI, LTD.



                                                         1993                                                        6 months
                                                       (Note 1)          1994            1995            1996          1997
                                                     ------------    ------------    ------------    -----------   -----------
Gross revenue                                        $          0    $    186,257    $  2,702,504    $  4,343,390  $  2,145,424
Equity in earnings from joint venture                           0               0               0          19,668        36,620
Profit from sale of properties (Notes 4
  and 5)                                                        0               0               0         124,305        41,148
Interest income                                                 0          21,478         321,137          75,160        34,155
Less: Operating expenses                                        0         (10,700)       (274,595)       (261,878)     (134,647)
      Interest expense                                          0               0               0               0             0
      Depreciation and amortization                             0          (9,458)       (318,205)       (552,447)     (282,050)
                                                     ------------    ------------    ------------    ------------  ------------
Net income - GAAP basis                                         0         187,577       2,430,841       3,748,198     1,840,650
                                                     ============    ============    ============    ============  ============
Taxable income
  - from operations                                             0         189,864       2,139,382       3,239,830     1,598,010
                                                     ============    ============    ============    ============  ============
  - from gain on sale (Notes 4 and 5)                           0               0               0               0        41,148
                                                     ============    ============    ============    ============  ============
Cash generated from operations
  (Notes 2 and 3)                                               0         205,148       2,481,395       3,753,726     1,888,155
Cash generated from sales (Notes 4 and 5)                       0               0               0         775,000       610,384
Cash generated from refinancing                                 0               0               0               0             0
                                                     ------------    ------------    ------------    ------------  ------------
Cash generated from operations, sales
  and refinancing                                               0         205,148       2,481,395       4,528,726     2,498,539
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                                  0          (2,845)     (1,798,921)     (3,431,251)   (1,800,000)
    - from sale of properties                                   0               0               0               0             0
                                                     ------------    ------------    ------------    ------------  ------------
Cash generated (deficiency) after cash
  distributions                                                 0         202,303         682,474       1,097,475       698,539
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                                   0      20,174,172      24,825,828               0             0
    General partners' capital contri-
      butions                                               1,000               0               0               0             0
    Syndication costs                                           0      (1,929,465)     (2,452,743)              0             0
    Acquisition of land and buildings                           0     (13,170,132)    (16,012,458)     (2,355,627)            0
    Investment in direct financing
      leases                                                    0        (975,853)     (5,595,236)       (405,937)      (29,257)
    Investment in joint venture                                 0               0               0        (775,000)            0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                              0        (854,154)       (405,569)         (2,494)            0
    Collection of overpayment of acqui-
      sition and syndication costs paid
      by related parties on behalf of the
      partnership                                               0               0               0               0             0
    Increase in other assets                                    0        (443,625)        (58,720)              0             0
    Other                                                     (36)        (20,714)         20,714               0             0
                                                     ------------    ------------    ------------    ------------  ------------
Cash generated (deficiency) after cash
  distributions and special items                             964       2,982,532       1,004,290      (2,441,583)      669,282
                                                     ============    ============    ============    ============  ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              17              53              71            35
                                                     ============    ============    ============    ============  ============
  - from recapture                                              0               0               0               0             0
                                                     ============    ============    ============    ============  ============
Capital gain (loss) (Notes 4 and 5)                             0               0               0               0             1
                                                     ============    ============    ============    ============  ============



                                                         1993                                                      6 months
                                                       (Note 1)          1994            1995            1996        1997
                                                     ------------    ------------    ------------    ------------  --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              45              76        39
  - from capital gain                                           0               0               0               0         1
  - from investment income from
      prior period                                              0               0               0               0         0
                                                     ------------    ------------    ------------    ------------  --------
Total distributions on GAAP basis (Note 6)                      0               1              45              76        40
                                                     ============    ============    ============    ============  ========
  Source (on cash basis)
  - from sales                                                  0               0               0               0         0
  - from refinancing                                            0               0               0               0         0
  - from operations                                             0               1              45              76        40
                                                     ------------    ------------    ------------    ------------  --------
Total distributions on cash basis (Note 6)                      0               1              45              76        40
                                                     ============    ============    ============    ============  ========
Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                     0.00%           4.50%           6.00%           7.88%     8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                              0               1              46             122       162
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                                 N/A             100%            100%            100%       99%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.

Note 4: In April 1996, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $775,000, resulting in a gain of $124,305 for financial reporting purposes. In October 1996, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 5: In March 1997, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $610,384, resulting in a gain of $41,148 for financial reporting purposes. The partnership intends to reinvest the net sales proceeds in a replacement property.

Note 6: Distributions declared for the quarters ended December 31, 1994, 1995 and 1996 are reflected in the 1995, 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1995, 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 8: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XVII, LTD.


                                                         1995                          6 months
                                                       (Note 1)          1996            1997
                                                     ------------    ------------    ------------
Gross revenue                                        $          0    $  1,195,263    $  1,237,898
Equity in earnings of unconsolidated
  joint ventures                                                0           4,834          45,358
Interest income                                            12,153         244,406          48,537
Less: Operating expenses                                   (3,493)       (169,536)       (103,397)
      Interest expense                                          0               0               0
      Depreciation and amortization                          (309)       (179,208)       (188,038)
      Minority interest in income of
        consolidated joint venture                                              0         (10,432)
                                                     ------------    ------------    ------------
Net income - GAAP basis                                     8,351       1,095,759       1,029,926
                                                     ============    ============    ============
Taxable income
  - from operations                                        12,153       1,114,964       1,138,900
                                                     ============    ============    ============
  - from gain on sale                                           0               0               0
                                                     ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                           9,012       1,232,948       1,179,142
Cash generated from sales                                       0               0               0
Cash generated from refinancing                                 0               0               0
                                                     ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                           9,012       1,232,948       1,179,142
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                             (1,199)       (703,681)     (1,015,084)
    - from sale of properties                                   0               0               0
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                             7,813         529,267         164,058
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                           5,696,921      24,303,079               0
    General partners' capital contri-
      butions                                               1,000               0               0
    Contributions from minority interest                        0         140,676         278,170
    Syndication costs                                    (604,348)     (2,407,317)              0
    Acquisition of land and buildings                    (332,928)    (19,735,346)     (1,978,419)
    Investment in direct financing
      leases                                                    0      (1,784,925)     (1,009,775)
    Investment in joint ventures                                0        (201,501)       (934,196)
    Increase in restricted cash                                 0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVII, Ltd. by related parties                      (347,907)       (326,483)        (26,068)
    Increase in other assets                             (221,282)              0               0
    Distributions to holder of minority
      interest                                                  0               0         (16,943)
    Other                                                    (410)            410               0
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                       4,198,859         517,860      (3,523,173)
                                                     ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                            36              37              38
                                                     ============    ============    ============
  - from recapture                                              0               0               0
                                                     ============    ============    ============
Capital gain (loss)                                             0               0               0
                                                     ============    ============    ============



                                                         1995                          6 months
                                                       (Note 1)          1996            1997
                                                     ------------    ------------    -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      4              23              34
  - from capital gain                                           0               0               0
  - from investment income from
      prior period                                              0               0               0
                                                     ------------    ------------    ------------
Total distributions on GAAP basis (Note 4)                      0              23              34
                                                     ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0
  - from refinancing                                            0               0               0
  - from operations                                             4              23              34
                                                     ------------    ------------    ------------
Total distributions on cash basis (Note 4)                      4              23              34
                                                     ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 5)                     5.00%           5.50%           7.25%
Total cumulative cash distributions per
  $1,000 investment from inception                              4              27              61
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by
  original total acquisition cost of all
  properties in program)                                      N/A              98%            100%




Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVII, Ltd.

Note 4: Distributions declared for the quarters ended December 31, 1995 and 1996 are reflected in the 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996 and June 30, 1997 are not included in the 1996 and 1997 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6: Certain data for columns representing less than 12 months have been annualized.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

===============================================================================================

                                                                Selling Price, Net of
                                                          Closing Costs and GAAP Adjustments
                                                         ----------------------------------


                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
==========================================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA                02/05/87  06/12/92 $1,169,021         0         0           0 $1,169,021
  Wendy's -
    Fairfield, CA                07/01/87  10/03/94  1,018,490         0         0           0  1,018,490

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                05/29/87  07/21/93    746,800         0         0           0    746,800
  Pizza Hut -
    Graham, TX                   08/24/87  07/28/94    261,628         0         0           0    261,628
  Golden Corral -
    Medina, OH                   11/18/87  11/30/94    626,582         0         0           0    626,582
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97    620,800         0         0           0    620,800
  KFC -
    Eagan, MN                    06/01/87  06/02/97    623,882         0    42,000           0    665,882

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL                  06/02/88  01/10/97    496,418         0         0           0    496,418
  Perkins -
    Bradenton, FL                06/30/88  03/14/97  1,310,001         0         0           0  1,310,001
  Pizza Hut -
    Kissimmee, FL                02/23/88  04/08/97    673,159         0         0           0    673,159
  Burger King -
    Roswell, GA                  06/08/88  06/20/97    257,981         0   685,000           0    942,981

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                     03/22/89  04/27/94    712,000         0         0           0    712,000
  Burger King -
    Hastings, MI                 08/12/88  12/15/95    518,650         0         0           0    518,650
  Wendy's -
    Tampa, FL                    12/30/88  09/20/96  1,049,550         0         0           0  1,049,550

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)         02/28/90  08/25/95          0         0 1,040,000           0  1,040,000
  Ponderosa -
    St. Cloud, FL (6)            06/01/89  10/24/96     73,713         0 1,057,299           0  1,131,012
  Franklin National Bank -
    Franklin, TN                 06/26/89  01/07/97    960,741         0         0           0    960,741



                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES
                                  (continued)


=====================================================================================
                                          Cost of Properties
                                        Including Closing and
                                            Soft Costs
                                        ----------------------
                                                                        Excess
                                              Total                  (deficiency)
                                          acquisition              of property
                                          cost, capital            operating cash
                                Original  improvements             receipts over
                                mortgage  closing and                  cash
       Property                 financing soft costs (1)   Total   expenditures
=====================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA                       0      $955,000   $955,000      $214,021
  Wendy's -
    Fairfield, CA                       0       861,500    861,500       156,990

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                       0       642,800    642,800       104,000
  Pizza Hut -
    Graham, TX                          0       205,500    205,500        56,128
  Golden Corral -
    Medina, OH                          0       743,000    743,000      (116,418)
  Denny's -
    Show Low, AZ (8)                    0       484,185    484,185       136,615
  KFC -
    Eagan, MN                           0       601,100    601,100        64,782

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL                         0       591,362    591,362       (94,944)
  Perkins -
    Bradenton, FL                       0     1,080,500  1,080,500       229,501
  Pizza Hut -
    Kissimmee, FL                       0       474,755    474,755       198,404
  Burger King -
    Roswell, GA                         0       775,226    775,226       167,755

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                            0       616,501    616,501        95,499
  Burger King -
    Hastings, MI                        0       419,936    419,936        98,714
  Wendy's -
    Tampa, FL                           0       828,350    828,350       221,200

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)                0       986,418    986,418        53,582
  Ponderosa -
    St. Cloud, FL (6)                   0       996,769    996,769       134,243
  Franklin National Bank -
    Franklin, TN                        0     1,138,164  1,138,164      (177,423)


                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


===========================================================================================================

                                                               Selling Price, Net of
                                                        Closing Costs and GAAP Adjustments
                                                        ----------------------------------


                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
===========================================================================================================
  Shoney's -
    Smyrna, TN                   03/22/89  05/13/97    636,788         0         0           0    636,788

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR               11/02/89  05/24/94    791,211         0         0           0    791,211
  Hardee's -
    Heber Springs, AR            02/13/90  05/24/94    638,270         0         0           0    638,270
  Hardee's -
    Little Canada, MN            11/28/89  06/29/95    899,503         0         0           0    899,503
  Jack in the Box -
    Dallas, TX                   06/28/94  12/09/96    982,980         0         0           0    982,980
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97    349,200         0         0           0    349,200

CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                   06/14/90  05/19/92    700,000         0         0           0    700,000
  Hardee's -
    St. Paul, MN                 08/09/90  05/24/94    869,036         0         0           0    869,036
  Perkins -
    Florence, SC (3)             08/28/90  08/25/95          0         0 1,160,000           0  1,160,000
  Church's Fried Chicken -
    Jacksonville, FL (4)         04/30/90  12/01/95          0         0   240,000           0    240,000
  Shoney's -
    Colorado Springs, CO         07/03/90  07/24/96  1,044,909         0         0           0  1,044,909
  Hardee's -
    Hartland, MI                 07/10/90  10/23/96    617,035         0         0           0    617,035
  Hardee's -
    Columbus, IN                 09/04/90  05/30/97    223,590         0         0           0    223,590

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                    03/16/91  07/31/95  1,184,865         0         0           0  1,184,865
  Church's Fried Chicken -
    Jacksonville, FL (4)         09/28/90  12/01/95          0         0   240,000           0    240,000
  Church's Fried Chicken -
    Jacksonville, FL (5)         09/28/90  12/01/95          0         0   220,000           0    220,000
  Ponderosa -
    Orlando, FL (6)              12/17/90  10/24/96          0         0 1,353,775           0  1,353,775



                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES
                                  (continued)



===================================================================================
                                         Cost of Properties
                                        Including Closing and
                                            Soft Costs
                                        ---------------------

                                                                      Excess
                                               Total                (deficiency)
                                           acquisition              of property
                                           cost, capital            operating cash
                                 Original  improvements             receipts over
                                 mortgage  closing and                  cash
       Property                  financing soft costs (1)   Total   expenditures
===================================================================================
  Shoney's -
    Smyrna, TN                           0       554,200    554,200        82,588

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR                       0       605,500    605,500       185,711
  Hardee's -
    Heber Springs, AR                    0       532,893    532,893       105,377
  Hardee's -
    Little Canada, MN                    0       821,692    821,692        77,811
  Jack in the Box -
    Dallas, TX                           0       964,437    964,437        18,543
  Denny's -
    Show Low, AZ (8)                     0       272,354    272,354        76,846

CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                           0       560,202    560,202       139,798
  Hardee's -
    St. Paul, MN                         0       742,333    742,333       126,703
  Perkins -
    Florence, SC (3)                     0     1,084,905  1,084,905        75,095
  Church's Fried Chicken -
    Jacksonville, FL (4)                 0       233,728    233,728         6,272
  Shoney's -
    Colorado Springs, CO                 0       893,739    893,739       151,170
  Hardee's -
    Hartland, MI                         0       841,642    841,642      (224,607)
  Hardee's -
    Columbus, IN                         0       219,676    219,676         3,914

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                            0       949,199    949,199       235,666
  Church's Fried Chicken -
    Jacksonville, FL (4)                 0       238,153    238,153         1,847
  Church's Fried Chicken -
    Jacksonville, FL (5)                 0       215,845    215,845         4,155
  Ponderosa -
    Orlando, FL (6)                      0     1,179,210  1,179,210       174,565


                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

===========================================================================================================

                                                           Selling Price, Net of
                                                     Closing Costs and GAAP Adjustments
                                                     ----------------------------------

                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
===========================================================================================================
CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH                 05/31/91  12/12/96    918,445         0        0            0    918,445
  Burger King -
    Alpharetta, GA               09/20/91  06/30/97  1,053,571         0        0            0  1,053,571

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                   03/04/92  08/11/95  1,050,186         0        0            0  1,050,186

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA             09/29/92  11/07/96  1,044,750         0        0            0  1,044,750

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                  12/28/92  04/10/96  1,640,000         0        0            0  1,640,000

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                  03/31/94  04/24/95    286,411         0        0            0    286,411
  Checkers -
    Richmond, VA                 03/31/94  11/21/96    550,000         0        0            0    550,000

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                03/31/94  03/01/95    339,031         0        0            0    339,031
  Checkers -
    Dallas, TX                   03/31/94  03/01/95    356,981         0        0            0    356,981
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0  1,753,533
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0    747,058

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                05/27/94  03/01/95    263,221         0        0            0    263,221
  Checkers -
    Leavenworth, KS              06/22/94  03/01/95    259,600         0        0            0    259,600
  Checkers -
    Knoxville, TN                07/08/94  03/01/95    288,885         0        0            0    288,885
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0  1,753,533



                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES
                                  (continued)


=====================================================================================
                                        Cost of Properties
                                      Including Closing and
                                           Soft Costs
                                      ---------------------
                                                                     Excess
                                              Total               (deficiency)
                                          acquisition              of property
                                          cost, capital            operating cash
                                Original  improvements             receipts over
                                mortgage  closing and                  cash
       Property                 financing soft costs (1)   Total   expenditures
=====================================================================================
CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH                        0       918,445    918,445             0
  Burger King -
    Alpharetta, GA                      0       713,866    713,866       339,705

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                          0       987,679    987,679        62,507

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA                    0       818,850    818,850       225,900

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                         0     1,636,643  1,636,643         3,357

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                         0       286,411    286,411             0
  Checkers -
    Richmond, VA                        0       413,288    413,288       136,712

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                       0       339,031    339,031             0
  Checkers -
    Dallas, TX                          0       356,981    356,981             0
  TGI Friday's -
    Woodridge, NJ (7)                   0     1,510,245  1,510,245       243,288
  Wendy's -
    Woodridge, NJ (7)                   0       672,746    672,746        74,312

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                       0       263,221    263,221             0
  Checkers -
    Leavenworth, KS                     0       259,600    259,600             0
  Checkers -
    Knoxville, TN                       0       288,885    288,885             0
  TGI Friday's -
    Woodridge, NJ (7)                   0     1,510,245  1,510,245       243,288



                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

==========================================================================================================

                                                           Selling Price, Net of
                                                     Closing Costs and GAAP Adjustments
                                                     ----------------------------------

                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
==========================================================================================================
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0    747,058

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                 06/24/95  04/24/96    775,000         0        0            0    775,000
  Checker's -
    Oviedo, FL                   11/14/94  02/28/97    610,384         0        0            0    610,384




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES
                                  (continued)

========================================================================================
                                         Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                        ---------------------
                                                                         Excess
                                                 Total                  (deficiency)
                                             acquisition              of property
                                             cost, capital            operating cash
                                   Original  improvements             receipts over
                                   mortgage  closing and                  cash
       Property                    financing soft costs (1)   Total   expenditures
========================================================================================
  Wendy's -
    Woodridge, NJ (7)                      0       672,746   672,746         74,312

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                           0       613,838   613,838        161,162
  Checker's -
    Oviedo, FL                             0       506,311   506,311        104,073


(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,006,004 in July 2000.

(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,106,657 in July 2000.

(4) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.

(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,324 in December 2005.

(6) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest.

(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for each of CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.

(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for each of CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the properties owned by Show Low Joint Venture.

                                   ADDENDUM TO
                                    EXHIBIT E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

THE STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS BEFORE DIVIDENDS PAID DEDUCTION IN THIS ADDENDUM UPDATES AND REPLACES EXHIBIT E TO THE ATTACHED PROSPECTUS, DATED APRIL 18, 1997.

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                       CNL AMERICAN PROPERTIES FUND, INC.
                    PROPERTIES ACQUIRED FROM JANUARY 1, 1997

                            THROUGH DECEMBER 31, 1997
                For the Year Ended December 31, 1996 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired by the Company from January 1, 1997 through December 31, 1997. The statement presents estimated operating results for each Property that was operational as if the Property had been acquired and operational on January 1, 1996 through December 31, 1996. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.



                                       Jack in the Box           Jack in the Box         Jack in the Box       Jack in the Box
                                    Los Angeles #2, CA (8)     Las Vegas #1, NV (8)       Moscow, ID (8)       Kent #1, WA (8)
                                    ----------------------     --------------------      ---------------       ---------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                 (7)                      (7)                       (7)                    (7)
Interest Income (2)                            -                        -                         -                      -
   Total Revenues                             (7)                      (7)                       (7)                    (7)

Asset Management Fees (3)                     (7)                      (7)                       (7)                    (7)
Mortgage Management Fee (4)                    -                        -                         -                      -
General and Administrative
  Expenses (5)                                (7)                      (7)                       (7)                    (7)
    Total Operating Expenses                  (7)                      (7)                       (7)                    (7)

Estimated Cash Available from
  Operations                                  (7)                      (7)                       (7)                    (7)

Depreciation and Amortization
  Expense (6)                                 (7)                      (7)                       (7)                    (7)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                              (7)                      (7)                       (7)                    (7)







                                  See Footnotes


                                                Jack in the Box         Jack in the Box                Shoney's
                                               Hollister, CA (8)       Kingsburg, CA (8)      Indian Harbour Beach, FL
                                               -----------------       -----------------      ------------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                        (7)                     (7)                         (7)
Interest Income (2)                                   -                       -                           -
   Total Revenues                                    (7)                     (7)                         (7)

Asset Management Fees (3)                            (7)                     (7)                         (7)
Mortgage Management Fee (4)                           -                       -                           -
General and Administrative
  Expenses (5)                                       (7)                     (7)                         (7)
    Total Operating Expenses                         (7)                     (7)                         (7)

Estimated Cash Available from
  Operations                                         (7)                     (7)                         (7)

Depreciation and Amortization
  Expense (6)                                        (7)                     (7)                         (7)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                                     (7)                     (7)                         (7)



                                  See Footnotes

                                             Jack in the Box      Jack in the Box      Golden Corral           Burger King
                                            Murrieta, CA (8)       Humble, TX (8)    Winchester, KY (9)        Kent #2, OH
                                            ----------------      ---------------    ------------------        -----------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                     (7)                  $100,061              (7)                 $ 89,688
Interest Income (2)                                -                         -                -                        -
                                                                       --------                                  -------
    Total Revenues                                (7)                   100,061              (7)                   89,688
                                                                       --------                                  --------

Asset Management Fees (3)                         (7)                    (5,603)             (7)                  (5,237)
Mortgage Management Fee (4)                        -                         -                -                        -
General and Administrative
  Expenses (5)                                    (7)                    (6,204)             (7)                   (5,561)
                                                                        -------                                  --------
    Total Operating Expenses                      (7)                   (11,807)             (7)                  (10,798)
                                                                        -------                                  --------

Estimated Cash Available from
  Operations                                      (7)                    88,254              (7)                   78,890

Depreciation and Amortization
  Expense (6)                                     (7)                   (15,646)             (7)                  (17,602)
                                                                        -------                                  --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                                  (7)                  $ 72,608              (7)                 $ 61,288
                                                                       ========                                  ========




                                  See Footnotes


                                             Burger King               Denny's           Jack in the Box      Jack in the Box
                                          Chattanooga, TN (10)     Tampa #2, FL (11)     Palmdale, CA (8)    Houston #4, TX (8)
                                          --------------------     -----------------     ----------------    ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                      (7)                     (7)                  (7)                  (7)
Interest Income (2)                                 -                       -                    -                    -
   Total Revenues                                  (7)                     (7)                  (7)                  (7)

Asset Management Fees (3)                          (7)                     (7)                  (7)                  (7)
Mortgage Management Fee (4)                         -                       -                    -                    -
General and Administrative
  Expenses (5)                                     (7)                     (7)                  (7)                  (7)
    Total Operating Expenses                       (7)                     (7)                  (7)                  (7)

Estimated Cash Available from
  Operations                                       (7)                     (7)                  (7)                  (7)

Depreciation and Amortization
  Expense (6)                                      (7)                     (7)                  (7)                  (7)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                                   (7)                     (7)                  (7)                  (7)


                                 See Footnotes

                                            Golden Corral        Jack in the Box        Black-eyed Pea      Black-eyed Pea
                                           Hopkinsville, KY     Houston #5, TX (8)     Bedford, TX (12)    Dallas #2, TX (12)
                                           ----------------     ------------------     ----------------    ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                 $  141,912                 (7)               $  79,560           $  75,182
Interest Income (2)                                   -                  -                        -                   -
                                              ----------                                   ---------           --------
   Total Revenues                                141,912                 (7)                  79,560              75,182
                                              ----------                                   ---------           ---------

Asset Management Fees (3)                         (7,518)                (7)                  (3,716)             (3,716)
Mortgage Management Fee (4)                           -                  -                        -                   -
General and Administrative
  Expenses (5)                                    (8,799)                (7)                  (4,933)             (4,661)
                                              ----------                                   ---------           ---------
    Total Operating Expenses                     (16,317)                (7)                  (8,649)             (8,377)
                                              ----------                                   ---------           ---------

Estimated Cash Available from
  Operations                                     125,595                 (7)                  70,911              66,805

Depreciation and Amortization
  Expense (6)                                    (22,573)                (7)                 (16,731)            (16,731)
                                              ----------                                   ---------           ---------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                              $  103,022                 (7)               $  54,180           $  50,074
                                              ==========                                   =========           =========



                                  See Footnotes


                                                Black-eyed Pea         Black-eyed Pea        Eight Pizza Hut     Jack in the Box
                                             Fort Worth, TX (12)   Oklahoma City, OK (13)       Properties       Oxnard, CA (8)
                                             -------------------   ----------------------       ----------       --------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                      $  84,305             $  81,660              $ 165,440                 (7)
Interest Income (2)                                       -                     -                 437,918                 -
                                                   ---------             ---------               --------
   Total Revenues                                     84,305                81,660                603,358                 (7)
                                                   ---------             ---------               --------

Asset Management Fees (3)                             (3,716)               (3,696)                (9,454)                (7)
Mortgage Management Fee (4)                               -                     -                 (25,200)                -
General and Administrative
 Expenses (5)                                         (5,227)               (5,063)               (37,408)                (7)
                                                   ---------             ---------               --------
    Total Operating Expenses                          (8,943)               (8,759)               (72,062)                (7)
                                                   ---------             ---------               --------

Estimated Cash Available from
  Operations                                          75,362                72,901                531,296                 (7)

Depreciation and Amortization
  Expense (6)                                        (16,731)              (16,642)               (11,340)                (7)
                                                   ---------             ---------               --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                                   $  58,631             $  56,259               $519,956                 (7)
                                                   =========             =========               ========





                                  See Footnotes


                                            Bennigan's         Boston Market           Boston Market            Boston Market
                                          Arvada #1, CO     Cedar Park, TX(14)     Collinsville, IL (15)    Taylorsville, UT (16)
                                          -------------     ------------------     ---------------------    ---------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                              $  198,076               (7)                     (7)                       (7)
Interest Income (2)                                -                -                       -                         -
                                           ----------
  Total Revenues                              198,076               (7)                     (7)                       (7)
                                           ----------

Asset Management Fees (3)                     (11,442)              (7)                     (7)                       (7)
Mortgage Management Fee (4)                        -                -                       -                         -
General and Administrative
  Expenses (5)                                (12,281)              (7)                     (7)                       (7)
                                           ----------
    Total Operating Expenses                  (23,723)              (7)                     (7)                       (7)
                                           ----------

Estimated Cash Available from
  Operations                                  174,353               (7)                     (7)                       (7)

Depreciation and Amortization
  Expense (6)                                 (33,275)              (7)                     (7)                       (7)
                                           ----------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                           $  141,078               (7)                     (7)                       (7)
                                           ==========


                                 See Footnotes


                                            Burger King       Boston Market         Boston Market       Einstein Bros. Bagels
                                         Ooltewah, TN (10)  Arvada #2, CO (16)  Liberty #1, MO (15)        Dearborn, MI (17)
                                         -----------------  ------------------  -------------------        -----------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                 (7)                 (7)                    (7)                    (7)
Interest Income (2)                           -                   -                      -                      -
   Total Revenues                             (7)                 (7)                    (7)                    (7)

Asset Management Fees (3)                     (7)                 (7)                    (7)                    (7)
Mortgage Management Fee (4)                   -                   -                      -                      -
General and Administrative
  Expenses (5)                                (7)                 (7)                    (7)                    (7)
    Total Operating Expenses                  (7)                 (7)                    (7)                    (7)

Estimated Cash Available from
  Operations                                  (7)                 (7)                    (7)                    (7)

Depreciation and Amortization
  Expense (6)                                 (7)                 (7)                    (7)                    (7)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                              (7)                 (7)                    (7)                    (7)




                                  See Footnotes


                                          Jack in the Box          Shoney's            Black-eyed Pea         Pizza Hut
                                            Enumclaw (8)      Guadalupe, AZ (18)    Scottsdale, AZ (11)       Dover, OH
                                          ---------------     ------------------    -------------------       ---------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                  (7)                  (7)                   (7)                 $23,560
Interest Income (2)                            -                    -                     -                         -
                                                                                                               ------
    Total Revenues                             (7)                  (7)                   (7)                  23,560
                                                                                                              -------

Asset Management Fees (3)                      (7)                  (7)                   (7)                  (1,346)
Mortgage Management Fee (4)                    -                    -                     -                        -
General and Administrative
  Expenses (5)                                 (7)                  (7)                   (7)                  (1,461)
                                                                                                               -------
    Total Operating Expenses                   (7)                  (7)                   (7)                  (2,807)
                                                                                                               -------

Estimated Cash Available from
  Operations                                   (7)                  (7)                   (7)                  20,753

Depreciation and Amortization
  Expense (6)                                  (7)                  (7)                   (7)                     -
                                                                                                               -------


Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                               (7)                  (7)                   (7)                 $20,753
                                                                                                              =======





                                  See Footnotes


                                         Jack in the Box         Boston Market               Boston Market          Boston Market
                                         Bacliff, TX (8)     Indianapolis, IN (17)     San Antonio #1, TX (14)    Baltimore, MD (17)
                                         ---------------     ---------------------     -----------------------    ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                  (7)                     (7)                        (7)                      (7)
Interest Income (2)                            -                       -                          -                        -
     Total Revenues                            (7)                     (7)                        (7)                      (7)

Asset Management Fees (3)                      (7)                     (7)                        (7)                      (7)
Mortgage Management Fee (4)                    -                       -                          -                        -
General and Administrative
  Expenses (5)                                 (7)                     (7)                        (7)                      (7)
    Total Operating Expenses                   (7)                     (7)                        (7)                      (7)

Estimated Cash Available from
  Operations                                   (7)                     (7)                        (7)                      (7)

Depreciation and Amortization
  Expense (6)                                  (7)                     (7)                        (7)                      (7)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                               (7)                     (7)                        (7)                      (7)




                                  See Footnotes



                                             Boston Market       Boston Market   Boston Market       Boston Market
                                          Gambrills, MD (17)    Jessup, MD (17)   Lansing, MI     Riverdale, MD (17)
                                          ------------------    ---------------  --------------   ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                  (7)                 (7)              (7)                  (7)
Interest Income (2)                             -                   -                -                    -
    Total Revenues                             (7)                 (7)              (7)                  (7)

Asset Management Fees (3)                      (7)                 (7)              (7)                  (7)
Mortgage Management Fee (4)                     -                   -                -                    -
General and Administrative
  Expenses (5)                                 (7)                 (7)              (7)                  (7)
    Total Operating Expenses                   (7)                 (7)              (7)                  (7)

Estimated Cash Available from
  Operations                                   (7)                 (7)               (7)                 (7)

Depreciation and Amortization
  Expense (6)                                  (7)                 (7)              (7)                  (7)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                               (7)                 (7)              (7)                  (7)






                                  See Footnotes






                                       Boston Market       Boston Market      Einstein Bros. Bagels        Golden Corral
                                       Vacaville, CA      Waldorf, MD (17)    Springfield, VA (17)    Jacksonville #1. FL (9)
                                       -------------      ----------------    ---------------------   -----------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                               (7)                 (7)                (7)                      (7)
Interest Income (2)                          -                   -                  -                        -
   Total Revenues                           (7)                 (7)                (7)                      (7)

Asset Management Fees (3)                   (7)                 (7)                (7)                      (7)
Mortgage Management Fee (4)                  -                   -                  -                        -
General and Administrative
  Expenses (5)                              (7)                 (7)                (7)                      (7)
    Total Operating Expenses                (7)                 (7)                (7)                      (7)

Estimated Cash Available from
  Operations                                (7)                 (7)                (7)                      (7)

Depreciation and Amortization
  Expense (6)                               (7)                 (7)                (7)
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                            (7)                 (7)                (7)                      (7)




                                  See Footnotes





                                         Golden Corral                   IHOP                  Popeyes      Jack in the Box
                                      Corpus Christi, TX (9)       Leesburg, VA (19)          Starke, FL      Fresno, CA (8)
                                      ----------------------       -----------------          ----------     ---------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                 (7)                      $119,659                  (7)               (7)
Interest Income (2)                            -                              -                   -                 -
                                                                       --------
   Total Revenues                             (7)                       119,659                  (7)               (7)
                                                                       --------

Asset Management Fees (3)                     (7)                        (7,068)                 (7)               (7)
Mortgage Management Fee (4)                    -                        -                         -                 -
General and Administrative
  Expenses (5)                                (7)                        (7,419)                 (7)               (7)
                                                                       --------
    Total Operating Expenses                  (7)                       (14,487)                 (7)               (7)
                                                                       --------

Estimated Cash Available from
  Operations                                  (7)                        105,172
Depreciation and Amortization
  Expense (6)                                 (7)                        (14,835)                (7)               (7)
                                                                         --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                              (7)                       $ 90,337                 (7)               (7)
                                                                        ========





                                  See Footnotes



                                     Jack in the Box   Ruth's Chris Steak House                Golden Corral
                                     Corinth, TX (8)         Tampa #3, FL                  Jacksonville #2, FL (9)
                                     ---------------   ------------------------            -----------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                             (7)                  $175,000                           (7)
Interest Income (2)                        -                       -                               -
                                                               --------
    Total Revenues                        (7)                   175,000                           (7)
                                                               --------

Asset Management Fees (3)                 (7)                   (12,127)                          (7)
Mortgage Management Fee (4)                -                       -                               -
General and Administrative Expenses (5)   (7)                   (10,850)                          (7)
                                                               --------
Total Operating Expenses                  (7)                   (22,977)                          (7)
                                                               --------

Estimated Cash Available from
  Operations                              (7)                   152,023                           (7)

Depreciation and Amortization
  Expense (6)                             (7)                   (27,123)                          (7)
                                                               --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                          (7)                  $124,900                           (7)
                                                               ========





                                  See Footnotes



                                               Charley's Place             Charley's Place          Darryl's           Darryl's
                                          King of Prussia, PA (20)         McLean, VA (20)    Evansville, IN (20)  Hampton, VA (20)
                                          ------------------------         ---------------    -------------------  ----------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                    $150,766                     $162,731           $153,159             $126,356
Interest Income (2)                                   -                             -                  -                    -
                                                --------                       --------           --------             -------
    Total Revenues                               150,766                       162,731            153,159              126,356
                                                --------                       --------           --------             --------

Asset Management Fees (3)                         (8,593)                       (9,269)            (8,724)              (7,198)
Mortgage Management Fee (4)                           -                             -                  -                    -
General and Administrative
  Expenses (5)                                    (9,347)                      (10,089)            (9,496)              (7,834)
                                                --------                       --------           --------             --------
    Total Operating Expenses                     (17,940)                      (19,358)           (18,220)             (15,032)
                                                --------                       --------           --------             --------

Estimated Cash Available from
  Operations                                     132,826                       143,373            134,939              111,324

Depreciation and Amortization
  Expense (6)                                    (14,036)                      (17,608)            24,887)             (13,745)
                                                 --------                      --------           --------             --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                                 $118,790                      $125,765           $110,052             $ 97,579
                                                 ========                      ========           ========             ========








                                  See Footnotes

                                         Darryl's                  Darryl's                Darryl's              Darryl's
                                    Huntsville, AL (20)     Knoxville #2, TN (20)    Louisville, KY (20)  Mobile #1, AL (20)
                                    -------------------     ---------------------    -------------------  ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                         $143,586                   $129,324                $155,552              $149,809
Interest Income (2)                         -                         -                        -                  -
                                      --------                  --------                 --------               -------
    Total Revenues                     143,586                   129,324                  155,552               149,809
                                      --------                  --------                 --------              --------

Asset Management Fees (3)               (8,179)                   (7,367)                  (8,865)               (8,534)
Mortgage Management Fee (4)                  -                         -                        -                 -
General and Administrative
  Expenses (5)                          (8,902)                   (8,018)                  (9,644)                (9,288)
                                      --------                  --------                 --------               --------
    Total Operating Expenses           (17,081)                  (15,385)                 (18,509)               (17,822)
                                      --------                  --------                  --------               --------

Estimated Cash Available from
  Operations                           126,505                   113,939                  137,043                131,987

Depreciation and Amortization
  Expense (6)                          (16,960)                  (18,112)               (23,376)                 (25,774)
                                      --------                  --------                 --------                --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                      $109,545                  $ 95,827                $113,667                 $106,213
                                      ========                  ========                 ========                ========




                                  See Footnotes


                                      Darryl's                Darryl's             Darryl's           Darryl's
                                 Montgomery, AL (20)   Nashville #1, TN (20)   Orlando, FL (20)  Pensacola, FL (20)
                                 -------------------   ---------------------   ----------------  ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                        $129,228                $124,442             $224,952            $111,040
Interest Income (2)                        -                       -                    -                   -
                                     --------                --------             --------            --------
    Total Revenues                    129,228                 124,442              224,952             111,040
                                     --------                --------             --------            --------

Asset Management Fees (3)              (7,368)                 (7,089)            (12,813)            (6,326)
Mortgage Management Fee (4)                -                       -                    -                   -
General and Administrative
  Expenses (5)                         (8,012)                 (7,715)             (13,947)             (6,884)
                                     --------                --------             --------            --------
    Total Operating Expenses          (15,380)                (14,804)             (26,760)            (13,210)
                                     --------                --------             --------            --------

Estimated Cash Available from
  Operations                          113,848                 109,638              198,192              97,830

Depreciation and Amortization
  Expense (6)                         (24,326)                (18,809)             (19,739)            (18,536)
                                      --------               ---------             --------           --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                     $ 89,522                $ 90,829             $178,453            $ 79,294
                                      ========                ========             ========            ========




                                  See Footnotes


                                           Darryl's              Darryl's                 Darryl's               Darryl's
                                       Raleigh #1, NC (20)   Raleigh #2, NC (20)     Richmond #1, VA (20)   Richmond #2, VA (20)
                                       -------------------   -------------------     --------------------   --------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                            $134,014                 $184,269                $138,800              $ 95,724
Interest Income (2)                            -                        -                       -                   -
                                         --------                 --------                --------               --------
    Total Revenues                        134,014                  184,269                 138,800                95,724
                                         --------                 --------                --------               --------

Asset Management Fees (3)                  (7,634)                 (10,496)                 (7,907)               (5,454)
Mortgage Management Fee (4)                    -                        -                       -                   -
General and Administrative
  Expenses (5)                             (8,309)                 (11,425)                 (8,606)               (5,935)
                                         --------                 --------                --------               --------
    Total Operating Expenses              (15,943)                 (21,921)                (16,513)              (11,389)
                                         --------                 --------                --------               --------

Estimated Cash Available from
  Operations                              118,071                  162,348                 122,287                84,335

Depreciation and Amortization
  Expense (6)                             (12,905)                 (18,379)                 (19,813)            (16,607)
                                          --------                 --------                --------              --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                          $105,166                 $143,969                $102,474            $ 67,728
                                          ========                 ========                ========            ========


                                  See Footnotes


                                      Darryl's                Houlihan's              Houlihan's              Houlihan's
                                Winston-Salem, NC (20)    Bethel Park, PA (20)     Langhorne, PA (20)    Plymouth Meeting, PA (20)
                                ----------------------    --------------------     ------------------    -------------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                         $124,442                  $143,586                $145,980               $208,200
Interest Income (2)                          -                        -                       -                       -
                                      --------                 --------                --------                -------
    Total Revenues                     124,442                  143,586                 145,980                 208,200
                                      --------                 --------                --------                --------

Asset Management Fees (3)               (7,089)                  (8,179)                 (8,316)                (11,859)
Mortgage Management Fee (4)                  -                        -                       -                       -
General and Administrative
  Expenses (5)                          (7,715)                  (8,902)                 (9,051)                (12,908)
                                       --------                 --------                --------                --------
    Total Operating Expenses           (14,804)                 (17,081)                (17,367)                (24,767)
                                       --------                 --------                --------                --------

Estimated Cash Available from
  Operations                           109,638                  126,505                 128,613                 183,433

Depreciation and Amortization
  Expense (6)                          (20,758)                 (15,213)               (16,572)                 (23,213)
                                       --------                 --------               --------                 -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                      $ 88,880                 $111,292                $112,041                $160,220
                                       ========                ========                ========                ========




                                  See Footnotes


                                    Golden Corral            IHOP          Golden Corral       Boston Market
                                     Enid, OK (9)      Fairfax, VA (19)  Liberty #2, MO (9)   Stafford, TX (17)
                                    --------------     ----------------  ------------------   -----------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                          (7)                $173,045             (7)              $111,894
Interest Income (2)                    -                        -              -                      -
                                                          --------                              -------
    Total Revenues                     (7)                 173,045             (7)               111,894
                                                          --------                              --------

Asset Management Fees (3)              (7)                 (10,223)            (7)                (6,409)
Mortgage Management Fee (4)            -                        -              -                      -
General and Administrative
  Expenses (5)                         (7)                 (10,729)            (7)                (6,937)
                                                          --------                              --------
    Total Operating Expenses           (7)                 (20,952)            (7)               (13,346)
                                                          --------                              --------

Estimated Cash Available from
  Operations                           (7)                 152,093             (7)                98,548

Depreciation and Amortization
  Expense (6)                          (7)                 (18,015)            (7)               (17,411)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                       (7)                $134,078             (7)              $ 81,137
                                                          ========                              ========


                                  See Footnotes



                                        Jack in the Box      Jack in the Box         KFC             Arby's
                                      Channelview, TX (8)    Garland, TX (8)     Putnam, CT    Lexington, NC (21)
                                      -------------------    ---------------     ----------    ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                              (7)                  (7)              $ 89,960          $ 74,254
Interest Income (2)                         -                    -                      -                -
                                                                                  --------         -------
    Total Revenues                         (7)                  (7)                89,960           74,254
                                                                                  --------         --------

Asset Management Fees (3)                  (7)                  (7)                (4,768)          (4,449)
Mortgage Management Fee (4)                 -                    -                      -                -
General and Administrative
  Expenses (5)                             (7)                  (7)                (5,578)          (4,604)
                                                                                   -------         --------
    Total Operating Expenses               (7)                  (7)               (10,346)          (9,053)
                                                                                   -------         --------

Estimated Cash Available from
  Operations                               (7)                  (7)                79,614           65,201

Depreciation and Amortization
  Expense (6)                              (7)                  (7)               (13,688)         (11,835)
                                                                                   -------         --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                           (7)                  (7)               $ 65,926         $ 53,366
                                                                                  ========         ========







                                  See Footnotes


                                       Boston Market                IHOP                   IHOP                  Jack in the Box
                                  Newport News, VA (17)     Houston #6, TX (19)    Stockbridge, GA (19)          Woodland, CA (8)
                                  ---------------------     -------------------    --------------------          ----------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                          $104,993                 $144,209               $141,451                       (7)
Interest Income (2)                          -                        -                     -                         -
                                       --------                 --------              --------
    Total Revenues                      104,993                  144,209               141,451                        (7)
                                       --------                 --------              --------

Asset Management Fees (3)                 (6,013)                 (8,519)              (8,356)                        (7)
Mortgage Management Fee (4)                  -                        -                     -                         -
General and Administrative
  Expenses (5)                            (6,510)                 (8,941)              (8,770)                        (7)
                                        --------                --------              --------
    Total Operating Expenses             (12,523)                (17,460)             (17,126)                        (7)
                                        --------                --------              --------

Estimated Cash Available from
  Operations                             92,470                  126,749               124,325                        (7)

Depreciation and Amortization
  Expense (6)                           (14,977)                 (22,764)              (18,066)                             (7)
                                       --------                  --------              --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                       $ 77,493                 $103,985              $106,259                        (7)
                                       ========                 ========               ========






                                  See Footnotes


                                                          Tumbleweed Southwest    Tumbleweed Southwest       Tumbleweed Southwest
                                      Jack in the Box     Mesquite Grill & Bar    Mesquite Grill & Bar      Mesquite Grill & Bar
                                 West Sacramento, CA (8)   Cookeville, TN (22)   Hendersonville, TN (22)      Lawrence, KS (22)
                                 -----------------------  --------------------   -----------------------    --------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                             (7)                     (7)                     (7)                      (7)
Interest Income (2)                       -                       -                       -                        -
    Total Revenues                        (7)                     (7)                     (7)                      (7)

Asset Management Fees (3)                 (7)                     (7)                     (7)                      (7)
Mortgage Management Fee (4)               -                       -                       -                        -
General and Administrative
  Expenses (5)                            (7)                     (7)                     (7)                      (7)
    Total Operating Expenses              (7)                     (7)                     (7)                      (7)

Estimated Cash Available from
  Operations                              (7)                     (7)                     (7)                      (7)

Depreciation and Amortization
  Expense (6)                             (7)                     (7)                     (7)                      (7)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                          (7)                     (7)                     (7)                      (7)






                                  See Footnotes



                                   Tumbleweed Southwest
                                   Mesquite Grill & Bar           Arby's                 Arby's                  Arby's
                                   Nashville #2, TN (22)   Greensboro, NC (21)    Greenville, NC (21)     Jonesville, NC (21)
                                   ---------------------   -------------------    -------------------     -------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                             (7)                 $ 72,727                 $ 72,727              $ 72,727
Interest Income (2)                       -                         -                        -                     -
                                                              --------                 --------              -------
    Total Revenues                        (7)                   72,727                   72,727                72,727
                                                              --------                 --------              --------

Asset Management Fees (3)                 (7)                   (4,358)                  (4,358)               (4,358)
Mortgage Management Fee (4)               -                         -                        -                     -
General and Administrative
  Expenses (5)                            (7)                   (4,509)                  (4,509)               (4,509)
                                                              --------                 --------              --------
    Total Operating Expenses              (7)                   (8,867)                  (8,867)               (8,867)
                                                              --------                 --------              --------

Estimated Cash Available from
  Operations                              (7)                   63,860                   63,860                63,860

Depreciation and Amortization
  Expense (6)                             (7)                  (10,335)                 (12,519)              (13,786)
                                                               --------                 --------              --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                          (7)                  $ 53,525                 $ 51,341              $ 50,074
                                                               ========                 ========              ========





                                  See Footnotes


                                                                                                         Tumbleweed Southwest
                                          Arby's                Arby's           Mesquite Grill & Bar       Boston Market
                                  Kernersville, NC (21)    Kinston, NC (21)      Murfreesboro, TN (22)   Edgewater, CO (17)
                                  ---------------------    ----------------      ---------------------   ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                        $ 65,000                $ 71,364                   (7)                $ 93,907
Interest Income (2)                        -                       -                     -                       -
                                     --------                --------                                       -------
    Total Revenues                     65,000                  71,364                   (7)                  93,907
                                     --------                --------                                       --------

Asset Management Fees (3)              (3,894)                 (4,276)                  (7)                  (5,377)
Mortgage Management Fee (4)                -                       -                     -                       -
General and Administrative
  Expenses (5)                         (4,030)                 (4,425)                  (7)                  (5,822)
                                      --------                --------                                       --------
    Total Operating Expenses           (7,924)                 (8,701)                  (7)                 (11,199)
                                      --------                --------                                       --------

Estimated Cash Available from
  Operations                           57,076                   62,663                  (7)                  82,708

Depreciation and Amortization
  Expense (6)                         (10,550)                 (12,393)                  (7)                 (16,024)
                                      --------                --------                                      --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                     $ 46,526                $ 50,270                    (7)                $ 66,684
                                     ========                ========                                       ========








                                  See Footnotes




                                    Golden Corral              Golden Corral         Ruby Tuesday's                  IHOP
                                    Duncan, OK (9)      Fort Walton Beach, FL (9)     London, KY            Elk Grove, CA (19)
                                    --------------      -------------------------    --------------         ------------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                (7)                      (7)                 (7)                $155,961
Interest Income (2)                           -                        -                  -                        -
                                                                                                             -------
    Total Revenues                           (7)                      (7)                 (7)                 155,961
                                                                                                             --------

Asset Management Fees (3)                    (7)                      (7)                 (7)                  (9,215)
Mortgage Management Fee (4)                   -                        -                  -                        -
General and Administrative
  Expenses (5)                               (7)                      (7)                 (7)                  (9,670)
                                                                                                              --------
    Total Operating Expenses                 (7)                      (7)                 (7)                 (18,885)
                                                                                                              --------

Estimated Cash Available from
  Operations                                 (7)                      (7)                 (7)                 137,076

Depreciation and Amortization
  Expense (6)                                (7)                      (7)                 (7)                 (26,552)
                                                                                                              --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                             (7)                      (7)                 (7)                $110,524
                                                                                                             ========





                                  See Footnotes


                                            IHOP                 IHOP                  IHOP                    Shoney's
                                   Lake Jackson, TX (19)   Loveland, CO (19)     Victoria, TX (19)        Las Vegas #2, NV (18)
                                   ---------------------   -----------------     -----------------        ---------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                           $121,101                $139,398             $108,668                    (7)
Interest Income (2)                           -                       -                    -                      -
                                        --------                --------              --------
    Total Revenues                       121,101                 139,398              108,668                    (7)
                                        --------                --------             -------

Asset Management Fees (3)                (7,155)                  (8,236)              (6,420)                   (7)
Mortgage Management Fee (4)                   -                       -                    -                      -
General and Administrative
  Expenses (5)                           (7,508)                  (8,643)              (6,737)                   (7)
                                         --------               --------              --------
    Total Operating Expenses            (14,663)                 (16,879)             (13,157)                   (7)
                                         --------               --------              --------

Estimated Cash Available from
  Operations                             106,438                 122,519               95,511                    (7)

Depreciation and Amortization
  Expense (6)                            (20,476)                (24,613)             (20,763)                   (7)
                                          -------               --------              --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                        $ 85,962                $ 97,906              $74,748                    (7)
                                        ========                ========              =======





                                  See Footnotes




                                       Boston Market              T.G.I. Friday's            Golden Corral       Golden Corral
                                      Hoover, AL (17)         Superstition Springs, AZ     Mobile #2, AL (9)    Palatka, FL (9)
                                      ---------------         ------------------------     -----------------    ---------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                            $110,270                    (7)                          (7)                 (7)
Interest Income (2)                            -                     -                            -                   -
                                         --------
    Total Revenues                        110,270                    (7)                          (7)                 (7)
                                         --------

Asset Management Fees (3)                  (6,316)                   (7)                          (7)                 (7)
Mortgage Management Fee (4)                    -                     -                            -                   -
General and Administrative
  Expenses (5)                             (6,837)                   (7)                          (7)                 (7)
                                          --------
    Total Operating Expenses              (13,153)                   (7)                          (7)                 (7)
                                          --------

Estimated Cash Available from
  Operations                               97,117                    (7)                          (7)                 (7)

Depreciation and Amortization
  Expense (6)                             (15,840)                   (7)                          (7)                 (7)
                                          --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                         $ 81,277                    (7)                          (7)                 (7)
                                         ========






                                  See Footnotes




                                   Black-eyed Pea        Black-eyed Pea         Black-eyed Pea                Black-eyed Pea
                                    Mesa, AZ (13)     Phoenix #1, AZ (13)    Phoenix #2, AZ (13)           Phoenix #3, AZ (13)
                                  ---------------     -------------------   --------------------           -------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                         $168,000               $109,225              $100,195                  $ 95,149
Interest Income (2)                         -                      -                     -                         -
                                      --------               --------              --------                  -------
    Total Revenues                     168,000                109,225               100,195                    95,149
                                      --------               --------              --------                  --------

Asset Management Fees (3)               (9,597)                (3,845)               (3,845)                   (3,870)
Mortgage Management Fee (4)                 -                      -                     -                          -
General and Administrative
  Expenses (5)                         (10,416)                (6,772)               (6,212)                   (5,899)
                                      ---------              --------               --------                  --------
    Total Operating Expenses           (20,013)               (10,617)              (10,057)                   (9,769)
                                      ---------              --------               --------                  --------

Estimated Cash Available from
  Operations                           147,987                 98,608                90,138                    85,380

Depreciation and Amortization
  Expense (6)                          (23,333)               (17,310)              (17,313)                  (17,424)
                                       -------               --------               --------                  --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                      $124,654               $ 81,298               $72,825                  $ 67,956
                                      ========               ========               =======                   ========




                                  See Footnotes





                                     Black-eyed Pea          Black-eyed Pea            Black-eyed Pea             Black-eyed Pea
                                     Tucson, AZ (13)    Albuquerque #1, NM (11)   Albuquerque #2, NM (11)       Dallas #3, TX (11)
                                  ---------------     -------------------   --------------------           -------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                          $ 91,248               $ 86,087                $ 91,517                       $ 90,265
Interest Income (2)                          -                      -                     -                            -
                                       --------               --------                --------                        -------
    Total Revenues                       91,248                 86,087                  91,517                         90,265
                                       --------               --------                --------                        --------
Asset Management Fees (3)                (3,848)                (4,004)                 (3,998)                        (3,964)
Mortgage Management Fee (4)                  -                      -                       -                            -
General and Administrative
  Expenses (5)                           (5,657)                (5,337)                 (5,674)                        (5,596)
                                        --------              --------                --------                       --------
    Total Operating Expenses             (9,505)                (9,341)                 (9,672)                        (9,560)
                                        --------              --------                --------                       --------

Estimated Cash Available from
  Operations                             81,743                 76,746                  81,845                         80,705

Depreciation and Amortization
  Expense (6)                           (17,326)               (18,027)                (18,001)                       (17,850)
                                        -------                --------               --------                       --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                       $ 64,417               $ 58,719                 $63,844                       $ 62,855
                                        ========               ========                =======                       ========



                                  See Footnotes




                                        Black-eyed Pea          Black-eyed Pea          Black-eyed Pea       Black-eyed Pea
                                    Forestville, MD (11)      Houston #7, TX (11)        Waco, TX (11)      Wichita, KS (11)
                                    --------------------      -------------------       ---------------     ----------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                           $133,563                    $ 99,657               $ 89,029            $ 89,571
Interest Income (2)                           -                          -                       -                   -
                                        --------                    --------                --------            -------
    Total Revenues                       133,563                      99,657                 89,029              89,571
                                        --------                    --------                --------            --------

Asset Management Fees (3)                 (3,864)                     (3,892)                (3,970)             (3,964)
Mortgage Management Fee (4)                   -                          -                       -                   -
General and Administrative
  Expenses (5)                            (8,281)                     (6,179)                (5,520)             (5,553)
                                         --------                   --------                 --------            --------
    Total Operating Expenses             (12,145)                    (10,071)                (9,490)             (9,517)
                                         --------                   --------                 --------            --------

Estimated Cash Available from
  Operations                             121,418                      89,586                  79,539              80,054

Depreciation and Amortization
  Expense (6)                           (17,395)                     (17,522)                (17,875)            (17,850)
                                        --------                     --------                 --------          --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                       $104,023                     $ 72,064                 $ 61,664           $ 62,204
                                       ========                     ========                 ========           ========





                                  See Footnotes




                                       Golden Corral      Jack in the Box         Jack in the Box           On The Border
                                       Olathe, KS (9)    Florissant, MO (8)      Folsom, CA (8)        San Antonio #2, TX
                                       -------------     ------------------      ---------------      ---------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                               (7)                (7)                      (7)                     (7)
Interest Income (2)                         -                   -                       -                       -
    Total Revenues                          (7)                (7)                      (7)                     (7)

Asset Management Fees (3)                   (7)                (7)                      (7)                     (7)
Mortgage Management Fee (4)                 -                   -                       -                       -
General and Administrative
  Expenses (5)                              (7)                (7)                      (7)                     (7)
    Total Operating Expenses                (7)                (7)                      (7)                     (7)

Estimated Cash Available from
  Operations                                (7)                (7)                      (7)                     (7)

Depreciation and Amortization
  Expense (6)                               (7)                (7)                      (7)                     (7)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                            (7)                (7)                      (7)                     (7)






                                  See Footnotes




                                       Ground Round         Ground Round         Ground Round                  Ground Round
                                   Allentown, PA (23)     Colerain, OH (23)    Crystal, MN (23)            Dubuque, IA (23)
                                   ------------------     -----------------    ----------------            -----------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                        $125,128                $ 79,205                $ 77,807                 $145,830
Interest Income (2)                        -                       -                      -                      -
                                     --------                --------               --------                  -------
    Total Revenues                    125,128                  79,205                 77,807                   145,830
                                     --------                --------               --------                  --------

Asset Management Fees (3)             (7,322)                  (4,633)                (4,552)                   (8,533)
Mortgage Management Fee (4)                -                       -                      -                         -
General and Administrative
  Expenses (5)                        (7,758)                  (4,911)                (4,824)                   (9,041)
                                     --------                --------                --------                  --------
    Total Operating Expenses         (15,080)                  (9,544)                (9,376)                  (17,574)
                                     --------                --------                --------                  --------

Estimated Cash Available from
  Operations                         110,048                   69,661                 68,431                   128,256

Depreciation and Amortization
  Expense (6)                        (22,607)                 (13,658)                (4,824)                  (20,701)
                                     --------                 --------               --------                  --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                    $ 87,441                 $ 56,003               $ 63,607                  $107,555
                                     ========                ========               ========                  ========



                                  See Footnotes


                                      Ground Round             Ground Round            Ground Round             Ground Round
                                     Gloucester, NJ (23)      Janesville, WI (23)      Kalamazoo, MI (23)       Parma, OH (23)
                                     -------------------      -------------------      ------------------      ---------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                            $ 92,250                 $ 96,909                  $ 96,909           $114,614
Interest Income (2)                           -                        -                          -                  -
                                         --------                 --------                   --------           -------
    Total Revenues                         92,250                   96,909                    96,909            114,614
                                         --------                 --------                   --------           --------

Asset Management Fees (3)                  (5,397)                 (5,670)                    (5,670)            (6,706)
Mortgage Management Fee (4)                   -                        -                          -                  -
General and Administrative
  Expenses (5)                             (5,720)                 (6,008)                    (6,008)            (7,106)
                                          --------                --------                    --------          --------
    Total Operating Expenses              (11,117)                (11,678)                   (11,678)           (13,812)
                                          --------                --------                    --------          --------

Estimated Cash Available from
  Operations                               81,133                   85,231                    85,231            100,802

Depreciation and Amortization
  Expense (6)                             (13,511)                 (14,015)                  (18,201)           (20,290)
                                          --------                 --------                   --------          --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                         $ 67,622                 $ 71,216                  $ 67,030           $ 80,512
                                         ========                  ========                  ========           ========





                                  See Footnotes




                                    Ground Round          Ground Round             Ground Round           Ground Round
                                  Reading, PA (23)      Waterloo, IA (23)       Wauwatosa, WI (23)       Ewing, NJ (23)
                                  ----------------      -----------------       ------------------       --------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                         $147,554                $106,227                $138,841          $ 102,500
Interest Income (2)                         -                        -                       -                  -
                                      --------                --------                --------           -------
    Total Revenues                     147,554                 106,227                 138,841            102,500
                                      --------                --------                --------           --------

Asset Management Fees (3)              (8,634)                  (6,215)                 (8,124)            (5,997)
Mortgage Management Fee (4)                -                        -                       -                  -
General and Administrative
  Expenses (5)                         (9,148)                  (6,586)                 (8,608)            (6,355)
                                       --------               --------                --------           --------
    Total Operating Expenses          (17,782)                 (12,801)                (16,732)           (12,352)
                                       --------               --------                --------           --------

Estimated Cash Available from
  Operations                          129,772                   93,426                 122,109             90,148

Depreciation and Amortization
  Expense (6)                         (20,254)                 (16,846)                (20,557)           (17,518)
                                      --------                 --------               --------           --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                     $109,518                 $ 76,580                $101,552           $ 72,630
                                     ========                 ========                ========           ========




                                  See Footnotes





                                       Wendy's            Ground Round          Golden Corral                Golden Corral
                                Westlake Village, CA     Nanuet, NY (23)       Muskogee, OK (9)         Council Bluffs, IA (9)
                                --------------------     ---------------       ----------------         ----------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                              (7)               $ 95,045                (7)                            (7)
Interest Income (2)                        -                       -                  -                               -
                                                             --------
    Total Revenues                         (7)                 95,045                 (7)                           (7)
                                                             --------

Asset Management Fees (3)                  (7)                 (5,561)                (7)                           (7)
Mortgage Management Fee (4)                -                       -                  -                              -
General and Administrative
  Expenses (5)                             (7)                 (5,893)                (7)                           (7)
                                                             --------
    Total Operating Expenses               (7)                (11,454)                (7)                           (7)
                                                             --------

Estimated Cash Available from
  Operations                               (7)                 83,591                 (7)                           (7)

Depreciation and Amortization
  Expense (6)                              (7)                (15,455)                (7)                           (7)
                                                             --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                           (7)               $ 68,136                 (7)                           (7)
                                                             ========






                                  See Footnotes




                                          Jack in the Box       Chevy's Fresh Mex       Chevy's Fresh Mex     Chevy's Fresh Mex
                                     Los Angeles #3, CA (8)     Arapahoe, CO (24)      Beaverton, OR (24)    Greenbelt, MD (24)
                                     ----------------------     -----------------      -------------------   ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                     (7)              $248,075                   $243,712           $ 225,176
Interest Income (2)                               -                      -                          -                   -
                                                                   --------                   --------            -------
    Total Revenues                                (7)               248,075                    243,712             225,176
                                                                   --------                   --------            --------

Asset Management Fees (3)                         (7)               (15,129)                   (14,862)           (13,732)
Mortgage Management Fee (4)                       -                      -                          -                   -
General and Administrative
  Expenses (5)                                    (7)               (15,381)                   (15,110)           (13,961)
                                                                   --------                   --------            --------
    Total Operating Expenses                      (7)               (30,510)                   (29,972)           (27,693)
                                                                   --------                   --------            --------

Estimated Cash Available from
  Operations                                      (7)               217,565                    213,740            197,483

Depreciation and Amortization
  Expense (6)                                     (7)               (42,922)                   (42,955)           (37,682)
                                                                    --------                   --------           --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                                  (7)              $174,643                    $170,785           $159,801
                                                                   ========                    ========           ========




                                  See Footnotes

                                 Chevy's Fresh Mex
                               Lake Oswego, OR (24)        Total
                               --------------------        -----

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                       $229,654                $ 9,802,661
Interest Income (2)                      -                      437,918
                                    --------                -----------
    Total Revenues                  229,654                  10,240,579
                                   --------                 -----------

Asset Management Fees (3)           (14,005)                   (548,001)
Mortgage Management Fee (4)               -                     (25,200)
General and Administrative
  Expenses (5)                      (14,239)                   (634,915)
                                    --------                  ----------
    Total Operating Expenses        (28,244)                 (1,208,116)
                                    --------                  ----------

Estimated Cash Available from
  Operations                        201,410                   9,032,463

Depreciation and Amortization
  Expense (6)                       (38,458)                 (1,486,884)
                                    --------                 ----------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                   $162,952                  $7,545,,579
                                   ========                  ==========




FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Company entered into a Master Mortgage Note agreement for $4,200,000, collateralized by building improvements located on the Eight Pizza Hut Properties and three additional Pizza Hut properties. The Master Mortgage Note bears interest at a rate of 10.50% per annum and principal and interest will be collected in equal monthly installments over 20 years beginning in May 1997. Amount does not include $21,000 of loan commitment fees and $21,000 in loan origination fees collected by the Company at closing from the borrower.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) For managing the Mortgage Loans, the Advisor will be entitled to receive a monthly mortgage management fee of one-twelfth of .60% of the total principal amount of the Mortgage Loans as of the end of the preceding month. See "Management Compensation."

(5) Estimated at 6.2% of gross rental and interest income based on the previous experience of Affiliates of the Advisor with 18 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(6) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 39 years. Acquisition fees allocated to the Master Mortgage Note have been amortized on a straight-line basis over the life of the agreement (20 years).

(7) The Property is either currently under construction or renovation or was under construction or renovation during, or subsequent to, the period presented, and therefore was not operational for the period presented. The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below:



         Property          Estimated Final Completion Date
         --------          -------------------------------
         Los Angeles #2 Property          Opened for business May 5, 1997
         Las Vegas #1 Property            Opened for business April 18, 1997
         Moscow Property                  Opened for business April 10, 1997
         Kent #1 Property                 Opened for business April 14, 1997
         Hollister Property               Opened for business April 8, 1997
         Kingsburg Property               Opened for business April 10, 1997
         Indian Harbour Beach Property    Opened for business March 11, 1997
         Murrieta Property                Opened for business April 13, 1997
         Winchester Property              Opened for business June 5, 1997
         Chattanooga Property             Opened for business May 29, 1997
         Tampa #2 Property                Opened for business August 11, 1997
         Palmdale Property                Opened for business May 19, 1997
         Houston #4 Property              Opened for business May 18, 1997
         Houston #5 Property              Opened for business June 13, 1997
         Oxnard Property                  Opened for business July 3, 1997
         Cedar Park Property              Opened for business July 28, 1997
         Collinsville Property            Opened for business July 13, 1997
         Taylorsville Property            Opened for business June 9, 1997
         Ooltewah Property                Opened for business July 31, 1997
         Arvada #2 Property               Opened for business July 21, 1997
         Liberty #1 Property              Opened for business August 18, 1997
         Dearborn Property                Opened for business July 12, 1997
         Enumclaw Property                Opened for business July 31, 1997
         Guadalupe Property               Opened for business August 27, 1997
         Scottsdale Property              Opened for business September 30, 1997
         Bacliff Property                 Opened for business August 3, 1997
         Indianapolis Property            Opened for business September 2, 1997
         San Antonio #1 Property          Opened for business September 25, 1997
         Baltimore Property               Opened for business August 19, 1997

         Property          Estimated Final Completion Date
         --------          -------------------------------

         Gambrills Property               Opened for business August 26, 1997
         Jessup Property                  Opened for business July 13, 1997
         Lansing Property                 Opened for business October 2, 1997
         Riverdale Property               Opened for business October 7, 1997
         Vacaville Property               Opened for business July 13, 1997
         Waldorf Property                 Opened for business July 13, 1997
         Springfield Property             Opened for business July 7, 1997
         Jacksonville #1 Property         Opened for business September 24, 1997
         Corpus Christi Property          Opened for business September 24, 1997
         Starke Property                  Opened for business August 11, 1997
         Fresno Property                  Opened for business August 31, 1997
         Corinth Property                 Opened for business September 16, 1997
         Jacksonville #2 Property         Opened for business September 3, 1997
         Enid Property                    Opened for business November 24, 1997
         Liberty #2 Property              Opened for business October 23, 1997
         Channelview Property             Opened for business September 21, 1997
         Garland Property                 Opened for business September 27, 1997
         Woodland Property                Opened for business October 9, 1997
         West Sacramento Property         Opened for business September 28, 1997
         Cookeville Property              July 31, 1998
         Hendersonville Property          July 31, 1998
         Lawrence Property                July 31, 1998
         Nashville #2 Property            July 31, 1998
         Murfreesboro Property            August 4, 1998
         Duncan Property                  February 15, 1998
         Fort Walton Beach Property       February 15, 1998
         London Property                  Opened for business November 4, 1997
         Las Vegas #2 Property            February 16, 1998
         Superstition Springs Property    March 4, 1998
         Mobile #2 Property               March 16, 1998
         Palatka Property                 March 16, 1998
         Olathe Property                  March 31, 1998
         Florissant Property              March 16, 1998
         Westlake Village Property        March 18, 1998
         Muskogee Property                June 1, 1998
         Council Bluffs Property          June 28, 1998
         Los Angeles #3 Property          Opened for business September 28, 1997

(8) The lessee of the Los Angeles #2, Las Vegas #1, Moscow, Kent #1, Hollister, Kingsburg, Murrieta, Humble, Palmdale, Houston #4, Houston #5, and Oxnard, Enumclaw, Bacliff, Fresno, Corinth, Channelview, Garland, Woodland, West Sacramento, Florissant, Folsom and Los Angeles #3 Properties is the same unaffiliated lessee.

(9) The lessee of the Winchester, Jacksonville #1, Corpus Christi, Jacksonville #2, Enid, Liberty #2, Duncan, Fort Walton Beach, Mobile #2, Palatka, Olathe, Muskogee and Council Bluffs Properties is the same unaffiliated lessee.

(10) The lessee of the Chattanooga and Ooltewah Properties is the same unaffiliated lessee.

(11) The lessee of the Tampa, Scottsdale, Albuquerque #1, Albuquerque #2, Dallas #3, Forestville, Houston #7, Waco and Wichita Properties is the same unaffiliated lessee.

(12) The lessee of the Bedford, Dallas #2, and Fort Worth Properties is the same unaffiliated lessee.

(13) The lessee of the Oklahoma City, Mesa, Phoenix #1, Phoenix #2, Phoenix #3 and Tucson Properties is the same unaffiliated lessee.

(14) The lessee of the Cedar Park and San Antonio #1 Properties is the same unaffiliated lessee.

(15) The lessee of the Collinsville and Liberty #1 Properties is the same unaffiliated lessee.

(16) The lessee of the Taylorsville and Arvada #2 Properties is the same unaffiliated lessee.

(17) The lessee of the Dearborn, Indianapolis, Baltimore, Gambrills, Jessup, Riverdale, Waldorf, Springfield, Stafford, Newport News, Edgewater and Hoover Properties is the same unaffiliated lessee or group of unaffiliated lessees.

(18) The lessee of the Guadalupe and Las Vegas #2 Properties is the same unaffiliated lessee.

(19) The lessee of the Leesburg, Fairfax, Houston #6, Stockbridge, Elk Grove, Lake Jackson, Loveland and Victoria Properties is the same unaffiliated lessee.

(20) The lessee of the King of Prussia, McLean, Evansville, Hampton, Huntsville, Knoxville #2, Louisville, Mobile #1, Montgomery, Nashville #1, Orlando, Pensacola, Raleigh #1, Raleigh #2, Richmond #1, Richmond #2, Winston-Salem, Bethel Park, Langhorne and Plymouth Meeting Properties is the same unaffiliated lessee.

(21) The lessee of the Lexington, Greensboro, Greenville, Jonesville, Kernersville, and Kinston Properties is the same unaffiliated lessee.

(22) The lessee of the Cookeville, Hendersonville, Lawrence, Nashville #2 and Murfreesboro Properties is the same unaffiliated lessee.

(23) The lessee of the Allentown, Colerain, Crystal, Dubuque, Gloucester, Janesville, Kalamazoo, Parma, Reading, Waterloo, Wauwatosa, Ewing and Nanuet Properties is the same unaffiliated lessee.

(24) The lessee of the Arapahoe, Beaverton, Greenbelt and Lake Oswego Properties is the same unaffiliated lessee.